                                                                    EXHIBIT 10.8

                        50 MINUTEMAN LIMITED PARTNERSHIP
                              200 BRICKSTONC SQUARE
                          ANDOVER, MASSACHUSETTS 01810
                   TELEPHONE (978) 749-3000 FAX (978) 749-3009

                                      June 4, 1998


PICTURETEL CORPORATION
100 Minuteman Road
Andover, Massachusetts 01810

-and-

CABLETRON SYSTEMS, INC.
CABLETRON SYSTEMS SALES & SERVICE, INC.
35 Industrial Way
Rochester, New Hampshire 03867

     Re:   50 MINUTEMAN ROAD, ANDOVER, MASSACHUSETTS
           SUBLEASE (THE "SUBLEASE"), DATED AS OF JUNE 4, 1998, BETWEEN PICTURETEL CORPORATION ("TENANT") AND CABLETRON SYSTEMS SALES & SERVICE, INC. ("SUBTENANT")

Ladies and Gentlemen:

     In this letter agreement, the Amended and Restated Lease, dated June 4, 1998, between 50 Minuteman Limited Partnership ("Landlord") and Tenant, and all existing and future extensions and amendments thereto, are referred to as the "Main Lease." Unless otherwise defined, terms used in this letter agreement have the same meanings as those used in the Main Lease. Pursuant to the Main Lease, Tenant is leasing the Premises (located at 50 Minuteman Road, Andover, Massachusetts) from Landlord. Pursuant to the Sublease, Tenant intends to sublease the entire Premises to Subtenant, and the parties have asked for our consent. Cabletron Systems, Inc. ("Guarantor") is guaranteeing the obligations of Subtenant pursuant to a Continuing Guaranty of Sublease (the "Guaranty").

     Landlord hereby consents to the Sublease, subject to the following terms and conditions:

     1. Notwithstanding anything to the contrary, by consenting to the Sublease Landlord is not: consenting to any modifications of the Main Lease or enlarging any of its obligations or liabilities thereunder; assuming or incurring any duties, obligations or liabilities to Tenant or Subtenant; releasing Tenant (or any other party liable) in any way under the Main Lease or modifying Tenant's obligations or liabilities thereunder; approving any provisions of the Sublease; waiving or electing its rights and remedies under the Main Lease, all of which Landlord reserves; or consenting in advance to any other assignments, subleases or other Transfers, or anything else.

     2. Landlord is not and will not become liable or obligated in any way under or in connection with the Sublease or for any defaults or non-compliance by any party thereunder, and all such claims are hereby waived and released by Tenant, Subtenant and Guarantor. Without limiting the generality of the foregoing, Tenant, Subtenant and Guarantor acknowledge and agree that although Landlord was involved in the preparation of the Sublease, the Guaranty and other related documents (collectively, the "Sublease and Related Documents"), such involvement was only as a matter of convenience for the parties and Landlord shall not be liable or obligated in any way if any of the provisions of the Sublease and Related Documents are mistaken or deficient in any manner (nor shall any involvement of Landlord or its representatives in connection with the Sublease and Related Documents create any privity between Landlord and Subtenant and/or Guarantor), and all associated claims are hereby waived and released by Tenant and Subtenant.

     Landlord and Subtenant have entered into that certain Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement"), dated as of the date hereof, pursuant to which, under certain circumstances, Landlord and Subtenant may enter into a direct lease relationship with one another with respect to the Premises.

     Except as may be specifically set forth in this letter agreement with respect to agreements, waivers, obligations, and liabilities made, undertaken or assumed by Subtenant and/or Guarantor in favor of Landlord, there is no privity of contract between Landlord, on the one hand, and Subtenant and/or Guarantor, on the other hand, other than privity to the extent arising under the Non-Disturbance Agreement. But, the foregoing shall not be deemed in any way to restrict or diminish Landlord's ability to enforce the Main Lease or this letter agreement or any terms of the Sublease and/or the Guaranty to the extent benefiting Landlord,, or any rights and remedies which Landlord may have for any default or violation thereunder.

     3. Tenant, Subtenant and Guarantor agree that Landlord is not responsible for, and they jointly and severally shall indemnify and defend Landlord and its Affiliates and hold them harmless from any and all costs, claims or liabilities (including, without limitation, attorneys fees and costs) arising from or in connection with claims for any brokerage commissions, fees, or other similar consideration arising out of or in connection with the Sublease and Related Documents, or the negotiations thereof or any other arrangements between Tenant and Subtenant and/or Guarantor.

     4. Subtenant and Guarantor agree that (except as may be set forth in the Non- Disturbance Agreement while it is in full force and effect): (a) the termination of the Main Lease shall not constitute a merger of estates, but in any event Landlord reserves the right to terminate any sublease if the Main Lease terminates; and (b) on a termination of the Main Lease and the written election of Landlord, Subtenant shall attorn to Landlord and recognize Landlord as the sublessor under the Sublease (which shall then become a direct lease with Landlord), or at Landlord's election, enter into a new direct lease with Landlord on the same terms as the Sublease, and in any such event the obligations of Sublessee shall continued to be guaranteed in full by Guarantor pursuant to the Guaranty, which will be deemed to have been amended in favor of Landlord, or at Landlord's election Guarantor shall enter into a new Guaranty of Lease in favor Landlord on the same terms as the Guaranty.

     5. Landlord and Tenant shall continue to carry (or cause to be carried) insurance as required under the Main Lease, and, during the term of the Sublease, Subtenant agrees that Tenant, Landlord and its general partners, Landlord's Mortgagees and all property managers will be named as additional insureds on all liability insurance policies that are carried by Subtenant with respect to the Premises, and all casualty insurance policies carried by Subtenant will contain waivers of subrogation in favor of Landlord and Tenant (and Subtenant hereby waives subrogation). Subtenant agrees to provide Landlord and Tenant with insurance certificates as evidence of the foregoing throughout the term of the Sublease. During the Sublease term, Landlord agrees that all applicable insurance policies carried by Landlord under the Main Lease will contain waivers of subrogation in accordance with Section 8.3 of the Main Lease in favor of Tenant and Subtenant. Furthermore, all of the parties hereto agree that the provisions of Section 8.3 of the Main Lease and the waivers thereunder shall apply with respect to all of them (and as to Subtenant, as if it were the Tenant under the Main Lease). Subtenant and Guarantor hereby waive and release Landlord and its Affiliates from all current and future claims of any type in connection with or arising from: the Sublease and Related Documents and any other sublease with Tenant (or any performance or failure to perform thereunder); the Main Lease (or any performance or failure to perform thereunder); or the Premises or the rest of the Project (or the condition, operation or management thereof).

     6. Neither the Sublease nor the Guaranty shall be amended without Landlord's prior written consent (and any amendments without such consent shall be null and void) and Landlord shall concurrently receive a copy of any notices between Tenant, on the one hand, and Subtenant or Guarantor, on the other hand. Landlord acknowledges that pursuant to Section 15 of the Sublease, Sublessee may communicate directly with and send notices to Landlord with respect to Landlord's obligations under the Main Lease. However, Landlord's receipt of communications or notices from or its correspondence or responsive actions to Tenant, Subtenant or Guarantor, or its receipt of rent or other payments from Subtenant or Guarantor, or its acceptance from Subtenant or Guarantor of performance of Tenant's obligations or cure of Tenant's failure to perform under of comply with the Main Lease (which Landlord agrees to accept if such failure to perform or comply is susceptible of being cured by Subtenant or Guarantor and such performance or cure is rendered in accordance with the Main Lease and the applicable notice and cure periods, if any, thereunder), shall not in any way establish privity of contract with Subtenant or Guarantor nor shall it affect the Main Lease or the rights and obligations of the parties thereto. Landlord shall attempt to concurrently deliver to Subtenant copies of any notices of default it delivers to Tenant under the Main Lease, but Landlord shall have no liability nor shall Subtenant or Tenant acquire any rights or be relieved of any obligations if Landlord fails to deliver such notices to Subtenant or fails to deliver them to Subtenant in a timely manner.

     7. Pursuant to the Sublease, Subtenant agrees to pay to Tenant a $1 Million sum described as an "infrastructure payment" and, in years five through ten of the Sublease term, base rent which is $5,060 per month in excess of the monthly base rent now scheduled to be paid by Tenant under the Main Lease. Provided that Tenant does not default under the Main Lease, Landlord waives its rights under
Section 18.5(a) of the Main Lease to share in this $1 Million "infrastructure payment," or in this excess base rent (provided that all other rent is paid to Landlord as and when due), and such amounts shall not be deemed to be part of the base rent or Operating Costs for purposes of calculating the management fees payable under the Main Lease.

     8. All waivers and releases of Subtenant hereunder also are deemed to have been made by Guarantor on its own behalf, and all obligations and liabilities of Subtenant hereunder also are deemed to be guaranteed by Guarantor under the Guaranty in favor of Landlord and Tenant, as applicable, as if set forth specifically in the Guaranty.

     9. Subtenant agrees to use the Premises only for the uses permitted under the Main Lease, and for the demonstration of Subtenant's equipment (and such latter use by Subtenant is hereby approved by Landlord and Tenant during the Sublease term). Unless otherwise agreed by both Landlord and Tenant, Subtenant shall pay rent under the Sublease in accordance with Section 3 of the Sublease (in its present form).

     10. Subject to Landlord's prior written approval as to form and substance, Tenant and Subtenant shall have the right to record a Notice of Sublease satisfying the minimum Massachusetts statutory requirements for such Notices, provided that, prior thereto, Landlord receives a Notice of Termination of Sublease in recordable form and in form and substance satisfactory to Landlord, executed by Tenant and Subtenant, that is sufficient to remove the Notice of Sublease of record. Landlord shall have the right to record such Notice of Termination of Sublease if the Sublease expires or terminates by operation of law or otherwise. In addition, Tenant and Subtenant each hereby appoint Landlord as its attorney-in-fact to execute, acknowledge and deliver on its behalf, either in its name or in Landlord's name, the Notice of Termination of Sublease (if required) and/or any other documents or instruments, and to take any other action necessary, to remove the Notice of Sublease of record if the Sublease expires or terminates. This appointment is irrevocable and is coupled with an interest.

     11. The Sublease and Related Documents and all other subleases are subject and subordinate in all respects to the Main Lease. Each of the parties represents and warrants that it has the valid right and authority to sign this letter agreement and perform the terms hereof, and that this letter agreement is binding on it and its successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be executed in counterparts. Landlord's consent in this letter agreement will be effective only if and when Landlord receives at least two counterparts of this letter agreement executed by Tenant, Subtenant and Guarantor, and is conditioned on Landlord and Tenant promptly receiving copies of the insurance certificates from Subtenant as described above. In any action or proceeding to enforce or interpret this letter agreement, the prevailing party or parties shall be entitled to reasonable attorneys' fees and costs. This letter agreement is governed by the internal laws of Massachusetts and cannot be amended without the written consent of the affected parties. Furthermore, Tenant, Subtenant and Guarantor each represents and warrants, with respect to each of the following documents (if it has executed such document), that such document is binding on it and enforceable against it in accordance with the terms of such document and has been authorized by all necessary corporate action, and that its execution, delivery and performance of such document is not prohibited by nor in conflict with its Articles of Incorporation or Bylaws or any agreements by which it is bound: the Sublease, the Guaranty, the Notice of Sublease, the Notice of Termination of Sublease, this letter agreement, the Non-

Disturbance Agreement, and all related documents and agreements.

     12. Landlord shall request that its current mortgagee execute and deliver such mortgagee's standard form Subordination, Non-Disturbance and Attornment Agreement in favor of Subtenant, but obtaining such an agreement is not a condition to the Sublease and Related Documents, and the rights and obligations of any party to the Sublease and Related Documents, the Main Lease or hereto shall not be affected if for any reason such mortgagee (or Subtenant) refuses to execute or deliver such an agreement.

                                Sincerely,

                                50 MINUTEMAN LIMITED PARTNERSHIP, a
                                Massachusetts limited partnership

                                By: NIUNA-50 MINUTEMAN, INC., general partner

                                By: /s/ Illegible
                                     ----------------------------
                                     Name: Illegible
                                     Title: Vice President
                                     Authorized Signature

AGREED:

PICTURETEL CORPORATION, a Delaware      CABLETRON SYSTEMS SALES & SERVICE,
CORPORATION                             INC.,  a Delaware corporation


By: /s/ Illegible                       By: /s/ David Kirkpatrick
Name:                                   Name: David Kirkpatrick
                                              -----------------
Title: Vice President                   Title: Chief Financial Officer
Authorized Signature                    Authorized Signature

                                CABLETRON SYSTEMS, INC. a Delaware
                                   corporation


                                        By:  /s/ Craig Benson
                                           ------------------------
                                           Name: Craig Benson
                                           Title:President
                                           Authorized Signature

                                50 MINUTEMAN ROAD
                             ANDOVER, MASSACHUSETTS



                                    SUBLEASE



SUBLESSOR:   PICTURETEL CORPORATION, a Delaware Corporation


SUBLESSEE:   CABLETRON SYSTEMS SALES & SERVICE, INC.,  a Delaware corporation


DATE:  June 4, 1998

                                    SUBLEASE

     THIS SUBLEASE, dated and effective as of June 4, 1998, is between PICTURETEL CORPORATION, a Delaware corporation ("Sublessor"), and CABLETRON SYSTEMS SALES & SERVICE, INC., a Delaware corporation ("Sublessee").

                                    RECITALS:

     A. Pursuant to that certain Amended and Restated Lease, dated as of June 4, 1998 (the "Main Lease"), between SO Minuteman Limited Partnership ("Landlord"), as the landlord, and Sublessor, as the tenant, Sublessor is leasing from Landlord the improved real property commonly known as 50 Minuteman Road in Andover, Massachusetts, which is improved with, among other things, a building of approximately 151,800 square feet. This improved real property is described as the "Premises" in the Main Lease. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Main Lease.

     B. Sublessor has agreed to sublease to Sublessee, and Sublessee has agreed to sublease from Sublessor, the entire Premises, for the Sublease Term, on the terms and conditions stated herein.

                                   AGREEMENTS:

     In consideration of the mutual covenants herein contained and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     B. Incorporation of Main Lease. Except to the extent inconsistent with or modified by the terms and conditions of this Sublease, all terms and conditions of the Main Lease are hereby incorporated into this Sublease and shall govern Su6lessee's use and occupancy of the Premises and its rights, obligations and liabilities with respect thereto, in the same manner as if Sublessee were the Tenant and Sublessor were the Landlord under the Main Lease, and the Sublease Term were the term under the Main Lease: provided, however, that Sublessor shall not be obligated to pay for or provide any services to Sublessee or to or for the benefit of the Premises, or to repair or maintain the Premises or to pay for or perform the obligations of Landlord under the :Main Lease, and whenever the obligations of Sublessor to Sublessee hereunder derive from the obligations of Landlord to Sublessor (including, without limitation, any consent or approval of Landlord or the provision of any services by Landlord under the Main Lease), the sole obligation of Sublessor shall be to use reasonably diligent efforts to obtain appropriate action on the part of Landlord (or omission to take action) in accordance with the terms of the Main Lease, but Sublessor shall not be liable to Sublessee if it fails to obtain such consent or approval or if Landlord takes any action or fails to take such appropriate action. However, if Landlord defaults under the Main Lease Sublessee shall have the right to avail itself of the "Right of Self Help" as set forth in Section 14.4 of the Main Lease (except that, in accordance with Section 1(h) hereof, the parenthetical at the end of Section 14.4 of the Main Lease shall be deemed deleted and shall not apply with respect to Sublessee). Subject to the foregoing, Sublessor and Sublessee each shall comply with and perform the terms and provisions of the Main Lease as if they were Landlord and Tenant, respectively, thereunder, to the extent the same are not inconsistent with or modified by the terms and provisions of this Sublease (including, without limitation, obtaining approval or consent from Sublessor hereunder where such approval would be required under the Main Lease, and, in addition, obtaining such approval or consent from Landlord). The following provisions of the Main Lease shall not be incorporated into this Sublease (or shall be incorporated in modified form as set forth below):

     1. Sections 1.1(a) and 1.1(b). The Commencement Date of this Sublease is the date first set forth above, and the Sublease Term begins on the Commencement Date and ends ten (10) Lease Years thereafter, unless terminated earlier per this Sublease or the Main Lease.

     2. Section 1.1(g).

     3. Section 1.1(1).

     4. Section 2.

     5. The first sentence of Section 4(a).

     6. The last three sentences of Section 5(a) starting with the words "Notwithstanding the foregoing, if and for so long as...," and Section 5(b).

     7. Sections 7.1(c) and 7.1(d), and the words "until the end of the ninth Lease Year," in the first and second lines of Section 7.1(b).

     8. Addenda # 2, 3 and 4, and all references to any of them, including, without limitation, all references to Extension Options and Net Proceeds.

     9. Section 9.3.

     10. All of Section 18.4 after the words "other obligations under this Lease," in the fourth line thereof, and all references to a Released Assignor.

     11. Sections 19.4 and 19.5.

     12. Section 22.2(g).

     13. The first sentence of Section 24.9 after the words "agreements or understandings" in the third line thereof.

     14. Section 24.17 and all references to the Letter of Credit and the Letter of Credit Loan.

     15. Exhibits "C", "D", "DD", "L" and "M".

     C. Demise of Premises: Sublease Term. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises on the terms and conditions set forth herein, TO HAVE AND TO HOLD for the Sublease Term as defined in Section 1(a) hereof, except that this Sublease shall terminate when and if the Main Lease terminates. Sublessee has no right to extend the Sublease Term.

     This Sublease is and shall remain subject and subordinate in all respect to the Main Lease and to all extensions, modifications, consolidations and replacements thereof. It is the intention of the parties that Landlord shall retain all of its rights and remedies under the Main Lease and that Sublessee shall cooperate in connection with the exercise thereof and take (or omit to take) all actions as may be required of the Tenant under the Main Lease.

     D.  Rent.
         ----

     1. Subject to Section 3(b) below, all rent payable by Sublessee (including, without limitation, Taxes, Operating Costs and utilities) shall be payable beginning as of the Commencement Date of this Sublease, and the annual base rent payable by Sublessee during the Sublease Term shall be as set forth below and shall be payable in equal monthly installments in advance beginning on the Commencement Date of this Sublease and thereafter on the first day of each month during the Sublease Term, prorated for any portion of a month. Base rent and all other rent payable by Sublessee shall be paid directly to or as directed by Landlord under the Main Lease (except that on request of Landlord or Sublessor, pursuant to Section 5(a) of the Main Lease, base rent shall be payable into the collection account described in said Section 5(a)), and receipt of such payments by Landlord or the collection account (as to base rent only) shall be deemed receipt by Sublessor hereunder, except that if and to the extent that Landlord or the collection account already has received from Sublessee for each month during the fifth through tenth Lease Years base rent of One Hundred Ninety Six Thousand and Seventy Five Dollars ($196,075), and Landlord receives all other rent due for such month, base rent hereunder for each such month in excess of $196,075 (i.e., $5,060) shall be paid directly to or as directed by Sublessor for so long as Sublessor is not in default under the Main Lease. Otherwise, all rent will be payable in accordance with Section 5(a) of the Main Lease.

               Lease Year        Annual Base Rent
               -----------       ----------------

               1-4               $2,352,900

               5-10               2,413,620

     2. Notwithstanding Section 3(a) above, Sublessee's obligation to pay base rent, Taxes and Operating Costs shall be entirely abated until October 1, 19'98.

     E. Default by Sublessee. Notwithstanding anything in the Main Lease to the contrary, for the purposes of determining applicable cure periods hereunder for a default by Sublessee, Sublessee's cure period hereunder shall be two (2) business days less than any such cure period granted to Sublessor as Tenant under the Main Lease. In addition, a valid notice of default from Landlord under the Main Lease that is delivered to Sublessee (whether or not it is addressed to Sublessee) shall be deemed to be a valid notice of default delivered by Sublessor to Sublessee hereunder,

     F. Quiet Enjoyment. Sublessor, with respect to the Sublease Term, covenants and agrees with Sublessee, that upon Sublessee paying the rent and performing the covenants of this Sublease, and subject to the terms and conditions of this Sublease, Sublessee shall peacefully and quietly have, hold and enjoy the Premises and all rights granted to Sublessee in this Sublease throughout the Sublease Term without hindrance or molestation by anyone claiming by or through Sublessor.

     G. Condition of the Premises. By its execution hereto, Sublessee agrees that it accepts the Premises "as is" in all respects. Except as specifically set forth in Section 13 hereof, Sublessor is not making and Sublessee has not relied on any representations or warranties of any type, express or implied, in connection with the condition of the Premises or its fitness for any particular use. Sublessor shall have no obligation or duty to Sublessee regarding the preparation of the Premises for occupancy by Sublessee or the payment of any amounts in connection therewith.

     H. Infrastructure Payment. The Building will be delivered to Sublessee with the existing above-standard finishes, Lucent switch, UPS system, generator and cabling, which shall remain Sublessor's property to the extent that such items are deemed to be "Tenant's Property" under the Main Lease, and Sublessee shall not remove any of the foregoing items at the expiration of the Sublease Term or otherwise. As payment for the use of these above-standard items during the Sublease Term, which were originally paid for by Sublessor, concurrently with its execution of this Sublease Sublessee shall pay to Sublessor the amount of One Million Dollars ($1,000,000) by cashier's check or wire transfer in good U.S. funds, which amount shall be in addition to, and shall not be credited against or reduce, any base rent or other rent payable by Sublessee hereunder. If and to the extent that Sublessee makes additions to these items during the Sublease Term and such additions would be deemed to be "Tenant's Property" under the Main. Lease if made by Tenant thereunder, the additions shall be and remain Sublessee's property and may be removed by Sublessee at the end of the Sublease Term, provided that Sublessee shall repair any damage to these items caused thereby.

     I. Casualty and Condemnation. If the Premises or any part thereof are damaged or destroyed by fire or other casualty or are Condemned, then: if and to the extent that the rent payable by Sublessor as Tenant under the Main Lease is abated as a result thereof, then rent under this Sublease shall be similarly abated to the same extent for the same period. If the Condemnation, damage or destruction is of the type which entitles either Landlord or Tenant to terminate the Main Lease in whole or in part and either such party elects to terminate, then this Sublease shall terminate to the same extent as of the same date. In addition, if the Condemnation, damage or destruction is of the type that would entitle Sublessor to terminate the Main Lease, then Sublessee shall have the right to terminate this Sublease to the same extent, subject to and in accordance with the terms and conditions of Article 17 or Section 16.2 of the Main Lease, as applicable. Sublessee agrees that Sublessor shall not, in any case, have any obligation whatsoever to rebuild or repair the Premises or pay any amounts in connection therewith.

     J. Indemnification and Insurance. Sublessee acknowledges and agrees that:
(a) Sublessee's indemnification and defense obligations hereunder, whether set forth-specifically in this document or by incorporation of the Main Lease, shall also include the obligation to indemnify and defend Landlord and its Affiliates to the same extent; (b) all waivers and releases by Sublessee in this Sublease, whether set forth specifically in this document or by incorporation of the Main Lease or in some other document (including, without limitation, the waiver of subrogation required of Sublessee's insurers under Section 8.3 of the Main Lease), shall apply with respect to Sublessor and Landlord and its Affiliates;
(c) all insurance required to be carried by Sublessee as set forth in Section 8.1 of the Main Lease shall comply with that Section and shall name as additional insureds Sublessor, Landlord and its general partners, Landlord's Mortgagees and any property managers; (d) Sublessor shall not be required to (although it may) carry any of the insurance required to be carried by Landlord under the Main Lease nor does Sublessor make any representations and warranties about the adequacy of any insurance to protect Sublessee's interests; and (e) nothing in this Sublease is intended to, nor shall it, affect any of the rights and obligations of Landlord and Sublessor under the Main Lease.

     K. Signage. Subject to and in accordance with the terms and conditions of the Main Lease, Sublessee shall have the right at its cost to replace Sublessor's signage on and in the Building and to have its name placed on a monument sign outside of the Building.

     L. Action with Respect to Main Lease . Sublessor shall not amend or modify (nor agree to amend or modify) the Main Lease in any way that would maternally increase Sublessee's obligations or materially diminish Sublessee's rights under this Sublease without Sublessee's prior written consent. Sublessee shall not do or permit to be done anything that would increase Sublessor's obligations under the Main Lease nor shall Sublessor or Sublessee do or permit anything to be done that would cause a default under the Main Lease prior to the end of the Sublease Term.

     M. Sublessor's Rights and Remedies. If Sublessee defaults hereunder Sublessor shall have all of the rights and remedies of Landlord under the Main Lease with respect to Sublessee's default, to the extent same are applicable thereto, provided, however, that notwithstanding anything contained in Exhibit "H" to the Main Lease to the contrary, for the purposes of this Sublease, the "Unamortized Costs" as shown in Exhibit "H" shall be reduced, as of any point in time during the term hereof, by the amount of the "Unamortized Costs" as shown in Exhibit "H" which are effective as of the date of the stated expiration date of the Sublease.

     N. Representations and Warranties: (a) Sublessor hereby represents and warrants that: (i) Sublessor is the Tenant under the Main Lease; (ii) the Main Lease is in full force and effect, and attached hereto as Exhibit AA is a true, correct and complete copy of the Main Lease; (iii) Sublessor has not received any notice of default under the. Main Lease from Landlord relating to a default, or alleged default, which, as of the date hereof, remains uncured or has not been waived by Landlord; (iv) Sublessor is not insolvent and is able to pay its debts and other obligations as they come due, has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and no such proceeding has been commenced against Sublessor seeking such relief, and Sublessor has no knowledge that any such proceeding is threatened; (v) the execution and delivery or this Sublease by Sublessor has been authorized by all requisite corporate action; and (vi) to the best of Sublessor's knowledge, Sublessor has not created, released or disposed of any hazardous or toxic substances on, in or under the Premises in amounts that would require remediation under any applicable Laws.

     (b) Sublessee hereby represents and warrants that: Sublessee is not insolvent and is able to pay its debts and other obligations as they come due; Sublessee has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts and no such proceeding has been commenced against Sublessee seeking such relief, and Sublessor has no knowledge that any such proceeding is threatened; and the execution and delivery of this Sublease by Sublessee has been authorized by all requisite corporate action.

     (c) Except as specifically set forth in this Sublease, the parties are not making or relying on any representations or warranties of any kind, express or implied.


     O. No Assignment or Sublease by Sublessee. Notwithstanding anything herein or in the Main Lease to the contrary, Sublessee shall have no right, power or authority to assign its rights under this Sublease or to sublease or sub-sublease the Premises or to otherwise engage in a Transfer (and Sublessor shall have no obligation to consent thereto), except for:

     1. A valid assignment of this Sublease in accordance with the terms of
Section 18 of the Main Lease, as modified by Section 1(j) hereof; or

     2. A valid sub-sublease of a portion of the Premises in accordance with the terms of Section 18 of the Main Lease, as modified by Section 1(j) hereof, provided that at all times Sublessee still continues to sublease and occupy at least fifty percent (50%) of the Building, there shall be no more than one (1) sub-sublease/sub-sublessee, and prior to termination of this Sublease Sublessee shall, at its sole cost, remove any Alterations made in order to demise the Premises for the sub-sublessee, repair all damage and restore the Premises to the condition existing prior to such demising.

     P. Communication with Landlord. So long as Sublessee is not in default hereunder, and subject to all of the terms and conditions of this Sublease, Sublessee shall have the right, without the prior consent of Sublessor, to send notices to and communicate directly with Landlord under the Main Lease with respect to Landlord's obligations under the Main Lease, provided that copies of all such notices given to or received from Landlord by Sublessee (including, without limitation, requests for approvals, consents or waivers) are concurrently delivered to Sublessor, and that such notices or other communications shall not be deemed to modify the Main Lease or this Sublease or a party's rights and obligations thereunder.

     Q. Notices. All notices required or permitted hereunder shall be given and deemed effective in accordance with Section 24.16 of the Main Lease, and the addresses of Sublessor and Sublessee shall be as follows:

     If to Sublessor:    PictureTel Corporation
                         100 Minuteman Road
                          Andover, Massachusetts 01810

     with a copy to:     PictureTel Corporation
                         100 Minuteman Road
                          Andover, Massachusetts 01810
                         Attention:  Vice President, Human Resources

     If to Sublessee:    (for notices other than invoices)
                          -------------------------------
                           c/o Cabletron Systems, Inc.
                         35 Industrial Way
                         Rochester, New Hampshire 03866
                           Attention: Legal Department

                         (for invoices)
                          ------------
                           c/o Cabletron Systems, Inc.
                         PO Box 5010
                         Rochester, New Hampshire 03866

Any of the parties named in this Section may change its address by written notice sent to each of the other persons at the addresses as set forth herein. Copies of all notices also shall be delivered to Landlord at the then-current address for Landlord under the Main Lease, such delivery to be concurrent with the delivery of notices to Sublessor and Sublessee.

     R. Brokerage. Within two (2) business days after receiving the One Million Dollar ($1,000,000) infrastructure payment from Sublessee, Sublessor shall pay as full and complete consideration $40,000 to Avalon Partners, Inc, (Sublessor's broker), and $460,000 to Grubb & Ellis and R. M. Bradley & Co., Inc. by joint check. Sublessee warrants and represents to Sublessor and Landlord that Sublessee has not dealt with any agent, broker or finder in connection with this Sublease or the Premises except Avalon Partners, Inc. and Grubb & Ellis and R.M. Bradley & Co., Inc., and agrees to indemnify and defend Sublessor and Landlord and hold them harmless from any loss, cost, damage, claims and liabilities of any type, including, without limitation, reasonable attorneys' fees and costs, incurred by Sublessor or Landlord for any breach of this representation and warranty and any claims by anyone (other than Avalon Partners, Inc.) claiming by, under or through Grubb & Ellis and R.M. Bradley & Co., Inc. for commissions or consideration.

     S. Amendment. This Sublease (and this Section) shall not be amended, altered or modified except by an instrument in writing executed by Sublessor and Sublessee and consented to by Landlord.

     T. Contingent Effectiveness and Special Termination Conditions. This Sublease shall be effective as of the date first set forth above but may be terminated by Sublessor at any time, without Sublessor incurring any liability to Sublessee, if the following conditions are not satisfied: (a) concurrently with the delivery of this Sublease, Landlord, Sublessor, Sublessee and Cabletron Systems, Inc. ("Guarantor") each execute and deliver a letter agreement whereby Landlord consents to this Sublease (the "Consent Letter"); (b) concurrently with delivery of this Sublease, Landlord and Sublessor each receive from Sublessee Certificates of Insurance as required under this Sublease and the Consent Letter; (c) concurrently with the delivery of this Sublease, Guarantor executes and delivers a Continuing Guaranty of Sublease guarantying the payment and performance of Sublessee's obligations under this Sublease (the "Guaranty"); and
(d) within fourteen (14) days after the date first set forth above, Landlord and Sublessor each receive certified copies of Board of Directors' Resolutions approving the execution and delivery of this Sublease, the Consent Letter and related documents by Sublessee, and the execution and delivery of the Guaranty, the Consent Letter and related documents by Guarantor. Sublessee also shall have the right to terminate this Sublease at any time without incurring any liability to

Sublessor if within fourteen (14) days after the date first set forth above Sublessee has not received certified copies of the Board of Directors Resolution approving the execution and delivery of this Sublease, the Consent Letter and related documents by Sublessor.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Sublease under seal as of the date first above written.

                                          Sublessor

WITNESS:                                  PICTURTEL CORPORATION, a
                                          Delaware corporation

 /s/ William D. Kranson                   By: /s/ Lawrence M .Bornstein
---------------------------------            -------------------------------
Name Printed:  William D. Kranson            Name: Lawrence M .Bornstein
                                             Title: Vice President
                                             Authorized Signature

                                          Sublessee:

WITNESS:                                  CABLETRON SYSTEMS SALES &
                                          SERVICE, INC., a Delaware corporation

 /s/ Susan U. Kosko                       By: /s/ Craig Benson
                                             -------------------------------
Name Printed:  Susan U. Kosko                Name: Craig R. Benson
                                             Title: President
                                             Authorized Signature

                                   EXHIBIT AA

                             ANDOVER, MASSACHUSETTS

                           AMENDED AND RESTATED LEASE

     LANDLORD:   50 MINUTEMAN LIMITED PARTNERSHIP, A MASSACHUSETTS LIMITED
                 PARTNERSHIP

     TENANT:     PICTURETEL CORPORATION, A DELAWARE CORPORATION

     DATE:       June 4, 1988

                                TABLE OF CONTENTS

1.  BASIC LEASE PROVISIONS..................................................   1

2.  CONSTRUCTION OF PREMISES................................................   2

3.  POSSESSION AND SURRENDER OF PREMISES....................................   2

4.  TERM....................................................................   2

5.  RENT....................................................................   3

6.  TAXES...................................................................   3

7.  OPERATING COSTS.........................................................   4

8.  INSURANCE...............................................................   5

9.  MONTHLY PAYMENT OF TAXES AND OPERATING COSTS: AUDITS....................   6

10.  UTILITIES AND LANDLORD'S SERVICE"......................................   7

11.  USE OF PREMISES........................................................   7

12.  MAINTENANCE AND REPAIRS................................................   8

13.  ALTERATIONS............................................................   9

14.  INDEMNITY; SATISFACTION OF REMEDIES....................................  10

15.  PARKING................................................................  11

16.  DAMAGE OR DESTRUCTION..................................................  11

17.  CONDEMNATION...........................................................  13

18.  ASSIGNMENT AND SUBLETTING..............................................  14

19.  MORTGAGEE PROTECTION, UNPERMITTED FINANCING: LANDLORD'S LOAN DEFAULTS..  17

20.  ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS............................  19

21.  DEFAULT................................................................  19

22.  REMEDIES FOR DEFAULT...................................................  20

23.  BANKRUPTCY PROVISIONS [SEE EXHIBIT "F"]................................  21

24.  GENERAL PROVISIONS.....................................................  21

25.  HAZARDOUS SUBSTANCES...................................................  27

SIGNATURES..................................................................  28

                                  EXHIBIT LIST

"A" Project Site Plan
"B" Premises
"C" Workletter [INTENTIONALLY OMITTED]
"CC" PictureTel Initial Information [INTENTIONALLY OMITTED] "D" Base Rent "DD" Base Rent During Extension Options "E" Rules and Regulations "F" Bankruptcy Provisions "G" Landlord's Services "H" Unamortized Cost Schedule "I" [INTENTIONALLY OMITTED] "J" Forms of Estoppel Certificate and Subordination, Non-disturbance and Attornment Agreement "K" Map "L" LC Note "M" Beneficiary's Rights Addendum #1 - Rooftop Communications Equipment Addendum #2 - Extension Options Addendum #3 - Net Proceeds Addendum #4 - Right of First Offer to Purchase

                         INDEX TO CERTAIN DEFINED TERMS
                         ------------------------------

Term                                    Page     Section, Exhibit or Addendum
----                                    ----     ----------------------------

Affiliates..............................  26     24.18(a)
Alterations.............................   9     13
Bankruptcy.....................  Page 1 of 2     Exhibit "F"
Base Rent...............................   1     1.1(3)
Building................................   1     1/1(d)
Cash Proceeds..................  Page 1 of 3     Addendum #3
Commencement Date.......................   1     1.1(a)
Condemnation............................  13     17
Condemned...............................  13     17
Control Affiliates......................  26     24.18(b)
Costs..........................  Page 1 of 3     Addendum #3
Cure Payments...........................  19     19.5
Default.................................  27     24.18(g)
Existing Lease..........................   1     Third unnumbered paragraph
Extension Options..............  Page 1 of 1     Addendum #2
Fair Rental Value..............  Page 1 of 1     Exhibit "DD"
Financial Statements....................  19     20(b)
hazardous substances....................  27     25
Landlord................................  24     24.12
Landlord's Insurance Proceeds...........  11     16.1
Landlord's Mortgagee....................  17     19.1
Landlord's Services.....................   7     10(a)
Landlord's Work.........................   2     2
Laws....................................  26     24.18(c)
LC Advances.............................  26     24.17(f)
LC Note.................................  26     24.17(f)
LC Return......................  Page 3 of 3     Addendum #3
Lease...................................   1     First unnumbered paragraph
Lease Year..............................   2     4
Letter of Credit........................1,25     1.1(g),24.17
Liabilities.............................  26     24.18(d)
Liens...................................   9     13.4
Net Proceeds...................  Page 2 of 3     Addendum #3
Operating Costs.........................   4     7.1
Permitted Assignee......................  17     18.5(c)
Permitted Sublessee.....................  17     18.5(c)
Premises................................   1     1.1(c)
Reconstruction Costs....................  13     16.5
Related Entities........................  26     24.18(e)
Released Assignor.......................  15     18.4
rent....................................   3     5
Right of Self Help......................  11     14.4

Superior Leases and Mortgages...........  22     24.18(f)
Systems and Equipment...................  27     24.4
Tax Payments...................  Page 2 of 3     Addendum #3
Taxes...................................   3     6.1
Tenants Broker..........................   2     1.1(l)
Tenant's Percentage.....................   1     1.1(f)
Tenant's Property.......................   2     3
Tenant's Work...........................   2     2
Term....................................   1     1.1(b)
Transfer................................  14     18.1
Unamortized Costs.......................  20     22.2(a)

                           AMENDED AND RESTATED LEASE
                           --------------------------

     THIS AMENDED AND RESTATED LEASE (the "Lease"), dated and effective as of June 4, 1998, is between 50 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and PICTURETEL CORPORATION, a Delaware corporation ("Tenant").

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

     This Lease amends and restates in its entirety the following lease and amendments between Landlord and Tenant (collectively, the "Existing Lease"):
Indenture of Lease, dated 8/26/98; Letter Agreement, dated 3/20/97; Amendment #1 to Lease, dated 3/19/97; Letter Agreement, dated 8/22/97; and Letter Agreement, dated 9/2/97. Pursuant to the Existing Lease, Landlord constructed the Building and the rest of the Premises for Tenant, and substantially completed its work as of 8/15/97. The term of the Existing Lease began as of 8/25/97, and Tenant's obligation to pay base rent, Taxes, Operating Costs and utilities began on 9/1/97. Tenant has been leasing the Premises pursuant to the Existing Lease.

1.  BASIC LEASE PROVISIONS.
    ----------------------

     1.1 Summary.
         -------

     (a) "Commencement Date": September 1, 1997.

     (b) Term: The term of this Lease began on August 25, 1997 and will end on September 30, 2015, unless extended or terminated earlier per this Lease.

     (c) Premises: The land located in Andover, Massachusetts, legally described in Exhibit "B," and all improvements now or hereafter constructed on the land.

     (d) Building: The building, agreed to contain 151,800 s.f., and associated improvements constructed by Landlord on the land, as they may be subsequently changed, enlarged or improved in the future.

     (e)  Base Rent: (see Exhibit "D").

     (f)  Tenant's Percentage: 100%.

     (g) Letter of Credit: (See Section 24.17).

     (h) Use of Premises: For general office purposes, engineering, research and development, light manufacturing, demonstration of video teleconferencing systems, training rooms, customer demonstrations, repairs, distribution and warehousing, and uses incidental thereto.

     (i)        Notice to Tenant:
                ----------------
                PictureTel Corporation

                100 Minuteman Road Andover, Massachusetts 01810
                Attn: Chief Financial Officer

                With a Copy to:
                -----------
                PictureTel Corporation
                100 Minuteman Road Andover, Massachusetts 01810
                Attn: Vice President, Human Resources

      (j)       Notice to Landlord:
                ------------------
                c/o Brickstone Properties, Inc.
                200 Brickstone Square Andover, Massachusetts 01810
                Attn: Martin Spagat

                With a Copy to:
                --------------
                c/o The Brickstone Companies
                The Plaza at Continental Park
                Suite 5252 2101 Rosecrans Avenue
                El Segundo, California 9024.5-4742
                Attn: John G. Baker, Esq.

      (k)       Guarantor: N/A.

      (1)       Tenant's Broker: Avalon Partners, Inc.

      (m)       Certain Other Defined Terms: [See Section 24.18]

     If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

     1.2 Site Plan. Exhibit "A" is the general site plan of the land, the Building and the other principal improvements that are part of the Premises.

     1.3 Premises. Subject to and in accordance with the terms and limitations in this Lease (including any regarding prior notice, entry and the non-disturbance of Tenant's business), Landlord reserves the right to install, maintain, repair and replace Systems and Equipment within or serving the Building or the rest of the Premises or otherwise modify the Premises in emergencies or in order to comply with its obligations or exercise its rights, under this Lease or to comply with Laws or insurance requirements or to protect health, safety or property or to provide access, drainage, utilities and services (including cabling), and associated improvements in accordance with easements that are or may be granted for adjacent properties, and in so doing Landlord will endeavor not to interrupt Tenant's uses of the Premises or the services Landlord is required to provide under this Lease more than reasonably necessary. Landlord will not otherwise have the right to materially modify the Premises unless it obtains Tenant's approval, which will not be unreasonably withheld or delayed.

2.  CONSTRUCTION OF PREMISES.
    ------------------------

     The parties agree that Landlord has performed all of "Landlord's Work" and Tenant has performed all of "Tenant's Work" (if any) as described in the Workletter attached as Exhibit "C" to the Existing Lease.

3.  POSSESSION AND SURRENDER OF PREMISES.
    ------------------------------------

     When this Lease terminates, Tenant will remove from the Premises all of its signs, movable trade fixtures and equipment, inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property"). Tenant's Property remaining more than five (5) business days after delivery of written notice from Landlord after such termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without any Liabilities to Tenant or its Affiliates. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, reasonable wear and tear, damage by fire and casualty and taking by eminent domain excepted.

4.  TERM.
    ----

     (a) This Amendment and Restatement of Lease is effective as of the date first set forth above, and the term is as set forth in Section 1.1(b). A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Commencement Date if the Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve (12) months. In addition to the rent payable for the first Lease Year, Tenant will pay rent for the partial calendar month (if any) after the Commencement Date. Within ten (10) days after Landlord's request in each instance, Tenant will execute an agreement confirming the Commencement Date. Tenant's failure to execute such an agreement will not affect the actual Commencement Date or the expiration date of the initial Lease term.

5.  RENT.
    ----

     (a) Tenant will pay the base rent as shown in Exhibit "D" in equal monthly installments in advance beginning on the Commencement Date, and thereafter on the first day of each month during the term (except as otherwise shown in Exhibit "D"), prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent will be paid without demand, deduction, counterclaim or offset of any type (except as may be specifically provided otherwise elsewhere in this Lease) in lawful U.S. legal tender at The Plaza at Continental Park, Suite 5252, 2101 Rosecrans Avenue, E1 Segundo, California 90245-4742 or to such other person or place as Landlord may from time to time designate. Notwithstanding the foregoing, if and for so long as there is a mortgage loan encumbering the Premises or a loan that is secured by the Letter of Credit, at the written request of Landlord or Tenant, Landlord and Tenant will establish a collection account for the receipt and disbursement of base rent. In such event, Tenant, will pay the base rent as and when required each month into this collection account, and the collection agent promptly will disburse from such amount an amount sufficient to pay debt service and any other amounts owed to the mortgage lender and the lender of the loan secured by the Letter of Credit, with the balance being disbursed first to Tenant (but only if and to the extent necessary to pay current debt service to Tenant under the LC Note per Section 24.17(f) if any amounts are then owed under the LC Note) and then to Landlord. The collection agent and the terms of this collection account will be subject to the mutual written approval of Landlord and Tenant, which approval will be based on customary terms for such agreements and will not be unreasonably withheld or delayed.

     (b) If Tenant provides and continues to provide the Letter of Credit in accordance with Section 24.17 and otherwise does not default under this Lease, within thirty (30) days after payment by Tenant and delivery to Landlord of an invoice therefor and reasonable evidence of Tenant's payment (but not earlier than the date that Tenant pays its first full month of base rent under this Lease), Landlord either will reimburse to Tenant, or credit against rent owed by Tenant, the actual amounts paid by Tenant to the issuer of the Letter of Credit for such issuance, up to an annual amount equal to one percent (1%) of the face amount of the Letter of Credit from time to time.

6.  TAXES.
    -----

     6.1 Definition of Taxes. "Taxes" means all taxes, assessments, levies, charges and fees imposed against, for or in connection with all or any portion of: the Premises; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Premises; the amount of, or Landlord's right to receive or the receipt of, rent, profit or income from the Premises (but specifically excluding Landlord's net income taxes); improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Premises; and fixtures, equipment and other real or personal property used in connection with the Premises. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties (but only if Tenant does not pay its share of Taxes as and when required), interest and costs incurred in contesting taxes, and any charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal or state net income, franchise, excise, inheritance, gift or estate taxes, and any deed stamps or documentary or transfer taxes payable upon the Transfer of the Premises to any of Landlord's Control Affiliates.

     6.2 Payment of Taxes. Subject to and in accordance with Article 9, starting as of the Commencement Date and continuing thereafter during the term, Tenant will pay Tenant's Percentage of Taxes directly to Landlord as additional rent within fifteen (l5) days after receipt of Landlord's bill. Taxes that are assessed during the term of this Tease and also cover any periods prior to or after the term of this Lease will be appropriately prorated.

     6.3 Tenant's Taxes. Tenant will pay all taxes assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property, and Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection therewith or in connection with any non-payment thereof.

     6.4 Contest. Subject to the terms of the pre-existing agreement entered into by Landlord and Digital Equipment Corporation with respect to the tax fiscal years ending June 30, 1995 and June 30, 1996, Tenant will have the right to contest the amount or validity of any Taxes with the appropriate governmental authorities, provided that: Tenant pays all Taxes when due and complies with all applicable rules, regulations and other Laws in connection with such contest; Tenant pays all costs and expenses in connection with such contest and neither Landlord nor the Premises will, as a result of such contest or any nonpayment of Taxes, become subject to any cost, loss, claim, liability, lien or encumbrance of any type. Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection with any such contest or any nonpayment of Taxes. Landlord also will have the right to contest Taxes. A pro rata share of any refund of Taxes obtained, net of all bona fide costs and expenses incurred in connection with the contest resulting in such refund, shall be refunded to Tenant in proportion to the amount of the Taxes paid by Tenant to which such refund relates.

7.   OPERATING COSTS.
     ---------------

     7.1  Definition of Operating Costs.
          -----------------------------

     (a) "Operating Costs" are all costs and expenses incurred in connection with the Premises and for its ownership, operation, management, maintenance, repair, restoration and replacement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by Tenant; materials, supplies and equipment; premiums for Landlord's insurance policies and deductibles thereunder; wages and payroll, including bonuses, fringe benefits, workers compensation and payroll taxes (but excluding; the foregoing payable to Landlord's partner or chief executive charged with the operation and management of the Premises, currently Martin Spagat); professional and consulting fees; management fees at the rate of 3.5% of all scheduled base rent, Taxes and Operating Costs payable by Tenant (without giving effect to any abatements or reductions) and utilities and services payable by Tenant (other than those payable by Tenant directly to third-party providers), or at prevailing rates, whichever is greater, or if no managing agent is retained, an amount in lieu thereof not in excess of the greater of the foregoing amounts; complying with any Laws and insurance requirements; environmental matters, including, without limitation, costs of investigations, disclosures, preventive measures, remediation, disposal, audits, monitoring, maintenance and responsive actions; roadway maintenance; costs payable in connection with any easements that benefit or burden the Premises; capital expenditures (excluding those incurred for repairs or rebuilding resulting from a casualty, but including an amount thereof equal to any deductibles under Landlord's casualty insurance policies); an annual audit of Landlord's books and records relating to the Premises and the preparation of Landlord's annual financial statements (but not its tax returns); and snowplowing and landscaping. Operating Costs do not include: Taxes; depreciation of the Premises structures and improvements; Landlord's loan or ground lease payments (including principal payments); costs of negotiating and enforcing leases; brokerage commissions; costs of any items otherwise includable in Operating Costs to the extent that they are reimbursed under warranties or by insurance proceeds or condemnation awards; costs for Landlord's California corporate office; costs of Landlord's Work; and costs directly paid or specifically reimbursed by Tenant (other than by an allocation of Operating Costs).

     (b) Subject to the other terms and conditions of this Lease, until the end of the ninth (9th) Lease Year, Operating Costs also will nest include, and Landlord will be responsible at its cost for, the replacement of the Building's roof and major structural members (as opposed to the cost of the repair and maintenance thereof, which wi11 be included as part of Operating Costs), unless such replacement is required due to the acts or omissions of Tenant or its Affiliates, in which case Tenant will be solely responsible for all costs in connection therewith.

     (c) The costs for such replacement will be included as part of Operating Costs starting as of the beginning of the tenth (10th) Lease Year and ending as of the beginning of the seventeenth ( I 7th) Lease Year.

     (d) If the first Extension Option is exercised, or Tenant otherwise agrees to extend the Lease term or the Lease term is otherwise deemed to have been extended pursuant to the specific terms of this Lease, or if Tenant or any of its Related Entities has entered into any agreements or exercised any rights to lease additional space in a new building or buildings, or an enlargement of the Building after completion of Landlord's Work, totaling more than 25,000 feet to be constructed on the Premises or to purchase or otherwise acquire all or any portion of the Premises or any interest in Landlord, then the cost for such replacement will be included as part of Operating Costs for the seventeenth
(17th) and eighteenth (18th) Lease Years and thereafter if this Lease is extended. If none of the events described in the preceding sentence occur, then the terms of Section 7.1(b) again will apply during the seventeenth (17th) and eighteenth (18th) Lease Years.

     7.2 Payment of Operating Costs. Subject to and in accordance with Article 9, starting as of the Commencement Date and continuing thereafter during the term, Tenant will pay Tenant's Percentage of Operating Costs to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills.

8.   INSURANCE.
     ---------

     8.1       Tenant's Insurance.
               ------------------

     (a) Tenant will maintain during the term:

          (i) Commercial general liability insurance (Broad Form CGL, or if this insurance is not then commercially available, the closest equivalent), with contractual liability (including indemnities made by Tenant in this Lease), cross-liability endorsements (or the equivalent) and fire legal liability endorsements, and automobile liability insurance. The amount of this insurance will be at least $TO Million combined single limit for each occurrence, with a deductible not to exceed $10,000.00. 1f this policy includes a "general aggregate" limit, the limit will be at least two (2) times the combined single limit per occurrence.

          (ii) "All risk" casualty insurance (or if this insurance is not then commercially available, the closest equivalent), covering all of Tenant's Property and all Alterations made by or for the benefit of Tenant (excluding Landlord's Work). This insurance will be for full replacement cost (which may be subject to standard exclusions in such policies).

     (iii) Employer's liability insurance of not less than $1,000,000.00, and worker's compensation insurance in statutory limits.

     (b) Tenant's commercial general liability policy must: name Landlord and the following parties as additional insureds - Landlord and its general partners, Landlord's Mortgagees, and the property managers; be written on an "occurrence" basis; be from insurers licensed to do business in Massachusetts and who also maintain a Best's rating of at least A+; and state with respect to both liability and casualty policies that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord at least thirty (30) days prior written notice (provided, however, that notice of modification will not be required with respect to modifications which neither reduce the policy limits or materially restrict or reduce the coverage provided by a policy). No more than once every five (5) years during the term, upon Landlord's written request the limits of Tenant's insurance policies shall be increased to amounts as reasonably determined by Landlord based upon customary practices of other prudent landlords.

     (c) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. This insurance must be in effect and the policies or certificates delivered to Landlord or on or before the date that Tenant or its contractors or representatives first enter the Premises, and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies.

     8.2     Landlord's Insurance.
             --------------------

(a) Landlord will maintain during the Lease term the following insurance policies (or if any of them are not commercially available, the closest equivalents): an "all risk" casualty insurance policy for the full replacement cost (or the , highest amount not in excess thereof that is reasonably commercially available) of the Building (which may be subject to standard exclusions in such policies and to exclusion for foundations and footings), rental loss insurance providing coverage for two (2) years (or the longest period not in excess thereof that is reasonably commercially available) of base rent and estimated Taxes and Operating Costs, commercial general liability insurance (Broad Form CGL) of at least $10 Million combined single limit for each occurrence, with a deductible not to exceed $10,000.00, and other insurance policies with commercially reasonable carriers in such amounts, with such deductibles and providing protection against such perils as Landlord determines to be necessary in its reasonable discretion. All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord except if and to the extent specifically set forth in Addendum #3 and Addendum #4. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Upon Tenant's written request, Landlord will provide Tenant with certificates of Landlord's insurance.

     (b) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs to Landlord on demand.

     8.3    Waiver of Subrogation.
            ---------------------

     Landlord shall cause each casualty insurance policy required to be carried under this Lease (or actually carried by Landlord) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Tenant, its subtenants or assignees or any of their officers, directors, agents, employees, contractors, licensees, invitees or suppliers. Tenant shall cause each casualty insurance policy required to be carried by Tenant under this Lease (or actually carried by Tenant) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord and any other additional insureds in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Landlord or the additional insureds or their respective general or limited partners, officers, directors, agents, employees, contractors, licensees, invitees, suppliers, successors or assigns and neither party shall be liable to the other for any loss or damage to the property of the other party caused by fire or any of the casualties covered by the casualty insurance policies required to be maintained under this Lease (or actually maintained) by the other party even if such loss or damage is caused by the party or any of the other persons or entities described above in this clause and even if the cost of the loss or damage is below the deductible amount on the applicable policy or policies maintained.

9.  MONTHLY PAYMENT OF TAXES AND OPERATING COSTS: AUDITS.
    ----------------------------------------------------

     9.1 Monthly Payments. At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay its share of Taxes and Operating Costs (or either of them) in monthly installments, in advance on the first of each month, based on amounts reasonably estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days (fifteen [15] days for Taxes) after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments due for that particular payment category. At any time or from time to time, Landlord may deliver a bill to Tenant for Tenant's share of Taxes and Operating Costs (or either of them), and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days (fifteen [15] days for Taxes) after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill.

     9.2 Tenant's Audit of Taxes and Operating Costs. Upon Tenant's written request in each instance, Landlord will furnish Tenant reasonable backup information for its itemized statements. During the Lease term (and after the Lease term, but within ninety (90) days after Landlord's last invoice to Tenant), and upon at least fourteen (14) days' prior written notice to Landlord, not more than once in each calendar year Tenant may audit Landlord's records of Taxes and Operating Costs for the prior calendar year in order to verify the accuracy of the Taxes and Operating Costs charged to Tenant. Such audit will be conducted only during regular business hours where Landlord maintains its records (which Landlord agrees will be in Massachusetts or California) and Tenant will deliver a copy of the results of the audit to

Landlord within fifteen (15) days after receipt by Tenant. All audits will be conducted at Tenant's cost and expense and no subtenant will have the right to conduct an audit, and no assignee will have the right to conduct an audit for any period when the assignee was not in possession of the Premises.

     9.3 Landlord's Audit. In addition to providing the information described in Addendum #3, Landlord shall arrange for an annual audit to be made of its books and records relating to this Lease (including with respect to Net Proceeds under Addendum #3). Landlord shall deliver a copy of this annual audit to Tenant within ten (10) days after it is received in final form by Landlord. Tenant shall have the right, at its sole cost and expense, at any time during the term of this Lease and for six (6) months thereafter, to consult with Landlord's auditors regarding such audit. If the results of an annual audit made by Landlord's auditors show an underpayment or overpayment with respect to Net Proceeds, the shortfall or the excess, as applicable, will be paid or refunded within thirty (30) days after the final results of such audit have been delivered to Landlord and Tenant.

10.  UTILITIES AND LANDLORD'S SERVICES.
     ---------------------------------

     (a) Landlord will initially be responsible for bringing utility services (including electricity and hot and cold running water) to the Building to the extent provided as part of Landlord's Work in Exhibit "C" to the Existing Lease. Beginning as of the Commencement Date, Tenant will pay when due to the furnishing parties all fees and costs associated with utilities and communication services provided to or for the benefit of Tenant or the Premises, including, without limitation, electricity, water, sewer, gas, heat, telephone, trash and waste removal and disposal, and all other utilities and services provided, whether or not separately metered. If utilities and services payable by Tenant are not charged to Tenant directly by a public utility, Tenant will pay the charges therefor (as determined by meter or submeter, or if there is nn meter or submeter as reasonably determined by Landlord) directly to Landlord as additional rent, either monthly when base rent is due, or within fifteen (15) days after receipt of Landlord's bill, at Landlord's option. Landlord will not be responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or systems except as specifically provided otherwise in this Lease, although this will not be deemed to limit in any way Landlord's repair and maintenance obligations under Section l :?.l or its repair and/or restoration obligations under Articles 16 and 17 if and to the extent applicable.

     (b) During the Lease term, Landlord shall provide the services ("Landlord's Services") set forth in Exhibit "G."

11.  USE OF PREMISES.
     ---------------

     Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

     (a) Not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of neighboring owners or tenants. All deliveries and pickups must be conducted at reasonable times and in a reasonable manner. All trash and waste products must be stored, discharged, processed and removed in a reasonable manner and in compliance with applicable Laws and so as not to be visible to neighboring owners or tenants or create any health or fire hazard.

     (b)  [INTENTIONALLY OMITTED]

(c) Not: permit any coin or token operated vending, pinball, gaming or other mechanical devices on the Premises, except for telephones and vending machines solely for use by Tenant's employees and its business invitees; permit governmental or quasi-governmental agencies to occupy the Premises; use or operate the Premises for retail sales to the general public or as a messenger, answering or employment service, doctors' offices, for banking or mortgage broker or mortgage banking purposes (but a credit union of not more than 1,800 square feet serving only Tenant's employees will not be deemed excluded by ibis clause), a restaurant or food-service facility (other than for Tenant's employees and its business invitees), a school or educational institution (although training and demonstration rooms for Tenant's employees and customers are permitted), or living or sleeping quarters; store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; or conduct any auction, distress, fire, bankruptcy or going-out-of-business sale (except that Tenant may conduct such a sale once each calendar year in the Premises of its equipment and products, provided that each such sale is in accordance with applicable Laws and lasts no more than three (3)
days).

     (d) Comply with: Laws and insurance requirements affecting the Premises or any use and occupancy thereof, including, without limitation, making required alterations to the Premises; and Landlord's rules and regulations and reasonable changes to those rules and regulations made by Landlord from time to time (provided that such reasonable changes are not materially more adverse to Tenant than the current rules and regulations). Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises (other than the initial temporary or final Certificates of Occupancy to be obtained in connection with Landlord's Work), but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord or the Premises itself.

     (e) If it wishes, install exterior signage on the Building, as well as a limited number of monument signs, which shall be subject to compliance with applicable Laws and Landlord's approval as to size, location, materials and design, which approval shall not be unreasonably withheld. Subject to compliance with applicable Laws, Tenant may install such interior signage as it may deem necessary or advisable. Tenant will be responsible for the maintenance and repair of its signage, and on or before the expiration of the term, it will remove its signage and repair any damage to Landlord's reasonable satisfaction.

     (f) During the Lease term, unless Tenant's right to possession is terminated pursuant to this Lease, Tenant and its employees will have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, subject to emergencies, force majeure and necessary repairs, maintenance or construction.

12.  MAINTENANCE AND REPAIRS.
     -----------------------

     12.1 Landlord's Obligations. Landlord will repair and maintain: the roadways, sidewalks, parking lot and loading docks of the Premises, and provide snow plowing and landscaping for the Premises; the roof, any elevators, the structural elements of the Building (including structural elements of the columns, stairwells, foundations, floors and exterior walls of the Building, but not the interior surfaces of any walls, floors or ceilings); the plumbing Systems and Equipment, but excluding any specialty plumbing Systems and Equipment for Tenant's engineering, research and development or manufacturing processes or any kitchen appliances or cafeteria equipment or installations; the base building I-IVAC system (but excluding any special systems, such as special computer-room cooling systems, etc.); the exterior windows and exterior glass of the Premises (except as provided in Section 12.2 below); and the hose building life safety and sprinkler systems, and the base building electrical system (but excluding for example Tenant's own security system and any special or above-standard systems, such as special computer-room systems, etc.) All of the foregoing will be performed in a manner generally similar to the repair and maintenance activities customarily undertaken by prudent owners of property similar to the Building. However, subject to the terms in Section 8.3 of this Lease regarding casualties and waivers of claims for damage, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required and once begun will proceed diligently with such repairs. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease. If requested by Tenant, Landlord will provide a full-time or part-time building engineer on-site on the Premises to help supervise and perform Landlord's repair, maintenance and service obligations, and all costs for such personnel shall be deemed to part of Operating Costs.

12.2 Tenant's Obligations. Except for Landlord's obligations in Section 12.1, Tenant will maintain and repair the Building and the Systems and Equipment serving the Building in a first-class manner, provide its own janitorial service and keep the Building in good order and condition, including, without limitation, Tenant's Property, all doors, windows (but only to the extent of breakage or damage caused by Tenant or its Affiliates), window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord), reasonable wear and tear and damage by fire and casualty excepted. Landlord will reasonably cooperate with Tenant to enforce any warranties that Landlord may receive in connection with any equipment that Tenant is required to maintain.

13.  ALTERATIONS.
     -----------

     13.1 Landlord's Consent. "Alterations" means Tenant's alterations, additions, improvements, remodeling, repainting, decorations or other changes (not including the tenant improvements made as part of Landlord's Work). Tenant may make nonstructural Alterations to the interior of the Building without Landlord's consent provided that Tenant complies with this Article and the rest of this Lease and the Alterations do not: affect the windows or the exterior of the Building; increase any mezzanine areas of the Building; adversely affect the strength, structural integrity or load-bearing capacity of any portion of the Building; or adversely affect the Systems and Equipment in the Building. All other Alterations require Landlord's prior written consent, which may be withheld arbitrarily. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

     13.2 Notice. Tenant will notify Landlord at least fifteen (15) days before beginning any Alterations (other than the initial Tenant's Work for each Phase). Together with Tenant's notice, or if notice is not required then prior to beginning the Alterations, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary in its arbitrary discretion, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, wall hangings, built-in cabinetry, movable partitions, carpeting and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, and unless otherwise specifically agreed by Landlord in writing in response to Tenant's specific written request in each instance with respect to each Alteration, at the end of this Lease all Alterations will be removed and the Premises restored to its condition prior to the Alterations, unless otherwise requested in writing by Landlord prior to the end of this Lease, in which case they will be surrendered with the Premises at the end of this Lease and will be deemed to be Landlord's property (except for moveable partitions, which will remain Tenant's Property).

     13.3 Compliance with Laws. Alterations will comply in all respects with this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere with Landlord or other tenants in the Premises, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord (except that Tenant need not obtain Landlord's approval for contractors who perform a non-structural Alteration with an aggregate cost of less than $100,000.00). Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance in statutory limits, and commercial general liability insurance (Broad Form CGL, or if such insurance is not then commercially available, the closest equivalent) in an amount not less than $1,000,000.00 or such higher amount as then may be customarily demanded by prudent landlords, and such liability insurance shall contain cross-liability endorsements or the equivalent (if Landlord is to be named as an additional insured hereunder) and automobile liability insurance in the same amount, and if such work is reasonably estimated to cost more than $75,000,00 in any instance, Landlord and its general partners, Landlord's Mortgagees and the property managers shall be named as additional insureds on such policies.

     13.4 Liens. Tenant will pay when due all claims for labor, materials and services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Building and the Premises free from all liens, security interests anti encumbrances based on or arising from such claims ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO

MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL 1N ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

14.  INDEMNITY;  SATISFACTION OF REMEDIES
     ------------------------------------

     14.1 Indemnification. Notwithstanding Section 24.11 or any other provision of this Lease, but subject to the next sentence, Tenant will not be required to indemnify Landlord for or hold it harmless from Liabilities if and to the extent that they arise directly from Landlord's negligence or willful misconduct or the negligence or willful misconduct of Landlord's employees, agents, contractors and subcontractors (if and to the extent that those contractors and subcontractors are performing work under contracts or agreements with Landlord). Notwithstanding anything to the contrary, for all purposes in connection with this Lease and the Premises, Landlord and its employees, agents, contractors and subcontractors and their respective Affiliates never will be deemed to have been negligent or to have engaged in willful misconduct because of any failure to properly supervise Tenant or Tenant's Affiliates or to prevent, discover, disclose, correct or cure any acts or omissions of Tenant or Tenant's Affiliates. Except as otherwise specifically provided in Section 8.3, Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant and its Affiliates on, about or in connection with the Premises, and/or agreements or alleged agreements involving Tenant and any third parties, and/or the conduct of Tenant's business; Tenant's breach of or default under this Lease; and claims by Tenant's Affiliates or persons other than Tenant if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease (but, subject to the terms of this Lease, this will not prevent Tenant from bringing an action against Landlord if Landlord declines to consent if Landlord is required to consent by the terms of this Lease or if Landlord's decision not to consent is unreasonable where Landlord is required to be reasonable).

     14.2 Damage to Persons or Property. Subject to the rest of this Section and the rest of this Lease, Landlord will be liable for injuries to persons and damages to property to the extent caused by its own negligence or willful misconduct or the negligence or willful misconduct of Landlord's employees, agents, contractors and subcontractors (if and to the extent that those contractors and subcontractors are performing work under contracts or agreements with Landlord), but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, cracking, leakage, malfunction, obstruction or other defects in Systems, and Equipment or the roof, walls, floors, surfaces or structure, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises and/or the Building as permitted by and in accordance with this Lease; any loss of or damage to Tenant's Property; or the requirements of any Laws or any of the matters described in Section 24.5. Tenant waives all claims against Landlord in connection therewith, but the foregoing is not meant to imply that Tenant will be liable therefor, or be required to indemnify Landlord against any loss, damage or liability incurred by Landlord as a result thereof, unless such liability or indemnity is otherwise provided for by the terms of this Lease, nor to release Landlord from its repair and maintenance obligations under Section 12.1 or Landlord's obligations to repair and/or restore in Articles 16 and 17 if and to the extent applicable. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason (unless specifically permitted in this Lease [for example, in Section 14.4 below]). This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible.

     14.3 Satisfaction of Remedies. Notwithstanding anything in this Lease or elsewhere to the contrary: Tenant will look solely to Landlord's interest in the Premises and, subject to the terms of this Lease, Landlord's interest in liability insurance proceeds, casualty insurance proceeds and eminent domain awards if and to the extent that such proceeds or awards are not paid to or retained by Landlord's Mortgagees or applied in accordance with this Lease, to satisfy any claims, rights or remedies, and Landlord and its partners and their respective Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

     14.4      Tenant's Self Help.
               ------------------

     (a) Tenant shall have the right, Nit not the obligation, to perform an obligation that Landlord is otherwise required to perform under this Lease (the "Right of Self Help") under the circumstances set forth below:

          (i) If Landlord fails to perform such obligation as and when required under this Lease, such failure materially interferes with Tenant's business activities in the Premises, and such failure continues without cure for thirty (3()) days after a subsequent written notice from Tenant to Landlord (but if more than thirty (30) days care reasonably required to cure, Landlord will be deemed to have cured if it promptly begins to rare within the thirty (30)-day period and then diligently completes the cure as soon as reasonably possible), and Tenant provides an additional notice to Landlord and Landlord's Mortgagees that it intends to perform such obligation and Landlord and Landlord Mortgagees fail to perform such obligation within a reasonable time after receiving Tenant's notice of its intention to so perform.

          (ii) If the failure to perform such obligation would result in an emergency condition if not remedied promptly (i.e., an imminent and substantial risk of significant additional property damage, or personal injury or death) and Landlord fails to perform such obligation within a reasonable period of time after receiving Tenant's notice of such emergency condition and Tenant's intention to exercise the Right of Self Help (and in such case Tenant shall exercise its Right of Self Help only if and to the extent reasonably necessary to remedy the emergency condition, and as soon as there no longer is an emergency condition, Tenant shall not have the right to continue to exercise the Right of Self Help pursuant to this Subsection (ii)).

(See Section 3 of Addendum #3, which addresses Tenant's recovery of the reasonable costs and expenses incurred by Tenant in exercising its Right of Self Help.)

15.  PARKING.
     -------

     All parking areas nn the Premises shall be available to Tenant and its Affiliates. Except for Tenant's share of Taxes and Operating Costs associated with the parking areas, Tenant will not be charged for parking. If necessary in Landlord's reasonable judgement to protect property, permit adequate security, prevent unauthorized use or entry, increase safety or promote the orderly or efficient flow of traffic, Landlord may: change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking (provided that Tenant's parking is not reduced); allow parking with a validation, valet, sticker or other system; promulgate reasonable rules and regulations that do not materially adversely affect any of Tenant's parking rights; and take any other actions deemed necessary by Landlord, as long as such actions conform with this Lease.

16.  DAMAGE OR DESTRUCTION.
     ---------------------

     16.1 Repairs. Subject to the rest of this Article and the rest of this Lease, Landlord will repair damage to the Premises and the Building caused by fire or other casualties to the extent insured against under standard "all risk" casualty policies. However, Landlord is not obligated to repair damage for which Landlord has no liability if and to the extent specifically so provided under other provisions of this Section or the rest of this Lease or to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement ("Landlord's Insurance Proceeds") (except if and to the extent that Tenant agrees in writing to advance, and in fact advances as needed, all costs in such repairs), or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations (except to the extent that damage to such Alterations is covered by Landlord's casualty insurance policy). Except as may otherwise be required by then applicable Laws or as provided in this Lease, Landlord will attempt to restore the damaged portions to their prior condition. Landlord will proceed diligently to complete repairs within a reasonable time after receiving notice of the damage, required approvals, building permits and licenses and the insurance proceeds payable on account of the damage, all of which Landlord will pursue diligently, but in no event will this diligent pursuit be deemed to require any legal action by or on behalf of Landlord, except if and to the extent that Tenant agrees in writing to advance, and in fact advances as needed, all costs in connection with such legal action and such legal action does not result in any Liabilities to Landlord.

     16.2 Election to Terminate. Landlord has the option either to (a) repair the casualty damage, or (b) terminate this Lease by delivering written notice within ninety (90) days after the damage occurs, if: (i) the damage occurs during the last two (2) years of the term, as the term already may have been extended pursuant to this Lease, and in Landlord's reasonable determination the repairs would take more than one hundred fifty (150) days or one-third (1/3) of the remaining term, whichever is less, to complete (unless Tenant validly exercises a previously unexercised Extension Option in accordance with this Lease within thirty (30) days after receipt of written notice from Landlord that Landlord intends to terminate this Lease in accordance with this Subsection (i) or unless Tenant within such 30-day period agrees in writing to advance, and in fact advances as needed, all costs in excess of Landlord's Insurance Proceeds in order to complete such repairs); or (ii) Tenant is in default; or (iii) in Landlord's reasonable judgement the repairs would take more than two (2) years from the date of the damage to complete or cost more than the insurance proceeds that are reasonably likely to he made available as a result of such casualty (unless within thirty (30) days after receipt of written notice from Landlord that it intends to terminate this Lease in accordance with this Subsection (iii) Tenant agrees in writing to advance, and in fact advances as needed, all costs in excess of Landlord's Insurance Proceeds in order to complete such repairs.

     Tenant also has the right to terminate this Lease for such damage if: (x) the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise), or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord elects or is required under this Lease to repair the damage, and except for delays for which Tenant is responsible under this Lease, Landlord fails to substantially complete the repairs it is required to make (or restore access or restore or replace parking spaces, as applicable) within two (2) years after the damage occurs (regardless of whether or not-Landlord has collected sufficient insurance proceeds for such repairs), Tenant delivers its written termination notice to Landlord within fifteen (15) days after the end of Landlord's two (2)- year repair period and Landlord fails to substantially complete those repairs (or restore access or restore or replace parking spaces, as applicable) within sixty (60) days after receiving such notice. If Landlord's repairs are deemed to be substantially completed (or Landlord has restored access or restored or replaced parking spaces, as applicable) within this sixty (60)-day period, Tenant's termination notice will be null and void and this Lease will continue in existence; or (y) the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise) or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord notifies Tenant specifically and in writing that the repairs that Landlord is required to make probably will take longer than two
(2) years to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within two (2) years) and Tenant delivers to Landlord a written termination notice within fifteen (1 S) days after receiving Landlord's notice; or (z) the damage occurs during the last two (2) years of the term (as it may have been extended) and the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot restore or replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise) or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord notifies Tenant specifically and in writing that the repairs that Landlord is required to make probably will take longer than one hundred fifty
(150) days or one-third (1/3) of the remaining period until the expiration of the term, whichever is less, to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within such period) and Tenant delivers to Landlord a written termination notice within fifteen (1 S) days after receiving Landlord's notice.

16.3 Abatement of Rent. If the Building or any portion thereof is damaged by casualty so that it is untenantable for more than two (2) consecutive business days, base rent and Taxes and Operating Costs will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord, from the date of the damage until Landlord has substantially completed the repairs it is required to make (regardless of whether or not Landlord has collected sufficient insurance proceeds for such repairs) and gives Tenant access to the Premises, or Tenant reoccupies or can reoccupy the damaged part of the Premises, whichever is earlier. The abatement of base rent, Taxes and Operating Costs will not exceed the net amount of rental loss insurance collected by Landlord for or by reason of such casualty. The abatement of base rent, Taxes and Operating Costs described above is Tenant's sole remedy and compensation in connection with any damage, destruction or repairs, except for Tenant's right to terminate as permitted in this Article, or unless Landlord willfully fails to attempt to complete with diligence the repairs it is required or elects to make.

     16.4 Consequences of Termination. If this Lease is terminated per this
Article 16 or Article 17 but Tenant holds over in the Premises, then despite the second to last sentence of Section 24.1, the most recent annual base rent will not be doubled, and any abatement of rent that applied prior to the termination will continue to apply to the same extent and for the same period that it would have absent the termination. However, the rest of Section 24.1 will continue to apply. Notwithstanding anything to the contrary, after a termination of this Lease per this Article 16 or Article 17: Tenant shall remove Tenant's Property from the Premises as quickly as reasonably practicable, but in any event within sixty (60) days after such termination; Tenant assumes all risk of loss and/or damage to Tenant's Property from any source, and waives against Landlord and its Affiliates all Liabilities in connection therewith; Tenant shall cooperate with Landlord at Tenant's expense to minimize any interference with Landlord's activities on the Premises; and upon Landlord's request, Tenant shall immediately remove (or relocate to an unaffected part of the Building, if any, or the Premises) the items of Tenant's Property specified by Landlord if, in Landlord's good faith belief, such removal or relocation is necessary to avoid the risk of additional damage, injury or death or to comply with applicable Laws, and if Tenant does not so remove or relocate those items of Tenant's Property as so required, those items shall be deemed abandoned by Tenant and Landlord shall have all of the rights set forth in the second sentence of
Article 3.

     16.5 Reconstruction Costs. "Reconstruction Costs" means the costs advanced by Tenant, if any, to perform Landlord's repairs up to the same level of fit and finish that existed immediately prior to the casualty damage if and to the extent-that Tenant specifically has been granted the right in this Article 16 to advance such costs. Reconstruction Costs shall not include any costs to repair or replace Tenant's Work, Tenant's Property or any Alterations, nor any advances that are subsequently repaid to Tenant (whether by insurance or otherwise).

17.  CONDEMNATION.
     ------------

     (a) If all or substantially all of the Premises is condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a conveyance in lieu thereof ("Condemned" or a "Condemnation"), this Lease will terminate as of the day before the Condemnation.

     (b) If more than twenty-five percent (25%) of the usable area of the Building is Condemned, either Landlord or Tenant may terminate this Lease as of the day prior thereto by delivering written notice to the other within fifteen
(15) days after the Condemnation. Tenant also will have the right to terminate this Lease subject to the terms of and in the manner described in Section (16.2 (x), (y) and (z) if the Condemnation denies Tenant access to the Building or effectively renders the Building untenantable in the same manner, to the same extent and for the same periods as a casualty as described in those Sections, or at least thirty percent (30%) of Tenant's parking spaces are Condemned and are not restored or replaced by Landlord and the ratio of the number of Tenant's parking spaces Condemned compared to the rentable area of the Building Condemned at the same time (if any) is materially greater than the ratio of Tenant's total initial parking spaces compared to the initial rentable area of the Building, in each case effective as of the date of Condemnation.

     (c) If part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in
Section 16.1, mutatis mutandis, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary approvals, building permits and licenses and substantially all of the proceeds of any awards granted for the Condemnation, and then will proceed diligently with the repairs. As of the date of Condemnation, base rent will abate in proportion to the area of the Building Condemned.

Except for Tenant's rights to receive its share of Net Proceeds as set forth in Addendum #3, all proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Except for Tenant's right to receive Net Proceeds as set forth in Addendum #3, Tenant waives all claims against Landlord and the condemning authority with respect thereto, and in connection with a Condemnation, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     18.1 Landlord's Consent Required. Tenant will not, and does not have the right or power to, voluntarily, involuntarily or by operation of any Laws, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees (or employees of Tenant's current or future joint venturers or development partners who are temporarily working nn joint projects with Tenant and who will not, in the aggregate, occupy more than 25,000 square feet of space in the Building) to occupy the Building or the Premises (singularly or collectively, "Transfer"), without in each instance first obtaining Landlord's prior written consent (unless Landlord's consent specifically is not required per Section 18.5(c)) and complying with this Article and any attempt to do so without this consent (which may be withheld arbitrarily unless otherwise specifically set forth in this Article) and compliance will he null and void and a default, unless otherwise specifically elected by Landlord in writing.

     18.2 Notice. Tenant will notify Landlord in writing at least thirty (30) days before any proposed or pending Transfer (or as soon as reasonably possible in the case of the Transfer pursuant to Section 18.5 (c) if thirty (30)-day advance notice is not possible, but in any case before such a Transfer) and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the final executed Transfer documents, current financial statements prepared or reviewed by an independent certified public accountant, a current Dun & Bradstreet report (if available) and other reasonably available financial information about and banking references for the proposed Transferee, and information as to the type of business and business history of the proposed Transferee. All of this information must be certified as true and correct by a senior, responsible officer of the party providing the information. The financial information received by Landlord from the Transferee will be treated as confidential information, unless the information is otherwise publicly available or is obtained by Landlord from other sources, and in any event Landlord may disclose it to Landlord's lenders, attorneys, accountants, prospective purchasers and their agents, to he treated by them as confidential to the same extent as by Landlord.

     18.3 Reasonable Consent. Landlord will nit unreasonably withhold or delay its consent to an assignment or sublease by Tenant, but Landlord may withhold its consent to any other Transfer (including, without limitation, any hypothecation or assignment for security purposes) arbitrarily and in its sole discretion. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default or any of the other material terms and conditions of this Article have not been complied with, or if any of the following conditions are not satisfied: (a) the subtenant or assignee will use the Building and the Premises only for the uses permitted in Section 1.1(h) and otherwise in accordance with this Lease, and the business and reputation of the subtenant or assignee are reasonably acceptable to Landlord and Landlord' Mortgagees (and Landlord's Mortgagees will not unreasonably withhold or delay their consent); (b) the subtenant or assignee is reputable and creditworthy and has the independent financial ability to perform its obligations under its assignment or sublease without undue financial burden in Landlord's reasonable judgment (which reasonable judgment shall be deemed satisfied if the subtenant or assignee has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease), and it is not then subject to any bankruptcy or reorganization plan, proceeding or order, and no receiver is managing its affairs or assets; and (c) there will be no more than an aggregate of six (6) subleases of the Premises at any one time. These conditions are not exclusive and Landlord may consider other factors deemed to be relevant in determining if Landlord should grant or reasonably withhold its consent.

     18.4 No Release of Tenant. Whether or not Landlord consents, no Transfer will release or alter any of the Transferor's or Tenant's Liabilities hereunder, including, without limitation, the joint and several obligations of the Transferor and Tenant to pay rent and perform all of Tenant's other obligations under this Lease, except that, provided that there is then no default by Tenant under this Lease, but notwithstanding any other provisions of this Lease to the contrary, an assignor will be released (a "Released Assignor") from further obligations under this Lease as of the date that the following conditions are satisfied:

     (a) There is a valid assignment of this Lease by the assignor in accordance with the terms of this Article to an assignee who has a net worth, Moody's or Standard & Poor's credit rating and financial capability at least equal to those possessed by PictureTel Corporation when PictureTel Corporation executed this Lease or equal to those possessed by the assignor just prior to the assignment (whichever are better), or the assignor validly assigns this Lease to and merges into or consolidates with a Permitted Assignee and thereby ceases to exist. PictureTel Corporation's, credit rating as of the date of its execution of this Lease is deemed to be Baa2 (Moody's) and BBB (Standard & Poor's),

     (b) The assignee (including a Permitted Assignee) unconditionally assumes in writing for Landlord's benefit this Lease and all of the assignor's and Tenant's Liabilities including, without limitation, those that arose prior to the assignment, and notwithstanding any other provision of this Lease, upon such assignment and assumption the assignor shall have no further obligations under this Lease and may cease its existence without any violation of any provision of this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant and/or against the Transferor without proceeding or exhausting its remedies against the other. After any assignment, or after subleases) aggregating more than fifty percent (SO%) of the area of the Building with an initial term (including options) of at least seventy-five percent (75%) of the remaining term of this Lease at the time of such Transfer, Landlord may consent in its arbitrary discretion to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant or a Transferor of its Liabilities under this Lease (as it may be amended), provided that unless Tenant or a Transferor consents in writing, Tenant or such Transferor (as applicable), will not become liable by reason of any such Transfer or amendment to the extent of any increase in Tenant's or such Transferor's (as applicable) aggregate obligations and liabilities under this Lease as set forth in such Transfer or amendments, or for increases in the scope of any indemnities owed to Landlord (e.g., an additional act or omission requiring indemnification, as opposed to an increase in the potential liability under an existing indemnity), or for any increase in the Lease term, except for: (a) Extension Options exercised pursuant to and in accordance with Addendum #? hereto or otherwise agreed to by Tenant or Transferor (as applicable); or (b) other extensions agreed to by a Transferee, in each case if such other extension is permitted in accordance with the terms of a written agreement between Tenant or the transferor and such Transferee, provided that within thirty (30) days after such extension has been entered into Tenant receives notice, or in fact otherwise becomes aware, that such extension has been entered into. Subject to the following, but notwithstanding anything else to the contrary, Tenant and a Transferor will not be relieved of any Liabilities under this Lease if and to the extent that Landlord grants or consents to any waivers under this Lease to or for the benefit of any Transferee (but if, prior to a breach by Tenant or any Transferee, Landlord waives in writing the performance by the Transferee of any obligation that Tenant otherwise would be required to perform under this Lease, that waiver also shall apply with respect to Tenant [or such Transferor, as applicable]). Landlord's waivers with respect to a Transferee will not affect the rights (if any) of Tenant or the Transferor (as applicable) against the Transferee for any breach of this Lease or any assignment, sublease or other agreement (as applicable) by the Transferee. However, all of such rights against the Transferee will be subject and subordinate to Landlord's rights under this Lease against: the Transferee in the event of a default under this Lease.

     18.5       Additional Terms.
                ----------------

     (a) Tenant will pay Landlord's reasonable attorneys' fees and other costs in connection with any request for Landlord's consent to a Transfer. This
Article is binding on and will apply to every Transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right in its arbitrary discretion to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: all consideration paid or payable for or by reason of any assignment of this Lease (other than an assignment to a Permitted Assignee), and in the case of a sublease, the amount by which the sublease rent and other consideration paid or payable exceeds the base rent, Taxes and Operating Costs payable by Tenant under this Lease for the sublease term (prorated if the area subleased is less than the entire area of the Building), in each case after Tenant first recovers its bona fide, reasonable out-of-pocket costs paid to third parties unaffiliated with Tenant or the subtenant or assignee to obtain the subtenant or assignee (including without limitation, attorneys fees, brokerage commissions, new tenant improvements made solely for the subtenant or assignee), and Tenant recovers any free rent granted. At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor. Tenant will promptly deliver to Landlord copies of all executed transfer documents, all collateral agreements and all later amendment.

     (b) An assignee will be deemed to have assumed all of Tenant's Liabilities under this lease and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment, although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is also understood that Tenant's and any assignee's Liabilities and indemnities relating to the use and occupancy of the Premises will remain as set forth in this Lease and any amendments thereto. To confirm the foregoing, a prospective assignee will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above. Tenant and the assignee will be deemed to be jointly and severally liable for all Liabilities of the Tenant under this Lease. A sublease will be deemed to be subject and subordinate to this Lease in all respects; Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease (although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is understood that Tenant's Liabilities and indemnities relating to the use and occupancy of the Premises remain as set forth in this Lease and any amendments thereto); the subtenant will acquire no rights or claims against Landlord or its Affiliates; if this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the s>.iblease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. Sublessees will not have the right or power to make further Transfers, and any attempt to do so will be null and void and a default unless otherwise specifically elected by Landlord in writing. Tenant will make each prospective Transferee aware of the terms of this Article and will deliver to each prospective Transferee a true and correct copy of this Lease prior to any Transfer. Each document of assignment, sublease or other Transfer, at every level, must include or explicitly incorporate the terms of this Article. Landlord may require confirming and/or additional assurances arid agreements for its protection from Tenant and the assignee or subtenant, each of whom agrees to give such assurances and execute such agreements, in each case consistent with the terms of this Lease. Notwithstanding anything to the contrary, except for a valid assignment or sublease to a Permitted Assignee or a Permitted Sublessee, respectively, Tenant will not, and will not have the right or power to, assign or convey to, or sublease or otherwise Transfer more than 20,000 square feet in the Building to, any then-current tenant that leases more than 20,000 square feet in any project which lies within the "Project Area" as depicted in Exhibit "K" hereto, and of which, at such time, Landlord or any of its Control Affiliates is the owner, or a general partner in the Owner, or a shareholder (in a closely held corporation) of at least forty percent (40%) of the issued and outstanding voting shares of the owner or a general partner in the owner, and Landlord may arbitrarily withhold its consent to such a Transfer.

     (c) If Tenant is a corporation, the Transfer, directly or indirectly, by one or more transactions of more than forty percent (40%) of Tenant's capital stock (but if Tenant is a public corporation whose stock is regularly traded on a national stock exchange or in the over-the-counter market and quoted on NASDAQ, stock purchases in the ordinary course of business on the open market will not be deemed to be Transfers of stock for purposes of this Subsection
(c)), or any dissolution, merger, consolidation or other reorganization of Tenant, or if Tenant becomes a subsidiary or division of another entity, or the Transfer of substantially all of Tenant's assets, will he deemed to be an assignment of this Lease. Notwithstanding anything to the contrary herein contained, an assignment or sublease by Tenant to an entity that is controlled by, controls or is under common control with Tenant, or to an entity resulting from a merger, consolidation or reorganization with Tenant, or to a purchaser of substantially all of the assets or shares of Tenant, will be deemed to be a permitted assignment or sublease, as applicable, that does not require Landlord's or Landlord's Mortgagees' consent provided that the rest of this
Article is complied with, the Transferee (if an assignee) unconditionally assumes this Lease and all of Tenant's Liabilities (including, without limitation, those arising before the assignment) in writing, and the Transferee has a net worth, Moody's or Standard & Poor's credit rating, and financial capability at least equal to PictureTel Corporation's when PictureTel Corporation executed this Lease as set forth in Section 18.4(a) (and such Transferee will be a "Permitted Assignee" or a "Permitted Sublessee," as applicable). As a material inducement to Landlord, Tenant agrees that it will make each potential Transferee contemplated by this clause (including any potential purchasers or candidates for merger, consolidation or reorganization) aware of this clause and the rest of this Lease, deliver a copy of this clause and the rest of this Lease to such party prior to entering into such an agreement with such party and make the written assumption described herein and the compliance with this Article a condition to the effectiveness of such an agreement.

     (d) An assignee pursuant to a valid assignment and assumption of this Lease in accordance with the terms of this Article shall be regarded as the Tenant under this Lease with all of the rights and Liabilities of the Tenant, except as otherwise specifically provided in this Lease, but this shall not affect the assignor's continuing liability under this Lease as set forth in Section 18.4.

19.  MORTGAGEE PROTECTION; UNPERMITTED FINANCING LANDLORD'S LOAN DEFAULTS.
     --------------------------------------------------------------------

     19.1 Subordination and Attornment. This Lease is subordinate to all Superior Leases and Mortgages (defined in Section 24.4), and Tenant will attorn to each person or entity that succeeds to Landlord's interest tinder this Lease, provided that such person or entity agrees in writing not to disturb Tenant's rights under this Lease as long as Tenant is not in default. This Section is self-operative, but if requested to confirm a subordination and/or attornment or non-disturbance, Tenant will execute subordination and/or attornment and/or non- disturbance agreements furnished by Landlord or Landlord's lessor or mortgagee under any of the Superior Leases and Mortgages (a "Landlord's Mortgagee") within twenty (20) days after request and provided that such agreements: materially substantively conform to typical institutional forms of agreements then in use and do not result in a material adverse change in any of the material terms of this Lease, and provided that any such subordination agreements shall provide that the lender shall agree to concurrently deliver to Tenant any notices of Landlord's default delivered to Landlord and to accept from Tenant a cure of such defaults (if and to the extent that such defaults are curable by Tenant) within the cure periods for such defaults granted to Landlord under such loans; or materially substantively conform to one or more of the forms attached as Exhibit "J" hereto. However, if Landlord or Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

     19.2 Mortgagee's Liability. The obligations and Liabilities of Landlord, Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Premises or is thc. lessee under a ground lease of the Premises. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Premises for any payment of base rent made more than thirty (30) days in advance of the due date for such payment as set forth in this Lease. Landlord's Mortgagees and their successors will not be liable for:
(a) acts or omissions of prior owners; (b) the return of any security deposit not delivered to them; or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     19.3 Mortgagee's Right to Cure. No act or omission (if any) which otherwise entitles Tenant under the terms of this Lease or by any Laws to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than sixty [60J days and which, in any case, will be long, enough to allow the Landlord's Mortgagees sufficient time within which to complete such a correction or cure in a commercially reasonable and diligent manner). Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations except a s may otherwise be permitted in this Lease (although if Landlord or Landlord's Mortgagees fail to cure as set forth above, then nothing in this clause shall prevent Tenant from exercising any of its rights and remedies as specifically set forth in this Lease). Landlord will (and upon Tenant's written request shall), and/or Landlord's Mortgagees may, give notice to Tenant in writing of the identity of any mortgagee of the Premises and Tenant may rely on such notices) in complying with this Article.

     19.4 Unpermitted Financing. So long as Tenant is not in default and is entitled to continue to receive a share of Net Proceeds in accordance with Addendum #3, Landlord agrees not to use the Premises or any portion thereof to secure any indebtedness other than:

     (a) The initial acquisition, construction/development, and/or permanent financing in connection with the Premises and any additional advances thereunder and any extensions, renewals, consolidations, replacements or modifications thereof, so long as the proceeds thereof are used for the purposes set forth in Subsection (b) below; or

     (b) Financing, the proceeds of which are: used to repay all or part of the financing described in Subsection (a) above; or used to benefit the Premises or pay any Liabilities in connection therewith or as required under this Lease; or are included in Cash Proceeds; or used to pay for any development fees, management fees or fees in lieu thereof payable to Landlord or its Affiliates pursuant to this Lease or in connection with Landlord's Work or in connection with the construction of any additional buildings on the Premises or the enlargement of or other modification of the Building or the rest of the Premises.

Secured financing that is prohibited pursuant to this Section 19.4 is called the "Unpermitted Financing."

     19.5  Landlord's Loan Defaults.  If either:
           ------------------------

     (a) Landlord defaults under any loans the lender of which is the beneficiary under the Letter of Credit, and as a result of Landlord's default such lender/beneficiary draws under the Letter of Credit (not including any draws of the type described in Sections 24.17(b) or (e)), and Landlord's default did not arise as a result of Tenant's breach of its obligations under this Lease (e.g., Tenant's failure to pay rent in full when due hereunder) and at the time of Landlord's default Tenant is not in default under this Lease; or

     (b) Landlord defaults under any mortgage loan serviced by the Premises or any portion thereof and the Letter of Credit is not drawn as a result thereof, and Landlord's default did not arise as a result of Tenant's breach of its obligations under this Lease and at the time of Landlord's default Tenant is not in default under this Lease (e.g., Tenant's failure to pay rent in full when due hereunder), and Tenant exercises its rights to cure Landlord's default; or

     (c) The beneficiary of the Letter of Credit draws under the Letter of Credit and such draws are deemed to be LC Advances under Section 24.17(f);

THEN, if and to the extent that Landlord does not reimburse Tenant for the amounts drawn under the Letter of Credit as set forth in Subsection (a) above and/or the amounts paid by Tenant to the mortgagee to cure Landlord's default as set forth in Subsection (b) above and/or pay to Tenant as and when required amounts due under the LC Note (including for purposes of this Section only amounts, if any, that remain due under the LC Note after funds from a permanent loan have been received by Landlord and used to prepay Tenant as provided under the LC Note) as described in Section 24.17(f) (collectively, the "Cure Payments"), notwithstanding anything to the contrary in this Lease: (i) as described in Section 3 of Addendum #3, Net Proceeds first will be distributed to Tenant to repay the unrepaid Cure Payments; and (ii) if there are any unrepaid Cure Payments as of the date that the loan secured by the Letter of Credit and the mortgage loan and any refinancing thereof are fully paid, Tenant may offset against base rent an amount equal to the difference between the monthly base rent due from Tenant, less the monthly debt service (multiplied by 1.2) due to any then-existing Landlord's Mortgagees, until the Cure Payments have been repaid in full. For purposes of this Section, Landlord's default under the applicable loans) shall be deemed to be a breach of Landlord's obligations under the applicable loans) which is not cured within applicable notice and cure periods under such loans. Such loans shall provide that: (A) the lenders) shall deliver notices of such defaults to Tenant concurrently with delivery to Landlord; and (B) that the lenders) will accept a cure of such defaults by Tenant (if and to the extent that such defaults are curable by Tenant) within the cure periods for such defaults granted to Landlord under such loans.

     20.  ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.
          -------------------------------------------

     (a) Tenant will from time to time, within twenty (20) days after written request by Landlord (which request will be made in accordance with Section 24.16), execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be truthfully and accurately noted to the contrary by Tenant therein) such information that is available to Tenant concerning this Lease or Tenant or its Affiliates as Landlord or its designees may request. Tenant understands that Landlord's timely receipt of these Estoppel certificates may be critical and Tenant agrees that if it fails to execute and deliver estoppel certificates as required, Landlord's good faith representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

     (b) Within ninety (90) days after the end of each fiscal year of Tenant that falls within the term of this Lease, Tenant will prepare and/or obtain, at no cost or expense to Landlord, annual audited financial statements for Tenant and any assignee of this Lease and any sublessee of more than 30,000 square feet in the Building (including, without limitation, a balance sheet, income statement and statement of sources and uses of funds) prepared in accordance with generally accepted accounting principles and signed by an independent certified public accountant (the "Financial Statements"). Within ten (10) days after Landlord's written request from time to time, Tenant shall deliver to Landlord (and if requested, to Landlord's Mortgagees) copies of the most recent annual and quarterly Financial Statements, whether or not audited (provided, however, that for so long as Tenant and/or the assignee and/or the sublessee is a public company, such public company shall not be required to release its Financial Statements to Landlord or Landlord's Mortgagees until it releases them or is permitted to release them to the public, whichever is earlier).

     21.  DEFAULT.
          -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) [INTENTIONALLY OMITTED]; (b) the failure to pay rent or any other required amount within ten (10) days after written notice that the payment is due, but even if Tenant has not paid in full within the first ten
(10)-day period, Tenant will not be in default unless it fails to pay in full within ten (10) days after an additional written notice that payment is due (except that no such additional notice will be required if Tenant has failed to pay rent when due more than twice in any twelve (12)-month period); (c) as provided in Articles 23 and 25; (d) a Transfer or attempted Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies (unless such insurance policies are not generally offered by responsible insurance companies, in which case Tenant must maintain the closest form of policy then generally offered by responsible insurance companies, and in which case Landlord's insurance obligations will be similarly modified); or (f) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease and if such failure continues for an additional five (5) days after the expiration of such prior period and the delivery of a subsequent written notice; if no time period is specified, it will be a default if this failure continues for thirty
(30) days after written notice from Landlord to Tenant, but if more than thirty
(30) days are reasonably required to cure, Tenant will not be in default if Tenant promptly begins to cure within the thirty (30)-day period and then diligently completes the cure as soon as possible but within seventy-five (75) days after the notice of default is given, or such longer period as may be otherwise permitted in this Lease.

     22.  REMEDIES FOR DEFAULT.
          --------------------

     22.1 General. If Tenant defaults, Landlord may at any time thereafter, with or without notice or demand, do any or all of the following in its arbitrary discretion: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) in any manner permitted by law or this lease, and with or without notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Premises, and expel Tenant and Tenant's Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

     22.2  Tenant's Obligations.  If Tenant defaults:
           --------------------

     (a) All rent due at the time of the default will be paid immediately and Tenant also will pay such costs as Landlord may incur for attorneys' fees and reasonable costs, inspection fees, brokerage fees, putting the Premises in good order, condition and repair (fire and casualty excepted), but not including costs to improve the Premises for a new tenant, and, in addition, Tenant specifically agrees to pay an amount equal to the amount (if any) set forth in Exhibit "I-I" hereto applicable to the month in which the default occurs (the "Unamortized Costs").

     (b) Landlord may, at its sole option and in its arbitrary discretion, re-let all or any portion of the Premises on terms satisfactory to Landlord in its arbitrary discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant concessions, tenant allowances and/or free rent, among other things.

     (c) Unless and until Landlord elects to accelerate the rent due pursuant to
Section 22.2(e) and Tenant pays all the amounts due thereunder, whether or not the Premises are re-let, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the entire Lease term (assuming the original expiration date, as extended) in the same manner and at the same time as if this Lease had not been terminated.

     (d) If Landlord re-lets the Premises, the date that the new tenant begins to pay hale rent to Landlord will be referred to as the "New Rent Payment Date." Subject to the rest of this Subsection, Tenant will he entitled to a credit (the "Credit") against the amounts owed by Tenant in an amount equal to: (a) the total rent stream payable by the new tenant to Landlord only for the period starting on the New Rent Payment Date and ending on the original expiration date of this Lease, as it may have been extended by Tenant prig to the default (and if the amounts owed by Tenant to Landlord have been accelerated pursuant to Subsection (e) below, then the total rent stream owed by the new tenant will be discounted to the date of such acceleration or the New Rent Payment Date, whichever is later, at the prime rate then charged by the Bank of Boston on such date); less (b) the costs and expenses incurred by Landlord to relet the Premises to such new Tenant (including, without limitation, marketing fees, brokerage fees, legal fees and the costs to repair and improve the Premises for such new tenant). The Credit to be received by Tenant will never exceed the amounts actually owed by Tenant to Landlord and Landlord will not be required to pay any amounts to Tenant by reason of the Credit. Neither the Credit nor any other credit will be given to Tenant for any rent received or projected to be received from any reletting for any period after the original expiration date of this Lease, as it may have been extended by Tenant prior to the default.

     (e) At Landlord's option, Landlord may, by written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the total rent stream which would have accrued to Landlord under this Lease for the remainder of the Lease term as accelerated (assuming the original expiration date, as extended) if the default had not occurred, discounted to the date of Landlord's election at the then prime rate charged by the Bank of Boston (or its successor), plus all of the unpaid expenses described in Sections 22.2(x) (except for the Unamortized Costs) and 22.2(f).

     (f) No action of Landlord in connection with any re-letting, or failure to re-let or collect rent under such re-letting, will operate or be construed to release or reduce Tenant's Liabilities hereunder. Without limiting any of the foregoing provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

     (g) Any amount drawn under the Letter of Credit pursuant to Section 24.17(c) or any amount of the cash security deposit applied by Landlord pursuant to Section 24.17(c) shall be credited against amounts owed by Tenant to Landlord under this Section 22.2, whether for base rent, additional rent, Unamortized Costs or liquidated damages, but among them as specified by Landlord.

     22.3 Redemption. Tenant waives any and all rights of redemption granted by or under any Laws if Tenant is evicted or dispossessed for any default by Tenant, or if Landlord obtains possession of the Premises by reason of any default by Tenant.

     22.4 Performance by Landlord. If Tenant fails to perform any of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at tile expense of Tenant. Landlord will attempt to provide Tenant with oral or written notice before performing Tenant's obligations, but if Landlord believes that such actions are necessary due to an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give notice before performing Tenant's obligations. Tenant will pay on demand all reasonable costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations.

     22.5 Post-Judgment Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Bank of Boston's (or its successor's) prime rate plus three percent (3%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

     23.  BANKRUPTCY PROVISIONS [SEE EXHIBIT "F"].
          ---------------------------------------

     24. GENERAL PROVISIONS.
         ------------------

     24.1 Holding Over. Tenant will not hold over in the Premises after the end of the Lease term without the express prior written consent of Landlord, which may be withheld arbitrarily. However, provided that Tenant is not in default, Tenant may extend the Lease Term on the same terms and conditions provided that Tenant delivers an unconditional extension notice to Landlord at least six (6) months before the end of the term (or any extensions thereof) and specifies in that notice the length of extension period, which cannot be more than three (3) months. If Tenant validly exercises this extension right, the term will be deemed extended for the period specified in Tenant's notice (but not for more than three (3) months), and such extension will be part of the Lease term and will not be considered a holding over by Tenant, but there will be no further extension rights. This extension right is applicable only at the end of the Lease term, as extended. Landlord will diligently attempt to include in its lease with any succeeding or prospective tenant provisions disclaiming liability for consequential damages (i.e., damages for lost business or revenue, as opposed to actual damages or penalties) to any such tenant, and/or provisions limiting such succeeding or prospective tenant's remedies solely to the termination of the Lease, as a result of Landlord's failure to substantially complete and deliver space to such tenant as required, but Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding or prospective tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence, the tenancy will be a tenancy at sufferance terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled (except as specifically set forth in Section 16.4). Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over (except as specifically set forth in 16.4).

     24.2 Entry By Landlord. Landlord and its designated representatives at all times shall have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Building, excluding doors to Tenant's vaults and files. Landlord in good faith will attempt to give Tenant reasonable advance (which will not require more than twenty-four (24) hours prior) written notice to Tenant or to a responsible officer of Tenant or Tenant's designated facilities manager, or oral notice to a responsible officer of Tenant or Tenant's designated facilities manager, prior to entering the Building and not to unreasonably disturb the conduct of Tenant's business by such entry, but Landlord need not give prior notice and will have the right to use any means necessary to enter the Building if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Entry to the Premises or the Building and the exercise of Landlord's rights in accordance with this Lease will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or the Building or an eviction of Tenant from the Premises or the Building or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

     24.3 Brokers. Tenant represents and warrants that it has had no dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction, except for Tenant's Broker. The parties acknowledge and agree that Landlord has paid all brokerage commissions and other compensation due to Tenant's Broker under the Existing Lease, and that no brokerage commissions or other compensation are owed by Landlord to Tenant's Broker in connection with this Lease or the Existing Lease.

     24.4 Quiet Enjoyment. So long as Tenant pays all rent and pays and performs its other Liabilities as and when required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages and other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Teases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and the documents and agreements in connection therewith, and all renewals, modifications, consolidations,-replacements or extensions thereof and advances made there>..mder, affecting all or any portion of the Premises, but not including any of the same securing or relating to an Unpermitted Financing.

     24.5 Security. Tenant is solely responsible for providing security for the Premises and Tenant's personnel within the Premises. Without limiting the generality of this Section, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Building or the Premises or Tenant's personnel, and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems (although this is not meant to imply that Tenant will have liability therefor or be required to indemnify Landlord therefor, unless Tenant is otherwise liable therefor or required to indemnify Landlord therefor pursuant to the other terms of this Lease); and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises or the Building. Subject to the terms and conditions in this Lease, Tenant will have the right to install a security system for the Building at Tenant's sole cost and expense. Tenant will keep Landlord fully apprised and give to Landlord's designated representatives the means necessary to bypass the security system and enter the Building in the event of an emergency.

     24.6 Obligations: Successors; Recordation. If Tenant consists of more than one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18 or elsewhere in this Lease, this Lease inures to the benefit of and binds Landlord, Tenant and their respective successors and assigns and anyone who acquires an interest in this Lease, or in the case of Landlord anyone who acquires title to the Premises. Tenant will not record this Lease, belt each party agrees on the written request of the other, to execute a notice of lease in recordable form and in customary form reasonably satisfactory to Landlord's attorney.

     24.7 Late Charges. If any rent or other amounts payable by Tenant are not received within five (5) days after the due date more than twice in any calendar year, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (IO) days after the due date, the amounts also will bear interest from the due date until paid at the interest rate in Section 22.5. Notwithstanding the previous sentence, for the first and second times in any calendar year that any rent or other amounts payable by Tenant are not received within five (5) days after the due date, if Landlord accordingly incurs late charges from one or more of its lenders, then Tenant shall pay such late charges up to a maximum of five percent (5%) of the amount overdue from Tenant. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

     24.8 Accord and Satisfaction. Payment by Tenant or acceptance by Landlord of less than the full amount of rent due is not a waiver (unless such acceptance is accompanied by a written waiver signed by Landlord specifying that such acceptance is a waiver and specifying the amount being waived), but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the frill amount due.

     24.9 Prior Agreements; Amendments; Waiver. This Lease is an integrated document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings except for that certain Letter Agreement, dated 9/16/97, regarding, among other things, a $234,864 net refund to Tenant, and except that the Existing Lease shall be deemed to have been in effect until the effective date of this Lease. This Lease may not be amended except by an agreement in writing signed by Landlord and Tenant. All waivers must be in writing, specify the act or omission waived and be signed by the party charged with the waiver. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent (except as specifically provided otherwise in Section 24.8), collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

     24.10 Representations: Inability to Perform. Except as may be specifically set forth as representations and warranties in this Lease, Landlord and its Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises or this transaction. Landlord will not be in default nor incur any Liabilities if it does not fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control, but will not be deemed to limit in any way Landlord's repair and maintenance obligations under Section
12.1 or its repair and/or restoration obligations under Articles 16 and 17, except to the extent that such repair, maintenance or restoration activities are affected by such events or causes.

     24.11 Legal Proceedings. In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor, judgment is entered the actual attorneys' fees and costs incurred. Subject to Article 14, Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) brought against any person or entity (other than a permitted Assignee under Section 18.5(c) or any assignee pursuant to an assignment that caused the assignor to become a Released Assignor) holding any interest under this Lease or using the Premises by license of or agreement with Tenant (provided that Tenant's indemnity obligations in this case will not exceed the indemnity obligations that Tenant would have had under Article 14 if Tenant "stood in the shoes" of such other person or entity and the action or proceeding was brought against Tenant); or (b) brought by any person or entity (other than an assignee under a valid assignment of this Lease if and to the same extent that Tenant would have had the right to bring such action or proceeding against Landlord under the same circumstances) holding any interest under this Lease or using the Premises by license of or agreement with Tenant; or (c) necessary to protect Landlord's interest under this Tease in a proceeding under the Bankruptcy Code or in connection with the matters described or contemplated in Exhibit "F" hereto. Unless prohibited by law, Tenant waives the right to trial by ,jury in all actions involving or related to this Lease, the Premises or any collateral or subsequent agreements between the parties, and any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default (although this waiver of counterclaim will not be deemed to prohibit Tenant from bringing any claims in a separate non-consolidated action). Tenant also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease or involving Landlord or Landlord's Affiliates in any way, and Tenant agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. In any circumstance where a party is obligated to indemnify or hold harmless the other party under this Lease, that obligation also will include the obligation to protect the other party and defend it with counsel acceptable to the other party or, at the other party's election, the other party may employ its own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

     24.12 Ownership: Invalidity; Remedies; Choice of Law. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will he relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease or the Premises without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or of the Premises, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

     24.13 Triple Net Lease, Consent. The parties acknowledge and agree that this is intended to be, to the fullest extent possible, a "triple net" lease, and all costs and expenses in connection with the Premises in addition to the base rent are intended to be paid or reimbursed by Tenant unless otherwise stated in this Lease (but this shall not he deemed to affect Landlord's obligations to pay portions of the Net Proceeds to Tenant to the extent set forth in Addendum #3). Notwithstanding anything to the contrary, Landlord will not be required under any circumstances to agree to any amendments, modifications, waivers, increases or decreases in any of the terms of this Lease or any of the rights and obligations of the parties hereunder, whether or not such agreement would he reasonable under the circumstances. In any dispute involving Landlord's withholding of consent or approval or its exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent or approval should be granted), and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

     24.14 Presumptions: Exhibits; Submission. This Lease will be construed without regard to any presumption or other rule requiring construction or interpretation for or against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits, addenda and riders attached to this Lease are incorporated in this Lease by this reference. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant.

     24.15 Cooperation. If Landlord finds it necessary to enter the Building to perform its obligations or exercise its rights under this Lease, Tenant will cooperate reasonably with Landlord, and this cooperation will include moving machinery, equipment or Alterations within the Building and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

     24.16 Notices. Unless otherwise specifically stated in this Lease, all notices, demands or communications required or permitted under this Lease (the "Notices") will be in writing and personally delivered (by messenger or recognized national overnight carrier), or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant prior will be delivered to the address for Tenant in Section 1.1 or to such other address as may be specified by Tenant to Landlord in writing. Notices to Landlord will be delivered to the addresses for Landlord in Section I. l or to such other address as may be specified by Landlord to Tenant in writing. Notices will be effective on the earlier of: delivery; or, if mailed, four (4) days after they are mailed in accordance with this Section.

     24.17       Letter of Credit.
                 ----------------

     (a) Upon the execution and delivery of this Lease, Tenant will obtain and deliver to Landlord an irrevocable, unconditional standby letter of credit in accordance with the terms and conditions of this Section (the "Letter of Credit"). The Letter of Credit will be in the amount of $7.3 Million, wilt be issued initially by Bank of Boston (or its successor) or Chemical Bank and subsequently by any issuer that meets the criteria in Section 24.17(e), will name Landlord (or, at Landlord's request from time to time, a current lender to Landlord) as the beneficiary thereof and will have an initial term of at least one (1) year and, with renewals, an aggregate term (as renewed) as set forth below. The terms of the Letter of Credit shall be as set forth in this Section
24.17 and in form reasonably acceptable to the beneficiary thereof. The beneficiary shall have the right to draw under the Letter of Credit on one or more occasions from time to time during its term and in accordance with the terms hereof simply upon presentation to the issuer of a sight draft executed by the beneficiary or its authorized representative and without further condition, and the issuer shall pay upon presentation of such draft without deduction or offset of any type. The Letter of Credit shall be assignable in whole but not in part, and at Landlord's request from time to time, it shall be reissued in favor of a new beneficiary in accordance with the terms of this Lease. Provided that Tenant is not in default and is entitled to continue to receive a share of Net Proceeds in accordance with Addendum #3, Landlord agrees not to request that any of its lenders be named as a beneficiary under the Letter of Credit with respect to any Unpermitted Financing supplied by such lenders.

     (b) Each loan obtained from time to time by Landlord in compliance with this Lease which is secured by the Letter of Credit (other than the initial mortgage construction loan) sometimes is referred to as the "Letter of Credit Loan." Until and unless the Letter of Credit is drawn upon, starting as of one
(1) year after the Commencement Date, and on each annual anniversary thereafter (or, if the Letter of Credit Loan has not funded within one (1) year after the Commencement Date, then starting as of fifteen (15) months and fifteen (15) days after the Commencement Date, and on each annual anniversary thereafter), the face amount of the Letter of Credit shall be reduced in an amount equal to the annual principal reduction that would result from a direct reduction loan amortization schedule, assuming an interest rate equal to the interest rate used to calculate principal amortization under the Letter of Credit Loan (such schedule to be provided or approved by the lender of the Letter of Credit Loan), which will have the effect of reducing the Letter of Credit to zero over the initial term of the Lease (as it may be extended pursuant to Section 4(b)). However, subject to the foregoing but notwithstanding anything else to the contrary, even if the Letter of Credit has been drawn upon, if and to the extent that those amounts are repaid to Tenant, Tenant shall thereupon cause the face amount, and the amount that may again be drawn, under the Letter of Credit to be increased by an amount equal to the amount so repaid. (For example, if $2 Million were to be drawn under the Letter of Credit pursuant to Section 24.17(f), and if that $2 Million were then repaid, the face amount and the amount that could be drawn under the Letter of Credit again would be $7.3 Million.) Tenant shall cause the Letter of Credit to be renewed continuously on the same terms as described above for successive one (1)-year terms (or longer terms) so that the Letter of Credit is continuously maintained for a term expiring at the end of the initial term of the Lease (as it may be extended pursuant to Section 4(b)). Each succeeding Letter of Credit shall be effective on or before the date that the then-existing Letter of Credit expires. Tenant's failure to deliver these renewals of the Letter of Credit to the beneficiary at least thirty (30) days prior to each expiration date shall be a default under this Lease, and at the beneficiary's option, and notwithstanding anything to the contrary, the beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of

Credit for all or any portion thereof; provided, however, that if Tenant delivers the required renewal of the Letter of Credit to the beneficiary before the expiration of the existing Letter of Credit and before the beneficiary has drawn under the existing Letter of Credit, then Tenant shall be deemed to have cured such default.

     (c) The Letter of Credit is security for the timely payment and performance of all of Tenant's Liabilities in connection with this Lease, including, without limitation, Tenant's obligation to pay base rent, additional rent and any amounts due under any Addendum hereto, and the Unamortized Costs if Tenant defaults, and the obligations under Landlord's loans) from its lender(s). If Tenant defaults under this Lease or there is a default under such loans) or if otherwise permitted under the loan documents, the beneficiary may, but shall not be obligated to, draw under the Letter of Credit on one or more occasions, and the beneficiary's drawls) under or failure to draw down all or any portion of the Letter of Credit in any particular instance will not be deemed to be a waiver or election of any rights and remedies of any type, a limitation on Landlord's or the beneficiary's right to damages, a payment of liquidated damages or an accord or satisfaction.

     (d)  [INTENTIONALLY OMITTED]

     (e) Tenant shall cause the Letter of Credit to be replaced by a Letter of Credit issued by another recognized bank located and in good standing in the United States that meets the financial criterion described below and is otherwise reasonably acceptable to the beneficiary: (i) on demand by the beneficiary if the issuer ever fails to meet the financial criterion described below; or (ii) if Tenant wishes to replace the Letter of Credit with a Letter of Credit issued by another bank. The financial criterion referred to above is the requirement that the issuer will maintain ratings from Moody's and Standard & Poor's at least equal to those enjoyed by the initial issuer of the Letter of Credit on the date that the Letter of Credit is issued. The beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of Credit for all or any portion thereof if the Fetter of Credit is not replaced as and when required by an issuer meeting the financial criterion referred to above, and the cash proceeds thereof shall be held and, if necessary, applied, by the beneficiary in the same manner as set forth in Subsection (d) above.

     (f) In addition to the other circumstances set forth in this Lease pursuant to which the beneficiary of the Letter of Credit may draw thereunder, the beneficiary may draw under the Letter of Credit in accordance with the terms of Exhibit "M" or terms substantially similar thereto.

     Any amounts drawn by the beneficiary under the Letter of Credit (not including draws of the type described in Sections 24.17(b) and (e), or draws resulting from Tenant's default under this Lease or any other agreements between Tenant and the beneficiary or Landlord's default under a loan arising as a result of Tenant's breach of its obligations under this Lease) shall be referred to as the "LC Advances," and shall be treated as a loan made by Tenant to Landlord, which shall be repayable on the terms set forth in a promissory note executed by Landlord in favor of Tenant in the form attached as Exhibit "L" hereto (the "LC Note").

     24.18   Other Defined Terms.
             -------------------

     (a) "Affiliates" means: a party's internal partners, and the directors, officers, agents, employees, parent, subsidiaries, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives of the party or its internal partners.

     (b) "Control Affiliates" means a party's internal partners, and the directors, officers, employees, parent, subsidiaries, successors or assigns of the party or its internal partners, or an entity in which any of them owns at least 20% of the outstanding interests or voting shares.

     (c) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, any CC&R's or deed restrictions (or the equivalent) to which the Premises may be subject, licenses, permits (including without limitation the Andover Site Plan Special Permit and any amendments thereto), and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

     (d) "Liabilities" means: obligations, costs, damages, claims, injuries, liens, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or, judgment entered).

     (e) "Related Entities" means a party's successors, assigns, parent or subsidiaries, or any person that controls, is controlled by or is under common control with that party, and the successors or assigns of such person.

     (f) "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

     (g) "Default," when applied to Tenant, and whether or not used with an initial capital, will have the meaning set forth in Section 21.

     24.19 No Partnership. Notwithstanding anything to the contrary, neither this Lease nor the performance of any of the terms and conditions thereof are intended to create or imply, nor shall they create or imply, any partnership, joint venture, trust, fiduciary relationship or agency relationship between Landlord and Tenant (or any of their respective Affiliates).

25.   HAZARDOUS SUBSTANCE.
      -------------------

     Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

     (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Building or the rest of the Premises, or create any release of any hazardous substances, nor permit any of the foregoing to occur, except for customary and reasonable amounts of office supplies and other supplies reasonably used in the conduct of Tenant's permitted research and development, light manufacturing and warehousing activities which may contain or consist of reasonable amounts of hazardous substances, and then only strictly in accordance with applicable Laws. 1f any of the foregoing prohibited activities occur, or if Landlord in good faith believes that any of the foregoing prohibited activities have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant: and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may in good faith direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Taws promulgated by the EPA, OSI-IA or Commonwealth of Massachusetts.

     (b) Immediately pay, and indemnify Landlord and its Affiliates for and hold them harmless from, all Liabilities in connection with or arising directly or indirectly from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, Liabilities to any lenders and the costs of any of the following, whether required by Landlord, any lenders, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Building and the Premises free of hazardous substances stored, handled, transported, used, processed, generated, discharged or disposed of in, on, from or about the Building, or the Premises by Tenant or its Affiliates.

     (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease, but if the failure was not intentional, then if Tenant immediately begins to cure the failure and diligently begins and completes all required remediation, disposal and other responsive actions in accordance with the Lease and applicable Laws and guidelines and all necessary repairs to the Building or the Premises, Tenant will be deemed to have cured the default (although Tenant's indemnity obligations and other Liabilities still will remain). All of Tenant's obligations and Liabilities under this Article will survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Amended and Restated Lease as a sealed instrument as of the date first set forth above.

                                   "LANDLORD"

Executed:      June 4, 1998                 50 MINUTEMAN LIMITED
                                            PARTNERSHIP, a Massachusetts limited
                                            partnership

WITNESS:                                    By:  Niuna-50 Minuteman, Inc.,
                                            general partner

/s/ Illegible                               By: /s/ Illegible
---------------------------                    ---------------------------
                                               Illegible     , President

                                    "TENANT"

Executed:      June 4, 1988                 PICTURETEL CORPORATION, a
                                            Delaware corporation

WITNESS:

/s/ Illegible                               Name: /s/ Lawrence M. Bornstein
---------------------------                       --------------------------
                                                  Name: Lawrence M. Bornstein
                                                  Title: Vice President
                                                  Authorized Signature


/s/ Illegible                               Name: /s/ Richard B. Goldman
---------------------------                       --------------------------
                                                  Name: Richard B. Goldman
                                                  Title: Vice President
                                                  Authorized Signature

                                  EXHIBIT "A"

                                   EXHIBIT "B"

                               PARCEL DESCRIPTION
                               ------------------

                                  PARCEL "c-2"
                                  ------------

A CERTAIN PARCEL OF LAND LOCATED IN ANDOVER, COUNTY OF ESSEX, ' MASSACHUSETTS, SITUATED NORTHERLY OF RIVER ROAD, BEING SHOWN AS PARCEL " C-2 " ON A PLAN ENTITLED, " PLAN OF LAND PREPARED FOR 1776 LIMITED PARTNERSHIP", ANDOVER, HA,
SCALE: 1'=100' DATED: APRIL 17, 1996 REVISED APRIL 25, 1996, PREPARED BY OWEN HASKELL, INC.

SAID PARCEL " C-2 " BEING FURTHER BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF THE PARCEL HEREIN DESCRIBED AT A POINT ON THE EASTERLY SIDELINE OF MINUTEMAN ROAD AND THE SOUTHERLY CORNER OF PARCEL "A-1" AS SHOWN OF SAID PLAN; THENCE,

EASTERLY BY PARCEL " A-1", THE FOLLOWING SIX COURSES:

N 62/degrees/ 29' 10" E TWO HUNDRED THIRTY AND 00/100 FEET (230.00'), N 33/degrees/ 07' 37" E FOUR HUNDRED FIFTEEN AND 00/100 FEET (415.00'), N 12/degrees/ 18' 48" E ONE HUNDRED SEVENTY SIX AND 00/100 FEET (176 . 00' ) , N 14/degrees/ 03' 17" W EIGHTY THREE AND 40/100 FEET (83.40'), BY A CURVE TO THE RIGHT HAVING A RADIUS OF ONE HUNDRED SIXTY AND 00/100 FEET
               (160.00') A LENGTH OF ONE HUNDRED THIRTEEN AND 93/100 FEET (113.93'), TO A POINT AT THE WESTERLY CORNER OF PARCEL "B-1" AS SHOWN ON SAID PLAN; THENCE,

S 30/degrees/ 53' 06" E NINE HUNDRED THIRTY TWO AND 82/100 FEET (932.82') ALONG PARCEL " B-1 " AND THE LAND OF NOW OR FORMERLY OF JOHN PAPPAS TO A POINT ON THE WESTERLY SIDELINE OF RIVER ROAD; THENCE,

BY THE WESTERLY SIDELINE OF RIVER ROAD THE FOLLOWING TWO COURSES:

S 41/degrees/ 08' 17" W   ONE HUNDRED NINE`S FIVE AND 96/100 FEET (195.96')
                          AND
BY                        A CURVE TO THE LEFT HAVING A RADIUS OF NINETEEN
                          HUNDRED EIGHTY THREE-AND 05/100 FEET (1983.05') A
                          LENGTH OF FOUR HUNDRED FIFTY TWO A.ND 34/100 FEET
                          (452.34'), TO A POINT ON THE EASTERLY SIDELINE OF
                          MINUTEMAN ROAD; THENCE,

BY THE EASTERLY SIDELINE OF MINUTEMAN ROAD THE FOLLOWING  SIX
COURSES:

S 55/degrees/ 31' 54" W, TWENTY THREE AND 20/100 FEET (23.20'), BY A CURVE TO THE RIGHT HAVING A RADIUS OF EIGHTY SIX AND 00/100

               FEET (86.00') A LENGTH OF SIXTY AND 04/100 FEET (60.04'),

BY A CURVE TO THE RIGHT HAVING A RADIUS OF ONE HUNDRED EIGHTY SIX AND 00/100
               FEET (186.00') A LENGTH OF SIXTY EIGHT AND 17/100 FEET (68.17'),

N 63/degrees/  28' 05" W   ONE HUNDRED FORTY AND 73/100 FEET (140.73') TO A
               STONE BOUND,

BY A CURVE TO THE RIGHT HAVING A RADIUS OF FOUR HUNDRED TWENTY EIGHT AND 00/100 FEET (428.00') A LENGTH OF TWO HUNDRED THREE AND 71/100 FEET (203 .71') TO A STONE BOUND, AND

N 36/degrees/ 11' 50" W TWO HUNDRED NINETY TWO AND 00/100 FEET (292.00'), TO THE SOUTHERLY CORNER OF PARCEL " A-1 " AND THE POINT OF.BEGINNING.

     PARCEL " C-2 " CONTAINING 598,051 SQUARE FEET OR 13.729
          ACRES, MORE OR LESS.

                                   EXHIBIT "C"

                                   WORKLETTER

                             [INTENTIONALLY OMITTED]

                                  EXHIBIT "CC"

                         PICTURETEL INITIAL INFORMATION

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "D"

                                    BASE RENT

     1. [INTENTIONALLY OMITTED]

     2. AS OF THE COMMENCEMENT DATE, THE ANNUAL BASE RENT FOR THE PREMISES WILL BE TWO MILLION THREE HUNDRED AND FIFTY-TWO THOUSAND NINE HUNDRED DOLLARS ($2,352,900) PER ANNUM, WHICH WILL BE PAYABLE IN EQUAL MONTHLY INSTALLMENTS IN ADVANCE AS SET FORTH IN SECTION 5(a) OF THE LEASE. The annual base rent during the Extension Options shall be determined in accordance with Exhibit "DD" hereto.

     3. Base rent payable for any other space leased by Tenant from Landlord shall be in addition to and at rates different from the base rent set forth above, unless otherwise specifically agreed in writing by Landlord and Tenant.

[SEE SECTION 5(h) OF THE LEASE FOR POSSIBLE RENT CREDITS IN CONNECTION WITH THE
-------------------------------------------------------------------------------
LETTER OF CREDIT.]
------------------

                                  EXHIBIT "DD"

                       BASE RENT DURING EXTENSION OPTIONS

     The annual base rent for each year of each Extension Option will be the "Fair Rental Value" of the Premises determined as follows separately for each Extension Option, but not less than the scheduled annual base rent under the Lease for the year immediately preceding the applicable Extension Option term (without giving effect to any abatements or reductions in that rent):

     (a) If Landlord and Tenant can't agree on the annual base rent for each Lease Year of the applicable Extension Option term at least eight (8) months before the beginning of that Extension Option term, then unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant will try to agree in writing on a single appraiser at least seven (7) months before the beginning of that Extension Option term. If Landlord and Tenant can't agree on a single appraiser within this time period, then Landlord and Tenant each will appoint, in writing, one appraiser not later than six (6) months before the beginning of the that Extension Option term. Within fifteen (15) days after their appointment, the two appointed appraisers will appoint a third appraiser. If the two appraisers can't agree, a third appraiser will be appointed by the American Institute of Real Estate Appraisers (or if this organization refuses to act or no longer exists, then by an organization deemed by Landlord to be reasonably equivalent) not later than five (5) months before the beginning of that Extension Option term. 1f either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the Fair Rental Value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser validly appointed by a party will determine the Fair Rental Value. Appraisers must have at least five (S) years' experience in the appraisal of office property in the area in which the Premises is located and he members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent.

     Landlord and Tenant will instruct the appraisers) to complete and submit their determination of the Fair Rental Value not later than four (4) months before the beginning of that Extension Option term.

     (b) For purposes of this Lease, the term "Fair Rental Value" means: ninety-five percent (95%) of the annual net base rent that a ready and willing tenant would pay for the Premises during each year of that Extension Option term to a ready and willing landlord of the Premises, taking into account free parking and other economic benefits of this Lease in determining that rent, assuming that the Premises was exposed for lease on the open market for a reasonable period of time, could be used for any lawful use and was improved to its then-existing level, and assuming the following factors, among others, also are taken into account and given effect: improvements, if any, agreed to be made by Landlord, the location of the Premises, the Lease term, and tenant improvement and other leasing concessions then being given by other landlords of comparable space. If only a single appraiser is appointed as described above, then that appraiser will determine the Fair Rental Value. Otherwise, the Fair Rental Value will be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal will be disregarded.

     (c) If for some reason the Fair Rental Value is not determined before the beginning of that Extension Option period, then Tenant will pay to Landlord base rent at the scheduled rate most recently payable until the Fair Rental Value is determined. When the Fair Rental Value is determined, Landlord will notify Tenant, and Tenant will pay to Landlord, within thirty (30) days after receipt of such notice, any difference between the base rent actually paid by Tenant to Landlord and the new base rent determined hereunder (if the new base rent is higher).

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

     1. Any person whose presence on the Premises at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Premises may be denied access to the Premises or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Premises or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of Tenant or protection of property. The Landlord shall in no way be liable to Tenant or its Affiliates for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises under the provisions of this rule, as long as Landlord acts reasonably under the circumstances as they appear to Landlord at the time.

     2. No awnings or other projections over or around the windows shall be installed by Tenant, and all window blinds used or installed by Tenant or its Affiliates shall be of the same type in order to provide a uniform exterior appearance.

     3. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of, or store or place any materials, outside of the Building, or in any entrances, corridors, elevators, fire exits or stairways of the of the Building so as to create any unsafe or unlawful condition.

     4. Nothing shall be done or permitted by Tenant which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's reasonable judgment, could result in such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building or onto the Premises by Tenant or with the permission of Tenant, except strictly in accordance with this Lease.

     5. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fees payable to any architects, contractors, engineers and attorneys engaged by Landlord to review said plan, agreement or document, and costs, expenses or fees required to be paid by Landlord to or at the direction of Landlord's Mortgagees in order to secure approval of said plan, agreement or document, if and to the extent that their approval is required.

     6. No acids, vapors, hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Premises. The water and wash closets and other plumbing fixtures in or serving the Building shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by Tenant, if it shall have caused the same, subject to Section
8.3 of the Lease.

     7. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Premises, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     8. All third party movers used by Tenant shall be appropriately licensed and shall maintain reasonable insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in, on or to the Premises.

     9. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                                   EXHIBIT "F"

                              BANKRUPTCY PROVISIONS

     This Article is incorporated into the Lease as Article 23:

23.  BANKRUPTCY OR INSOLVENCY.
     ------------------------

     23.1 Tenant's Interest Not Transferable. Neither Tenant's interest in this Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

     23.2      Default and Termination. If:
               -----------------------

     (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts within a reasonable and customary time after they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

     (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

     (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of and of the actions set forth above in subsection (a) or (b); or

     (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed or unstayed for a period of sixty
(60) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

     23.3      Rights and Obligations Under the Bankruptcy Code.
               ------------------------------------------------

     (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty
(30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease), unless the Bankruptcy Court has otherwise extended the period for acceptance or rejection; (vi) to all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors;
(vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

     (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

     (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

     (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

     23.4 Construction. The terms of this Article will he in addition to, but not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                                   EXHIBIT "G"

                               LANDLORD'S SERVICES

     In addition to Landlord's obligations in Article 12 and the rest of this Lease, Landlord shall furnish (as part of Operating Costs) the following services during the term of the Lease and any renewals:

I.   Outside Maintenance:
     -------------------

     A. All parking areas and access ways will be plowed of snow and ice and sanded as reasonably required and practicable. All paths and walkways will be shoveled of snow and sanded as reasonably required and practicable.

     B. All landscaped areas and exterior grounds shall be kept in a neat appearance. C. Lighting of all parking areas and roadways.

II.  Miscellaneous Services:
     ----------------------

     A. Render pest control services as reasonably required. B. Wash exterior windows at least once per year.

III. Janitorial Services: None, Tenant responsible for all .Janitorial
     -------------------
Services.

IV. Trash: Tenant will have access to trash compactors) (or the equivalent) for standard office usage trash disposal. Landlord provides hauling from compactor.

     Landlord will provide or hire the personnel necessary to provide the services set forth herein, including, if necessary, on-site personnel (and the costs related to all of such personnel shall be part of Operating Costs).

                                    EXHIBIT H

                                UNAMORTIZED COST

                                    EXHIBIT H
                                UNAMORTIZED COST



 MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE    MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE
 OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED        OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED COSTS
 COSTS SHALL BE $10.2 MILLION             AMOUNT           SHALL BE $10.2 MILLION             AMOUNT
----------------------------------------------------------------------------------------------------
                                       10,200,000
----------------------------------------------------------------------------------------------------
            1                          10,180,983                         44               9,212,982
----------------------------------------------------------------------------------------------------
            2                          10,161,823                         45               9,186,562
----------------------------------------------------------------------------------------------------
            3                          10,142,519                         46               9,159,944
----------------------------------------------------------------------------------------------------
            4                          10,123,070                         47               9,133,126
----------------------------------------------------------------------------------------------------
            5                          10,103,476                         48               9,106,107
----------------------------------------------------------------------------------------------------
            6                          10,083,735                         49               9,078,886
----------------------------------------------------------------------------------------------------
            7                          10,063,845                         50               9,051,460
----------------------------------------------------------------------------------------------------
            8                          10,043,807                         51               9,023,828
----------------------------------------------------------------------------------------------------
            9                          10,023,618                         52               8,995,990
----------------------------------------------------------------------------------------------------
            10                         10,003,278                         53               8,967,942
----------------------------------------------------------------------------------------------------
            11                          9,982,785                         54               8,939,685
----------------------------------------------------------------------------------------------------
            12                          9,962,139                         55               8,911,215
----------------------------------------------------------------------------------------------------
            13                          9,941,337                         56               8,882,532
----------------------------------------------------------------------------------------------------
            14                          9,920,380                         57               8,853,633
----------------------------------------------------------------------------------------------------
            15                          9,899,265                         58               8,824,518
----------------------------------------------------------------------------------------------------
            16                          9,877,992                         59               8,795,185
----------------------------------------------------------------------------------------------------
            17                          9,856,560                         60               8,765,631
----------------------------------------------------------------------------------------------------
            18                          9,834,967                         61               8,735,856
----------------------------------------------------------------------------------------------------
            19                          9,813,212                         62               8,705,857
----------------------------------------------------------------------------------------------------
            20                          9,791,293                         63               8,675,634
----------------------------------------------------------------------------------------------------
            21                          9,769,211                         64               8,645,184
----------------------------------------------------------------------------------------------------
            22                          9,746,963                         65               8,614,505
----------------------------------------------------------------------------------------------------
            23                          9,724,547                         66               8,583,597
----------------------------------------------------------------------------------------------------
            24                          9,701,964                         67               8,552,456
----------------------------------------------------------------------------------------------------
            25                          9,679,211                         68               8,521,082
----------------------------------------------------------------------------------------------------
            26                          9,656,288                         69               8,489,473
----------------------------------------------------------------------------------------------------
            27                          9,633,193                         70               8,457,627
----------------------------------------------------------------------------------------------------
            28                          9,609,925                         71               8,425,542
----------------------------------------------------------------------------------------------------
            29                          9,586,482                         72               8,393,216
----------------------------------------------------------------------------------------------------
            30                          9,562,863                         73               8,360,648
----------------------------------------------------------------------------------------------------
            31                          9,539,067                         74               8,327,835
----------------------------------------------------------------------------------------------------
            32                          9,515,093                         75               8,294,777
----------------------------------------------------------------------------------------------------
            33                          9,490,938                         76               8,261,470
----------------------------------------------------------------------------------------------------
            34                          9,466,603                         77               8,227,914
----------------------------------------------------------------------------------------------------
            35                          9,442,085                         78               8,194,106
----------------------------------------------------------------------------------------------------
            36                          9,417,383                         79               8,160,044
----------------------------------------------------------------------------------------------------
            37                          9,392,496                         80               8,125,727
----------------------------------------------------------------------------------------------------
            38                          9,367,423                         81               8,091,153
----------------------------------------------------------------------------------------------------
            39                          9,342,161                         82               8,056,319
----------------------------------------------------------------------------------------------------


 MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE    MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE
 OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED        OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED COSTS
 COSTS SHALL BE $10.2 MILLION             AMOUNT           SHALL BE $10.2 MILLION             AMOUNT
----------------------------------------------------------------------------------------------------
            40                          9,316,710                         83               8,021,224
----------------------------------------------------------------------------------------------------
            41                          9,291,068                         84               7,985,866
----------------------------------------------------------------------------------------------------
            42                          9,265,234                         85               7,950,242
----------------------------------------------------------------------------------------------------
            43                          9,239,205                         86               7,914,352
----------------------------------------------------------------------------------------------------
            87                          7,878,192                        136               5,730,511
----------------------------------------------------------------------------------------------------
            88                          7,841,761                        137               5,677,973
----------------------------------------------------------------------------------------------------
            89                          7,805,057                        138               5,625,040
----------------------------------------------------------------------------------------------------
            90                          7,768,077                        139               5,571,711
----------------------------------------------------------------------------------------------------
            91                          7,730,821                        140               5,517,981
----------------------------------------------------------------------------------------------------
            92                          7,693,284                        141               5,463,849
----------------------------------------------------------------------------------------------------
            93                          7,655,467                        142               5,409,310
----------------------------------------------------------------------------------------------------
            94                          7,617,365                        143               5,354,363
----------------------------------------------------------------------------------------------------
            95                          7,578,978                        144               5,299,003
----------------------------------------------------------------------------------------------------
            96                          7,540,303                        145               5,243,228
----------------------------------------------------------------------------------------------------
            97                          7,501,338                        146               5,187,035
----------------------------------------------------------------------------------------------------
            98                          7,462,081                        147               5,130,420
----------------------------------------------------------------------------------------------------
            99                          7,422,529                        148               5,073,381
----------------------------------------------------------------------------------------------------
            100                         7,382,681                        149               5,015,914
----------------------------------------------------------------------------------------------------
            101                         7,342,533                        150               4,958,016
----------------------------------------------------------------------------------------------------
            102                         7,302,085                        151               4,899,684
----------------------------------------------------------------------------------------------------
            103                         7,261,333                        152               4,840,914
----------------------------------------------------------------------------------------------------
            104                         7,220,276                        153               4,781,703
----------------------------------------------------------------------------------------------------
            105                         7,178,910                        154               4,722,049
----------------------------------------------------------------------------------------------------
            106                         7,137,235                        155               4,661,947
----------------------------------------------------------------------------------------------------
            107                         7,095,247                        156               4,601,394
----------------------------------------------------------------------------------------------------
            108                         7,052,944                        157               4,540,387
----------------------------------------------------------------------------------------------------
            109                         7,010,323                        158               4,478,923
----------------------------------------------------------------------------------------------------
            110                         6,967,384                        159               4,416,997
----------------------------------------------------------------------------------------------------
            111                         6,924,122                        160               4,354,607
----------------------------------------------------------------------------------------------------
            112                         6,880,535                        161               4,291,750
----------------------------------------------------------------------------------------------------
            113                         6,836,622                        162               4,228,420
----------------------------------------------------------------------------------------------------
            114                         6,792,379                        163               4,164,616
----------------------------------------------------------------------------------------------------
            115                         6,747,804                        164               4,100,333
----------------------------------------------------------------------------------------------------
            116                         6,702,896                        165               4,035,568
----------------------------------------------------------------------------------------------------
            117                         6,657,650                        166               3,970,318
----------------------------------------------------------------------------------------------------
            118                         6,612,065                        167               3,904,578
----------------------------------------------------------------------------------------------------
            119                         6,566,138                        168               3,838,345
----------------------------------------------------------------------------------------------------
            120                         6,519,867                        169               3,771,615
----------------------------------------------------------------------------------------------------
            121                         6,473,248                        170               3,704,385
----------------------------------------------------------------------------------------------------
            122                         6,426,280                        171               3,636,650
----------------------------------------------------------------------------------------------------
            123                         6,378,960                        172               3,568,408
----------------------------------------------------------------------------------------------------
            124                         6,331,285                        173               3,499,653
----------------------------------------------------------------------------------------------------
            125                         6,283,252                        174               3,430,383
----------------------------------------------------------------------------------------------------
            126                         6,234,859                        175               3,360,594
----------------------------------------------------------------------------------------------------
            127                         6,186,103                        176               3,290,281
----------------------------------------------------------------------------------------------------
            128                         6,136,982                        177               3,219,441
----------------------------------------------------------------------------------------------------
            129                         6,087,492                        178               3,148,069
----------------------------------------------------------------------------------------------------
            130                         6,037,630                        179               3,076,162
----------------------------------------------------------------------------------------------------
            131                         5,987,395                        180               3,003,716
----------------------------------------------------------------------------------------------------


 MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE    MONTH (STARTING AFTER MONTH IN WHICH COMMENCEMENT DATE
 OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED        OCCURS) PRIOR TO COMMENCEMENT DATE THE UNAMORTIZED COSTS
 COSTS SHALL BE $10.2 MILLION             AMOUNT           SHALL BE $10.2 MILLION             AMOUNT
----------------------------------------------------------------------------------------------------
            132                         5,936,783                        181               2,930,727
----------------------------------------------------------------------------------------------------
            133                         5,885,792                        182               2,857,190
----------------------------------------------------------------------------------------------------
            134                         5,834,418                        183               2,783,101
----------------------------------------------------------------------------------------------------
            135                         5,782,659                        184               2,708,457
----------------------------------------------------------------------------------------------------
            185                         2,633,253
----------------------------------------------------------------------------------------------------
            186                         2,557,485
----------------------------------------------------------------------------------------------------
            187                         2,481,149
----------------------------------------------------------------------------------------------------
            188                         2,404,240
----------------------------------------------------------------------------------------------------
            189                         2,326,755
----------------------------------------------------------------------------------------------------
            190                         2,248,688
----------------------------------------------------------------------------------------------------
            191                         2,170,036
----------------------------------------------------------------------------------------------------
            192                         2,090,794
----------------------------------------------------------------------------------------------------
            193                         2,010,957
----------------------------------------------------------------------------------------------------
            194                         1,930,522
----------------------------------------------------------------------------------------------------
            195                         1,849,484
----------------------------------------------------------------------------------------------------
            196                         1,767,837
----------------------------------------------------------------------------------------------------
            197                         1,685,579
----------------------------------------------------------------------------------------------------
            198                         1,602,703
----------------------------------------------------------------------------------------------------
            199                         1,519,206
----------------------------------------------------------------------------------------------------
            200                         1,435,083
----------------------------------------------------------------------------------------------------
            201                         1,350,329
----------------------------------------------------------------------------------------------------
            202                         1,264,939
----------------------------------------------------------------------------------------------------
            203                         1,178,908
----------------------------------------------------------------------------------------------------
            204                         1,092,233
----------------------------------------------------------------------------------------------------
            205                         1,004,907
----------------------------------------------------------------------------------------------------
            206                           916,927
----------------------------------------------------------------------------------------------------
            207                           828,286
----------------------------------------------------------------------------------------------------
            208                           738,981
----------------------------------------------------------------------------------------------------
            209                           649,006
----------------------------------------------------------------------------------------------------
            210                           558,356
----------------------------------------------------------------------------------------------------
            211                           467,026
----------------------------------------------------------------------------------------------------
            212                           375,012
----------------------------------------------------------------------------------------------------
            213                           282,307
----------------------------------------------------------------------------------------------------
            214                           188,907
----------------------------------------------------------------------------------------------------
            215                            94,806
----------------------------------------------------------------------------------------------------
            216                                 0
----------------------------------------------------------------------------------------------------

                                   EXHIBIT "I"

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "J"

                              ESTOPPEL CERTIFICATE

The Bank of Nova Scotia
Real Estate Banking
New York Agency
One Liberty Plaza
New York, New York 10006 ("Lender")

     RE: PROPOSED LOAN TO 50 MINUTEMAN LIMITED PARTNERSHIP (THE "LANDLORD") SECURED BY A 57.3 MILLION LETTER OF CREDIT ISSUED BY THE FIRST NATIONAL BANK OF BOSTON (THE "LETTER OF CREDIT') DELIVERED BY PICTURETEL CORPORATION (THE "TENANT")

Dear Sir or Madam:

     We are the tenant under the terms of a certain lease (together with any amendments, options, extensions and renewals listed below, the "Lease") demising premises which comprise all of the property located at 50 Minuteman Road, Andover, Massachusetts (the "Real Property"). We understand that you, Lender, will rely on this Certificate in connection with a proposed $ Million loan (the "Loan) to Landlord. The Letter of Credit will be Lender's security for the Loan.

Tenant certifies that:

     (a)  It occupies the premises demised by the Lease.

     (b)  The material business terms of the Lease are as follows:

          Landlord: 50 Minuteman Limited Partnership.

          Lease Date:

          Lease Commencement Date:

          Subleases (if any): N/A

          Amendments and Modifications (if any):

          Current Monthly Base Rent:

          Current Expense Reimbursement: The Lease is triple net, and operating costs, insurance and real estate taxes are payable by Tenant per the terms of the Lease.

          Square Footage: Approximately 151,800 s.f.

          Expiration Date:

          Renewals or Extension Options (if any): Seven 10-year extension options.

          Security or other Deposit: The Letter of Credit.

          Uncompleted Tenant Improvements (if any): Landlord's Work has been substantially completed, subject to minor punch1ist items.

          Unpaid Tenant Allowances (if any): N/A.

          Other Financial Obligation of Landlord (if any): N/A

          (c)  The Lease is Tenant's entire agreement with the Landlord.

          (d) Tenant has accepted and currently occupies the leased premises, is paying full rent under the Lease, and neither (i) presently asserts any Landlord default, claim against Landlord, matured right of setoff, or right to pay reduced rent nor (ii) knows of any fact which, with the giving of notice or the passage of time, or both, could give rise to any such default claim or right.

          (e) Tenant neither (i) presently asserts any matured right to terminate or to cancel the Lease nor (ii) knows of any fact which, with the giving of notice or the passage of time or both, could give rise to any such right.

          (f) Tenant does not presently intend to vacate its premises any time prior to the lease's expiration date and knows of no fact which could give rise to any such intent.

          (g) Tenant is not the debtor in any bankruptcy or state insolvency case and is not the subject of any receivership, winding up, liquidation or similar proceeding.

          (h) Tenant agrees that no future modification or amendment of the Lease relating to the Letter of Credit will be enforceable unless the modification or amendment has been consented to in writing by the Lender.

                                Very truly yours,


                                Tenant: PictureTel Corporation

                                By:
                                   ------------------------------
                                Title:
                                      ---------------------------

                                Date:
                                     ----------------------------

                                    EXHIBIT J

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

--------------------------------------------------------------------------------
                    Space Above This Line for Recorder's Use

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT, is made this day of , 199 by

     having its principal office and place of business located at

     ("Tenant"), and John Hancock Mutual Life Insurance Company, having is principal place of business located at 200 Clarendon Street, John Hancock Place, P.O. Box 111, Boston, MA 02117 ("Lender"), with reference to the following facts:

                                    RECITALS

     A.  On ,                                                  ("Landlord")
     and Tenant entered into a certain lease ("Lease") covering certain apace ("Premises") in the building located at , which property is more particularly described in the Mortgage (as hereinafter defined) ("Property");

     U. Lender has agreed to make a loan ("Loan") to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first [deed of trust/mortgage] in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Official Records of (said mortgage and all amendments, modifications, renewals, substitutions, extensions, consolidations and replacements are hereinafter collectively referred to as "Mortgage");

     V. It is a condition precedent to obtaining the Loan that (i) the Mortgage unconditionally be and remain at all times a first lien or charge upon the Property prior and superior to the Lease; (11) Tenant specifically and unconditionally subordinate the Lease to the lien or charge of the Mortgage and
(iii) Tenant attorn to Lends: and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;

     NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto. and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the above-referenced Loan, Lender and Tenant hereby agree as follows:

     1. Subordination. The Mortgage is and shall unconditionally be and remain at all times a lien or charge upon the Property prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder are hereby unconditionally subjected and made subordinate to the lien or charge of the Mortgage.

     2. Lender's Exercise of-Remedies. In the event of (a) the institution of any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the Property, or (e) any transfer or abandonment of penasasioa of the Property to Leader or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (any such foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the "Transferee"), such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offers, defenses or counterclaims of any kind attributable to any act, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, or otherwise; (11) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to be done by Landlord or any prior landlord under the Lease, or otherwise, or to reimburse Tenant for any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the Lease, unless such amendment or modification shall have been approved in writing by Lender, (v) be bound by any notices given by Tenant to Landlord unless a copy thereof vas then simultaneously given to Lender, (vi) be required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of each fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the terms of the Lease, (vii) be responsible to provide any additional apace at the Property or elsewhere for which Tenant has any option or right under the Lease, or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from any obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any such additional apace, or (viii) be liable for or incur any obligation with respect to any , representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to/ the Property or the Premises, Landlord's title or compliance of the Property or Premises with applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and regulations pursuant thereto.

     3. Attornment and Non-Disturbance. Except as set forth in Paragraph Z above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lis pendena, or otherwise commences a foreclosure action, or at any time thereafter, and (d) Tenant shall be in possession of the Premises, no default under the Mortgage and no proceeding to foreclose the same will disturb Tenant's possession under the Lease end the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, the Lease will be recognized as a direct lease from Transferee to Tenant upon the Transfer for the balance of the term thereof.

     Tenant shall attorn to Transferee, Including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee succeeding to the interest of the landlord under the Lease. Within ten (10) days after receipt of a written request therefor from Transferee, Tenant agrees to provide Transferee a written confirmation of its attornment to Transferee and any other matter set forth in this Agreement. Failure to provide such written confirmation shall at Transferee's sole option, constitute a default under the Lease, but failure to receive such written confirmation from Tenant shall not derogate from Tenant's obligations to Transferee hereunder.

     4. Miscellaneous.

     (a) This Agreement shall inure to the benefit of the parties hereto their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the Lease.

     (b) Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender,

     (a) Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Transferee.

     (b) Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shall acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest 1n the Property, and Tenant shall look exclusively to such interest of Transferee in the Property for the payment and discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph 2 above.

     (c) This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede end cancel all other subjection or subordination agreements including, but not limited to, those provisions, If any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgagee. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

     (d) This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

     (e) In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

     (c) Any notices or communications required or permitted to be given or made hereunder shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

     Lender:   John Hancock Mutual Life Insurance Company
               Real Estate Investment Group
               Attention: Mortgage Investments, T-53
               John Hancock Place
               P.0. Box 111

     (f)       Boston, MA 02117
               Reference Loan No.  ___________

     Tenant:
              ---------------------------------

     Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.

     The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenant and Lender, as applicable.

             SUBORDINATION, NON-DISTRUBANCE AND ATTORNMENT AGREEMENT
             -------------------------------------------------------

     THIS AGREEMENT, is made this 10th day of July, 1996 by PICTURETEL CORPORATION. a Delaware corporation, having its principal office and place of business located at The Toner at NorthWoods, 7.22 Rosewood Drive, Danvers, Massachusetts 01923 ('Tenant') and Life Investors Insurance Company of America, an Iowa corporation, having its principal place of business located at 6333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499 "Lender"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. 100 Minuteman Limited Partnership, a Massachusetts limited partnership ("Landlord'), and Tenant entered into a certain lease, dated as of October 10, 1995, and amended by Amendment #1 to Lease dated July 10, 1996 (collectively, together with any extensions, renewals of replacements thereof the "Least"), covering land and a building, and other improvements thereon located in Andover, Massachusetts, which property is more particularly described in the Mortgage (as hereinafter defined ('Property');

     B. Lender has agreed to make a loan ('Loan') to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first mortgage and security agreement in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Registry of Deeds, Essex county (said mortgage and security agreement, and all amendments, modifications, renewals, substitutions, extensions, consolidation and replacements are hereinafter collectively referred to as 'mortgage*);

     C. It is a condition precedent to obtaining the Loan that ii) the Mortgage unconditionally be and remain at all times a first lien oz change upon the Property prior and superior to the Lease aid to any rights of offsets, defenses or credits that Tenant may have under Section 19.5 of the Lease in connection with that certain Letter of Credit issued by Bank of Boston, dated October 10, 1995, in the original fact amount of $10,000,000 and may renew". replacements or amendments thereof (the 'Letter of Credit') ; (ii) Tenant specifically and unconditionally subordinate the Lease and its rights under the Letter of Credit to the lieu or charge of the Mortgage; and (iii) Tenant attorn to Lender and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage:

     NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the-- receipt and sufficiency of which axe hereby acknowledged, and in order to induce Lender to enter into the shave-referenced Loan, Lender and Tenant hereby agree as follow:

     1. Subordination. The Mortgage is and shall unconditionally be and remain at all times a lien or charge upon the Property prior and superior to the Lease and any rights of offset, credit, deduction. reimbursement or payment that Tenant may have in connection with the Letter of Credit under section 19.5 of the Lease and/or the 'LC Note' (as defined in the Lease), the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and tile Lease, the leasehold estate created thereby and ail rights dad privileges of tenant or any other tenant under the Lease, including, without limitation, in connection with the

Letter of Credit under Section, 19.5 of the Lease and/or the LC !Tote, are hereby unconditionally subjected and made subordinate to the lien or charge of the Mortgage.

     2. Lender's Exercise of Remedies . In the event of (a) the institution of any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under tae mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.3.C. 3 201 et seg. (any each foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through W is hereinafter called a 'Transfer', and Lender of any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the `Transferee , such Transferee shall ant: (i) be liable far any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable Co any act,, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, including, without limitation, in connection rites the Letter of Credit wader Section 19.5 of the Lease and/or the LC Rote, or otherwise; (ii) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to he dune by Landlord or any prior landlord under the Lease, including, without limitation, Landlord's obligations under that certain Agency Agreement between Landlord and Tenant dated October 10, 1995. and Landlord's obligation of construction contained in Exhibit C to the Lease, or otherwise, or to reimburse Tenant far any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by say prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Leader, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease =leas such deposit or other sum have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the Lease, unless such amendment or modification shall have been approved in writing try Lender. (v) he bound by any notices given by Tenant to Landlord, (vi) be required after a fire, casualty or condemnation of the Property or Premise to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the lean of the Lodge. (vii) be responsible to provide any additional space at the I>roperty oz elsewhere for which Tenant has say option or right under the Lease. or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from guy obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any such additional apace, (viii) be liable for or incur any obligation with respect to any representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any intent or patent defects in construction with respect to the Property or the Premises, Landlord's title or compliance of the Property or Premises with applicable environmental, building, zoning or other lays, including, but not limited to, the American with Disabilities Act and say regulations pursuant thereto, ox (ix) be subject to the obligation to reimburse or credit against, rent three amounts paid by Tenant to the issuer of the Letter of Credit, which right in sec forts in Section S(b) of the Lease:

     3. Attornment and Non-Disturbance. Except as set forth in Paragraph 7 above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, rich the passage of time or the giving of notice or both, would constitute a default cooler the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lie ere, or otherwise commences a foreclosure action, or at any time thereafter, and (d) Tenant shall be is possession of the Premises, no default under the Mortgage and no proceeding to foreclose the sine rill disturb Tenant's possession under the Lease and the Lease rill not be affected or cut off thereby, and notwithstanding any such foreclosure oz other Transfer of the Property to Transferee, the Lease rill be recognized as a direct lease from Transferee to Tenant upon the Transfer for the balance of the term thereof. i

     Tenant shall attorn to Transferee, including Lender if Leader became a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above slid shall be effective and "If-operative without the exception of say farther instruments upon Transferee succeeding to the interest of the landlord under the Lease. within ten (10) days after receipt of a written request therefor from Transferee, Tenant agrees to provide Transferee a written conformation of its attornment to Transferee and any other matter act forth in this Agreement. Failure to provide such written confirmation shall, at Transferee's sole option, constitute a default under the Lease, but failure to receive arch a mitten confirmation from Tenant shall sot derogate from Tenant's obligations to Transferee hereunder.

     4. Miscellaneous.

     (a) This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the sorest of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee nudes this agreement shall terminate, and theztupan all such obligations sad liebilitiea shall be the respoRlsibility of the patty to wham Transferee's ince~est is assigned or transferred: and pzorided further that the in t sees t o f Tmaat under this Agreement affil not be : e a f gacd or tuns f esz ed except to the extent the assigmtat of Tenant's interest in the Lease is permitted under the Lease.

     (b) Tenant acknowledges that is has notice that the Lease and the rent era all other nuns due thereunder gave been assigned to the Lender as part. of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lewder.

     (c) Tenant covenants and acknowledges that it has certain rights and options to purchase the Property or the real property of which the Property is a part, as set forth in Addendum's 4 and 5 of the Lease and elsewhere in the Lease, and Tenant hereby expressly agrees that such rights shall be subject and subordinate to the Mortgage and such rights are hereby relived and released as against Transferee.

     (d) Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shell acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest in the Property, and Tenant shall look exclusively to such interest of Transferee is the Property for the payment sad discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph a above.

     (e) This Agreement is the whole cad only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel all other subjection or subordination agreements, including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgagee. This Agreement may not be modified is any manner or terminated except by do instrument in writing executed by the parties hereto.

     (f) This Agreement shall be deemed to have been mace in the state there the property is located and the validity, interpretation and enforcement of this Agreement &hall he determined in accordance with the lava of such state.

     (g) In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising oat of, this 1greement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover fray the non-prevailing party all reasonable attorneys' fees, casts and expenses incurred by the prevailing part;.

     (h) Any notices or communications required or permitted to be given or made hereunder or under the Lease rich respect to or involving the Lender as a Landlord's Mortgagee shall be governed by this provision, and the parties hereto expressly acknowledge that this provision shall control the Lender's obligation to provide notice. Tenant agrees that Section 19.5(11) of the Lease is amended as follows: Leader rill asks a good faith effort to provide notice to Tenant in the treat of default by Landlord, and shall is the Loan Documents list Tenant as an additional party to receive a courtesy copy of any default notice sent by Lender to Landlord, but Lender shall not be obligated to provide such notice and Lender will not be liable for the failure to provide notice to Tenant, nor rill such failure be a default under the Lease, Notice shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addressee as they may from time to time designate in writing:

     Lender:  AEGON USA Realty Advisors, Inc.
              Attention: Gary Whittington, Esq.
              4333 Edgewrood Road, Y. B .
              Cedar Rapids, TA 57499

     Tenant:  PictureTel Corporation
              Attention: Chief Financial Officer
              The Tower at Northwoods
              222 Rosewood Drive
              Danvers, MA 01973

     Notices or communications mailed in the U.S. Mail shall be deemed to be served on the third business day following mailing, notices or communications served by hand or by overnight courier shall he deemed served upon receipt.

     The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by tae Tenant and Lender, as applicable. i

     (i) In the event Landlord exercises its option to repair the Property in the event of damage pursuant to Section 16.7 of the Lease. Tenant hereby agrees to provide an additional estoppel letter to Lender confirming Tenant's obligation to continue to perform in accordance with the Lease.

     (j) Tenant agrees to establish the collection accost required by section S(a) of the Lease, at the written request of Lender, so sang as the Loan is encumbering the Property,

     (k) Tenant also agrees to furnish to Leader all financial information it must provide to Landlord under section ZO(b) of the Lease.

     IN WITNESS WHEREOF, this Agreement has been signed and delivered an of date and year first above set forth.


                          TENANT:

                          PICTURETEL CORPORATION

                          ------------------------------
                          By: /s/ Lawrence M. Bornstein
                               -------------------------
                          Its: Vice President
                               ---------------

                          LENDER:

                            LIFE INVESTORS INSURANCE
                          COMPANY OF AMERICA

                          ------------------------------
                          By:
                          Its:

                            Consented to by Landlord:

                        100 MINUTEMAN LIMIED PARTNERSHIP

                          By NIUMA - MINUTEMAN, INC.
                          Its General Partner

                          ------------------------------
                          By: /s/ Illegible
                              -------------
                          Its: Illegible
                               ---------

STATE OF MASSACHUSETTS  )
                        ) ss.
COUNTY OF Essex         )

     Before me personally appeared the above-named Lawrence M. Bornstein, of PictureTel corp, as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as Vice President of Picturetel Corp. and the free act and deed of Lawrence B. Bornstein.


                                  /s/ Illegible
                                ---------------------------
                                Notary Public
                                My Commission Expires:

STATE OF MASSACHUSETTS  )
                        ) ss.
COUNTY OF Essex         )

     Before me personally appeared the above-named John Kusmiersky, of Nuna-Minuteman, Inc., as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as President of Niuro-Minuteman, Inc. and the free act and deed of John Kusmiersky.


                                  /s/ Illegible
                                ---------------------------
                                Notary Public
                                My Commission Expires:

                           TENANT ESTOPPEL CERTIFICATI

                                       OF

                                 [TENANT'S NAME)

T0:  John Hancock Mutual Life Insurance Company ("John Hancock")

RE:   Lease Between and at J.H. Loan No.      [Landlord
      and                                     [Tenant] for space located
      at                                      [Suite No.   ] ("Leased Premises")

Ladies and Gentlemen:

For good and valuable consideration and as an inducement to the making of a mortgage/deed of trust loan by John Hancock to (Name of Borrower) covering the Leased Premises, the undersigned, as Lessee under that certain lease ("Lease") dated [Fill In) made with , as Lessor, hereby certifies that (1) the undersigned has entered into occupancy of the Lcase4 Premises on contain which Leased Premises is acknowledged to [rentable/usable] square feet; (2) said Lease is in full force and effect and has not been modified, supplemented or amended in any way (except by agreements dated (Fill 1nJ); (3) the same represents the entire agreement between the panics as to this leasing; (4) the term of the Lease expires on ; (S) there are no options to extend the term except as follows: ;
(6) there arc no options to purchase the Leased Premises or any rights of first refusal except as follows: (7) all conditions under the Lease to be performed by the Lessor prerequisite to the full effectiveness of the Lease have been satisfied; (8) all of the construction, repair and improvements contemplated by the Lease to be performed by Lessor have been performed by Lessor and have been completed satisfactorily in accordance with the terms of the Lease, and that no other construction, repair and improvements are contemplated under the Lease;
(9) there arc no sums or credits due Lessee from Lessor under the Lease; (10) on this date there exists no factual circumstance or condition which, with notice or the lapse of time, or both, would give rise to any obligation on the part of Lessor, would constitute as a default on the part of Lessor, would constitute a defense to the enforcement of the Lease by Lessor or an offset against the rents or other charges due the Lessor under the Lease, or would constitute the basis for a claim or cause of action against the Lessor-, (11) the minimum rental obligation under the Lease in effect is SS , the minimum and additional rental to advance; (12) a security deposit in the amount of S per annum, the current monthly additional rental is has been paid, and no rental has been paid in was paid by Lessee to Lessor on , 19 ; (13) the Tenant is not using the Leased Premises in violation of any applicable laws, rules, ordinance or regulations, including, but not limited to, any applicable - environmental laws, rules or regulations (collectively "Laws"), there are no regulatory actions or other claims pending or threatened against the Tenant in connection with any such Laws, Tenant has not received any notice from any third party or governmental authority alleging a violation of any such Laws, and Tenant shall immediately notify Lessor and John Hancock in writing of any exiseing, pending or threatened action by any local, state or federal governmental authority and of any third party claims of which Tenant is aware arising out of the violation or alleged violation of any Laws; (14) there has not been filed by or against the Tenant nor, to the best knowledge and belief of Tenant, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition socking reorganization or arrangement under bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws; and (15) to the best of Tenant's knowledge, there has riot been any assignment, hypothecation or pledge of Lessor's interest in the Lease or rents accruing under the Lease, other than to John Hancock.

The undersigned, as Lessee, hereby agrees that from this date forward it (i) will not pay any rent due under the Least more than thirty (30) days in advance of its due daft; (ii) agrees to give prompt, written notice to John Hancock, as holder of a mortgage/deed of trust covering the Leased Premises, of any default of the Lessor in the obligations of Lessor under said Lease, if such default is of such a nature as to give the Lessee a right to terminate the Lease, to reduce rent thereunder, or to credit or offset any amounts against future rents, (iii) will not sock to terminate the Lease or claim a partial or total eviction until giving such notice and providing John Hancock at (ease sixty (60) days fronvthe date of such notice to remedy such default, or such reasonable additional time if the default is of such a nature that it cannot be cured within such sixty
(60) day period, provided John Hancock has commenced the curing of such within such sixty (60) day period and is diligently pursuing the cure of such default, provided, however, Lessee hereby acknowledges that John Hancock shall be under no obligation to remedy such default, (iv) agrees that if John Hancock succeeds to the interest of the Lessor under the Lease shat John Hancock shall not be liable for any act or omission of the Lessor or subject to any offset or defenses which the Lessee might have against the Lessor and shall have no obligation, nor incur any liability, beyond John Hancock's then interes; in the Leased Premises and (v) will not modify, amend or cancel the Lease without the prior written consent of John Hancock.

All notices to John Hancock shall be by certified mail, return rcrcipt requested addressed to: John Hancock Mutual Life insurance Company, John Hancock Place, P.O. Box 1 11, Rcal Estate Investment Group, Attention: Mortgage Investments, T-53, Boston, MA 02117.

The Tenant acknowledges having read this Certificate and understands the cerlUtcations and representations made herein, and hereby executes this Certificate, which shall take effect as a sealed instrument, intending reliance here. ,. by John Hancock. The undersigned signatory represents and warrants that he or she Is duly authorized to execute this Certificate on behalf of the Tenant.

     IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

                         TENANT:

                         ----------------------------------

                         By:  _______________________________
                              Its:



                         LENDER:


                         JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                         By:  _______________________________
                                 Its:  ___________________________
                                        duly authorized


STATE OF     )
             )  ss.
COUNTY OF    )


     On this ______ day of , ________________ 19 , before me, the undersigned, a Notary Public in and for the said _____________________, residing therein, duly commissioned and sworn, personally appeared ____________________, to me personally known, who by me duly sworn, did say that he/she is a of _____________________________ (that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation-by authority of its Board of Directors) and as the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

                                              ------------------------------
                                               Notary Public in and for said
                                              ------------------------------
My commission expires:

---------------------

STATE OF       )
               )  ss.
COUNTY OF      )


         On this _______ day of , _________________ 19 , before me, the undersigned, a Notary Public in and for the said ______________________ , residing therein, duly commissioned and sworn, personally appeared _______________________, to me personally known, who by me duly sworn, did say that he/she is a of _______________________________ (that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation-by authority of its Board of Directors) and as the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

                                                ------------------------------
                                                 Notary Public in and for said
                                                ------------------------------
My commission expires:

---------------------

TENANTS NAME:



BY: _______________________________          Date:  __________________
    Name:

_________________________________________
Title; Its _____________________President



STATE OF      )
              )  ss.
COUNTY OF     )


         On this ________ day of , ______________ 19 , before me, the undersigned, a Notary Public in and for the said ____________________, residing therein, duly commissioned and sworn, personally appeared _____________________, to me personally known, who by me duly sworn, did say that he/she is a of ______________________________ (that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation-by authority of its Board of Directors) and as the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

                                               ------------------------------
                                                Notary Public in and for said
                                               ------------------------------
My commission expires:

---------------------

                                    EXHIBIT K

                               THE "PROJECT AREA"

$7,300,000                                                Andover, Massachusetts
                                                                 August 26, 1996
                                 PROMISSORY NOTE

         This Promissory Note is entered into pursuant to Section 24.17(fj of that certain Lease, dated as of August 26, 1996, between PictureTel Corporation and the Undersigned (the "Lease"), and is the "LC Note" referred to therein.

         FOR VALUE RECEIVED, the Undersigned, 50 Minuteman Limited Partnership, a Massachusetts limited partnership, promises to pay to PictureTel Corporation ("PictureTel"), or to its order, at such address as may be designated by PictureTel, the sum of all amounts, up to a maximum of $7.3 Million, which shall have been drawn by the beneficiary under any Letter of Credit issued by the First National Bank of Boston or any other entity on behalf of PictureTel in favor of the Undersigned or The Bank of Nova Scotia or one of the Undersigned's other lenders pursuant to the Lease and which amounts are treated as "LC Advances" pursuant to Section 24.17(f) of the Lease (and if no such amounts are drawn, then nn amounts shall be due under this Promissory Note), with interest on any such amounts accruing from the date of the draw to the date the first payment is due PictureTel hereunder, at the Interest Rate or Interest Rates specified herein below, with such accrued interest as of the date the first payment is due hereunder converting to principal as of the date such first payment is due, in monthly installments with interest as provided herein or as otherwise provided herein.

         The applicable Interest Rate at any time with respect to any such amounts drawn under the Letter of Credit shall be the same rate payable on the first mortgage loan encumbering the "Premises" (as defined in the Lease); provided however, that if at any time there is no first mortgage loan encumbering the Premises, then during such period the Interest Rate shall be the stated rate of the first mortgage loan most recently encumbering the Premises.

         Notwithstanding anything to the contrary, payments otherwise due hereunder shall be subject to the following:

         (a) All such payments shall be subject and subordinate in all respects to the prior payment in full of all amounts then due under the first mortgage loan.

         (b) The amount of each such payment, when added to the monthly amounts payable under the first mortgage loan, shall not exceed the base rent paid by PictureTel under the Lease for that month, and each such payment shall be reduced if necessary so as not to exceed such limit.

         (c) Any deficits or reductions in or failure to pay such payments resulting from the operation of clauses (a) or (b) immediately above shill not be deemed defaults hereunder, but the unpaid amounts shall be added to the principal balance due hereunder as of the date they otherwise would have been due from the Undersigned.

         (d) If there is a "default" (as defined in the Lease) under the Lease, in addition to any rights under the Lease, the Undersigned may offset and deduct against the amounts payable by it hereunder the amounts due to the Landlord under the Lease. The "Tenant" (as defined in the Lease) shall not have the right to offset or deduct against !he amount payable by it under the

Lease any amounts due to PictureTel hereunder except as may be specifically set forth in the Lease with respect to amounts drawn under the Letter of Credit.

         The first monthly installment payable to PictureTel pursuant to this Promissory Note shall be due beginning the first day of the first full month for which PictureTel is obligated to pay base rent to the Undersigned under the Lease. The amount of the principal payable on the first such installment and each subsequent installment shall be that monthly amount which is necessary to fully amortize the then outstanding principal balance due PictureTel hereunder (including any interest which has accrued prior to the date the first such installment is due) in equal monthly installments over the initial term of the Lease, assuming an interest rate of nine percent (9%) per annum. The amount of interest payable each month shall be calculated by applying the applicable Interest Rate to the then remaining principal balance. If after the first installment is due additional amounts are drawn under the Letter of Credit and treated as "LC Advances" or principal is prepaid by the Undersigned, the amount of principal due in each monthly installment from that date forward shall be determined in the same manner as set forth above but using the increased or decreased principal amount, as the case may be, and assuming amortization over the then remaining initial term of the Lease at the same assumed nine percent (9%) interest rate.

         This Note shall be due and payable in full without further notice or demand if: (i) the Undersigned shall fail within fifteen (15) days after written notice from PictureTel to make any payment when due hereunder, unless Tenant is then in default under the Lease; or (ii) if the Undersigned defaults under the first mortgage loan encumbering the Premises and the lender successfully completes a foreclosure thereunder, provided that such default did not arise as a result of Tenant's breach of its obligations under the Lease and provided that the Tenant is not then in default under the Lease. However, in any such event the provisions of Subsections (a), (b), (c) and (d) above still will apply. .

         The Undersigned may prepay the principal amount outstanding in whole or in part without penalty. The Undersigned 21aj partially or entirely prepay the principal amount outstanding and all accrued interest if and to the extent that the Undersigned receives proceeds from the funding of a permanent loan that are in excess of all amounts due under any first mortgage loan then encumbering the Premises. Payments under this Note will be applied first against interest due and any excess to the principal amount outstanding.

         Amounts due hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the place PictureTel may designate from time to time in writing to the Undersigned.

         In case any payment herein provided for shall not be paid when due, the Undersigned promises to pay all reasonable cost of successful collection and enforcement of this Note, including all reasonable attorneys' fees.

         This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         The Undersigned and all endorsers of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         This Note is not negotiable and may not be assigned or pledged by PictureTel, except that this Note may be assigned to a permitted assignee under the Lease.

         This Note will take effect as a sealed instrument.


                                 50 MINUTEMAN LIMITED PARTNERSHIP

                                 By: Niuna-50 Minuteman, Inc., general partner

                                 By: /s/ John Kusmiersky
                                    -----------------------------
                                    John Kusmiersky, President
                                    Hereunto Duly Authoirzed

                                   EXHIBIT "M"

                              BENEFICIARY'S RIGHTS

         The lender of the Letter of Credit Loan, as beneficiary under the Letter of Credit, may draw under the Letter of Credit from time to time on one or more occasions on the occurrence of an event of default as defined in the Loan Agreement, and any amendments thereto, between Landlord and such lender .

                                   EXHIBIT "M"

     8.15 PictureTe1 Letter of Credit. Notwithstanding anything to the contrary contained herein, it is understood and agreed with respect to the PictureTel Letter of Credit that:

     (a) if the PictureTel Letter of Credit is not renewed at least thirty (30) days prior to its expiration date, Lender soall always be entitled to draw on the whole amount thereofand hold the proceeds thereof in escrow as substitute collateral, drawable under the same circumstances that Lender is permitted to draw under the PictureTel Letter of Credit, except that if, within thirty (30) days after Lender notifies Borrower that Lender has so drawn upon the PictureTel Letter of Credit, a substitute letter of credit from an issuer and in amount, form and substance satisfactory to Lender has been deposited with the Lender, then Lender shall return such proceeds to Key Tenant;

     (b) prior to Permanent Commitment Approval and Final Plan Approval, Lender shall be entitled to draw on the PictureTel (.otter of Credit upon the occurrence on any Event of Default (except as otherwise provided in Section 2.06(a) of the Mortgage with respect to an Event of Default under 7.01(j) of this Agreement) and to apply the proceeds thereof tc) the Secured Obligations in such order as fender determines;

     (c) prior to Permanent Commitment Approval and Final Plan Approval if all Loan proceeds that the bender is obligated to advance pursuant to Section ?.04 prior to Permanent Commitment Approval and Final Plan Approval have been advanced, then lender shall be entitled to draw on the Picture gel letter of Credit and use the proceeds thereon to complete the Improvements in the same manner and in progress payments as the Loan Advances under this Agreement would have been disbursed-,

     (a) upon Permanent Commitment Approval and Final Plan Approval and provided there exists no Event of Default or Potential Default, Subject to the terms and conditions hereof generally governing the making of Loan Advances, Borrower shall have the right to requisition and Lender shall be obliged to fund available Loan proceeds for the purpose of refunding to Key Tenant such amounts previously drawn under the PictureTel Letter of Credit as may have been applied in lieu of Loan proceeds to complete the Improvements as otherwise provided in this Agreement. In connection with any such disbursement to repay Key Tenant and subject to the terms and conditions hereof generally governing the making of Loan Advances, Borrower may draw upon the Interest Reserve category of the Project Budget and Lender shall be obliged to fund available Loan proceeds (subject to any adjustments to the Interest Reserve as provided in Section 2.05 above) in order to pay to the Key Tenant interest on any such refunded amount at a rate equal to the EIJRO Rate Option under the Note for the period that such refunded funds were outstanding;

     (b) after Permanent Commitment Approval and Final Plan Approval should the Permanent Commitment he later terminated or amended without Lender's prior written consent or should the Permanent Lender fail or refuse to fund the Permanent Commitment in accordance with its terms and the Tri-Party Agreement, Lender shall he entitled to draw upon 'he PictureTel Letter of Credit and apply the proceeds thereof to complete the Improves,,ents in the same r inner and in Progress Payments as the Loan Proceeds under this Agreement would have been disbursed it the Permanent Commitment had been in force (provided, however, that if the Permanent Commitment shall be terminated by the Borrower or if Borrower shall tail to satisfy any condition to the funding of the Permanent Commitment on or before the Maturity Date, then Lender may also elect to draw and apply the proceeds of the PictureTel Letter of Credit to reduce the principal balance of the Loan to $13,000,000) to $11,400,000);

     (c) except as provided to the contrary in (e) above, after Permanent Commitment Approval and Final Plan Approval, provided that there shall exist no default of Borrower under the Permanent Commitment, and prior to completion of the Improvements, Lender shall be entitled tc draw upon the PictureTel Letter of Credit and apply the proceeds to the Secured Obligations in such order as Lender determines only upon a default by Key Tenant under the Key Lease after notice thereof and lapse of applicable cure periods thereunder;

     (d) before Permanent Commitment Approval and Final Plan Approval and before completion of the Improvements, the face amount of the PictureTel Letter of Credit shall be reduced from time to time by an amount equal to each draw under said Letter of Credit. Upon Permanent Commitment Approval and Final Plan Approval and provided Key Tenant has been reimbursed for previous draws under the Picture Tel Letter of Credit as set forth in subsection (d) above, the PictureTel Letter of Credit Shall be increased to $7,800,000 subject only to the reductions provided under subsection (h) below; and

(e) after Permanent Commitment Approval and Final Plan Approval and after completion of the improvements, the face amount of the PictureTel Letter of Credit shall he subject to reduction on an annual basis as set forth in Exhibit
8.15 attached hereto and Lender shall be entitled to draw upon the Picture-Fel fetter of Credit and apply the proceeds thereof to the Secured Obligations in such order as lender determines only upon a default by Key Tenant under the Key Lease after notice thereof and lapse of applicable cure periods thereunder or upon the occurrence 4an Event of Default.

                                  ADDENDUM # 1

                        ROOFTOP COMMUNICATIONS EQUIPMENT

         Subject to the following and the rest of this Article and this Lease, Tenant may install satellite dishes and other communications equipment and antennas of reasonable size on the roof of the Building in a mutually agreeable location, or in another mutually agreeably location. Notwithstanding anything to the contrary, Tenant will be responsible for all Liabilities in connection with these satellite dishes and antennas and associated Systems and Equipment, including, without limitation, installation, removal, operation, maintenance, insurance, taxes and other costs and fees, and any necessary alterations or improvements to the Building or the rest of the Premises. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of these satellite dishes and antennas prior to installation and for complying with all applicable Laws. If these satellite, dishes and antennas are on a roof, Tenant will secure from the membrane roofing manufacturer certification that the installation is compatible with all design requirements and that this installation will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacturer-authorized roofing contractor for any work that requires the penetration of the existing membrane roofing system. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, will remove these satellite dishes or antennas and all associated Systems and Equipment and repair all damage. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with these satellite dishes or antennas and associated Systems and Equipment, and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection with these satellite dishes or antennas and all associated Systems and Equipment.

                                   ADDENDUM #2

                                EXTENSION OPTIONS

     2. Grant of Extension Options. Landlord grants to Tenant seven (7) options (the "Extension Options") to extend the Lease term for additional terms of ten
(10) years each on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. The Extension Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord on or before the later of: two (2) years before the expiration of the then-current term; or fifteen (1 _5) days after Landlord's written notice to Tenant of Tenant's failure to exercise, which notice may be given at any time after two (2) years before the expiration of the then-current term. If for my reason Landlord does not actually receive Tenant's unconditional written notice of exercise when required, at Landlord's election the Extension Options will lapse and become null and void and there will he no further right to extend the Lease term. If Tenant does not validly exercise an Extension Option, that Extension Option and all subsequent Extension Options shall, at Landlord's election, lapse and become null and void. The Extension Options are personal to the Tenant originally named in this Lease and may not be exercised by anyone else (except for an assignee pursuant to a valid assignment of this Lease, and then only if prior to the date for exercise set forth in this Lease the assignor and the assignee deliver to Landlord a jointly executed and unconditional written notice stating that the specific Extension Option may be exercised by the assignee; provided that notwithstanding anything to the contrary, if there is a valid assignment of this Lease then thereafter only the assignee will have the right to exercise any Extension Options and such exercise shall be subject to the terms above). The Extension Options are granted to and may be exercised by Tenant on the express condition that: (a) at the time of the exercise and at all times before the beginning of each Extension Option period, Tenant is not in default (and has not committed acts which would constitute ~a default with the passage of time or the giving of notice); and (b) on the date that Tenant validly exercises the first Extension Option Tenant is in full occupancy of and conducting material business from the Building, at such time there is no sublease of the Premises (except to a Permitted Soblessee), and together with its exercise notice Tenant delivers to Landlord an unconditional and irrevocable written waiver of its right to sublease all or any portion of the Premises (except to a Permitted Sublessee) or to enter into any agreement regarding any sublease (except with a Permitted Sublessee) for the balance of the initial term of this Lease. 1f the conditions in the previous sentence have not been satisfied with respect to any particular Extension Option, that Extension Option and all subsequent Extension Options shall, at Landlord's election, lapse and become null and void. Tl ME IS ABSOLUTELY OF THE ESSENCE.

     2. No Additional Work. Landlord will not be required to perform or pay for any work or other improvement to the Premises, and subject to the other terms of this Lease Tenant will accept the Premises in its then "as is" condition in all respects. The annual base rent for each Lease Year of each Extension Option period will be as set forth in Exhibit "DD."

     3. Cancellation. Tenant shall not have the right or power to exercise any Extension Options if this Lease has expired or been terminated pursuant to its terms.

                                  ADDENDUM #3

                                  NETPROCEEDS

     3. Cash Proceeds. "Cash Proceeds" means: all cash proceeds actually received by or on behalf of Landlord that Landlord is permitted to retain (for example, if Landlord must refund an overpayment to Tenant or a third party, the amount refunded will not be deemed to be "retained" by Landlord nor shall it be a part of Cash Proceeds hereunder) from the sale, leasing (including base rent and additional rent), assignment, subleasing, initial financing (including, without limitation, the initial financing secured by the Premises and any financing secured by the Letter of Credit, but subject, however, to Addendum #7), refinancing, encumbrance, Condemnation or other disposition of all or any portion of the Premises or any interest therein (including any additional buildings constructed on the Premises), and any casualty and rental insurance proceeds received by or on behalf of Landlord that Landlord is permitted to retain in connection with all or any portion of the Premises, any loans, advances or capital contributions made to Landlord, indemnities paid by Tenant to Landlord and any interest or investment income received by Landlord on such cash proceeds. Notwithstanding the foregoing, Cash Proceeds do nit include any amounts paid to or receivable by Landlord for, as a result of or in connection with: an exercise of any Purchase Options; Tenant's defaults, or any judgments, settlements or awards pail by Tenant or its Affiliates; amounts drawn under the Letter of Credit or the applications) of any cash security deposit, or any late charges or interest payable by Tenant; the Transfer of any interest in Landlord or in any of its partners or other Control Affiliates; or development fees, management fees or fees in lieu thereof payable to Landlord or its Affiliates pursuant to this Lease or in connection with Landlord's Work or in connection with the construction of any additional buildings on the Premises or the enlargement or other modification of the Building or the rest of the Premises; or any Net Proceeds distributed or distributable to Landlord pursuant to Section 3 below.

     4. Costs. "Costs" means: all bona fide costs and expenses of any type paid by Landlord or its Affiliates, or reasonably anticipated by Landlord to be payable by Landlord or its Affiliates, for, as a result of or in connection with all or any portion of the Premises or any interest therein or any ownership, operation, management, maintenance, repair, restoration, replacement, improvement, leasing (other than the payment of Net Proceeds hereunder), financing, refinancing or Transfer by Landlord thereof (whether or not included as part of Operating Costs, but not including any sale or conveyance to any of Landlord's Control Affiliates), or the establishment and maintenance of Landlord's existence in good standing as an entity, or any rights or Liabilities in connection with any of the foregoing, including, without limitation, costs and expenses for: the acquisition, sale or other disposition of all or any portion of the Premises and any rights appurtenant thereto (including, without limitation, all costs for due diligence, investigations, remedial work, closing costs, escrow and title fees, legal fees, professional fees and commissions); Landlord's Work and all other labor, services and materials supplied to or for the benefit of the Premises (including any additional buildings constructed on the Premises) and/or Tenant under or in connection with this Lease (including, without limitation, costs for designers, architects, engineers, draftsmen, supervision, permits and approvals, development fees (other than these payable to Landlord or its Affiliates which are excluded from Cash Proceeds as set forth in Section 1 above), fees, profit and savings payable to construction managers, contractors and subcontractors, and all other reasonably related

"hard" and "soft" costs); financing, refinancing and encumbrance of the Premises or any interest therein (including, without limitation, payment of all principal, interest, fees, commissions, appraisals, escrow and title fees, other closing costs, interest rate hedges, "caps" or "floors," and other costs in connection therewith and other amounts owed under any of the loan documents); the repayment of all bona fide capital contributions, loans or advances made by Landlord or its partners or their respective Affiliates (including, without limitation, the repayment of such amounts and commercially reasonable interest on such loans and a commercially reasonable rate of return on such contributions or advances, which in any case will be at least equal to the Bank of Boston's (or its successor's) prime rate plus one percent (I%), or the maximum rate permitted by law, whichever is less, and commercially reasonable closing costs, commissions and/or loan fees or similar fees in order to obtain such loans, contributions or advances); the payment and performance of all of Landlord's Liabilities and the exercise of Landlord's rights under or in connection with this Lease or the Premises or agreements in connection therewith (including, without limitation, costs for Taxes, Operating Costs, amounts in connection with Hazardous Substances and environmental protection, compliance will all Laws, indemnity and defense costs, and other costs in connection therewith and other amounts owed under any of the loan documents); attorneys' fees and other costs in connection with the defense or prosection of any litigation, proceedings, claims or counterclaims or as otherwise deemed necessary by Landlord; judgments, claims, awards or settlements, whether due to the fault of Landlord or its partners or otherwise; an amount per calendar year equal to forty percent (40%) of an amount (the "Tax Payments") equal to: Landlord's taxable income (if any) in the prior calendar year (other than the taxable income resulting solely from the sale or the conveyance of the Premises) less the amounts paid to Landlord for that prior calendar year pursuant to this Subclause of this Section 2, and if in any year the Tax Payments are not fully paid, then the unpaid Tax Payments shall cumulate and be paid as Costs as soon as there are sufficient Cash Proceeds; the preparation of Landlord's annual audited financial statements and any other information to be provided by Landlord under this Lease (including audits of Net Proceeds) and tax returns; corporate or partnership license fees, filing fees, business and franchise taxes and fees, and similar charges; and reserves deemed reasonably necessary by Landlord in connection with any of the foregoing. Unless otherwise specifically agreed and set forth in this Lease (e.g., with respect to the interest rate on loans or the return on capital, or with respect to management fees or fees in lieu thereof, or budgeted development fees), amounts payable as Costs by Landlord to any of its Affiliates for services rendered shall not exceed the prevailing rates that would be payable to unaffiliated third parties in an arms-length transaction. Costs do not include any of the above amounts which are directly paid by Tenant or which are funded by insurance.

     5. Payment of Net Proceeds. "Net Proceeds" means, from time to time, an amount equal to the positive amount, if any, obtained by taking an amount equal to the current amount of Cash Proceeds and deducting therefrom an amount equal to the current amount of Costs. Prior to any distribution of Net Proceeds to any of Landlord's Control Affiliates, Landlord first will pay to Tenant Net Proceeds in amount equal to: the unrepaid Reconstruction Costs (if any) until the Reconstruction Costs have been repaid in full; and the unrepaid Cure Payments (if any) until the unrepaid Cure Payments have been repaid in ftlll; and the reasonable costs and expenses incurred by Tenant in good faith to third parties in validly exercising its Right of Self Help as set forth in Section 14.4, but excluding therefrom any of such costs and expenses that otherwise would qualify as Operating Costs under Article 7. Thereafter, Landlord will pay to_Tenant one-half ('/~) of all Net Proceeds available for distribution at the same times as Net

Proceeds are distributed by Landlord to its Control Affiliates. These payments to Tenant will be deemed to be a reduction in Tenant's rent already paid from time to time under this Lease (although they may not he credited, offset or deducted against Tenant's current or future rent payments owed). Payments of Net Proceeds to Tenant during any year shall be subject to an annual reconciliation for that year (which shall occur after the end of that year), and any amounts overpaid to Tenant or owed by Landlord shall be adjusted in cash between the parties within thirty (30) days after such annual reconciliation is delivered. Upon 'tenant's written request in each instance, Landlord will furnish to Tenant reasonable backup information for its annual reconciliations, including copies of Landlord's most recent financial statements. Within ninety (90) days after delivery of each of Landlord's annual reconciliations, and upon at least fourteen (14) days' prior written notice to Landlord, not more than once in each calendar year Tenant may audit Landlord's books and records applicable to the period after the last annual reconciliation in order to verify the accuracy of Landlord's calculation of Net Proceeds. Such audit will be conducted only during regular business hours where Landlord maintains its books and records (which Landlord agrees will be in Massachusetts or California) and Tenant will deliver a copy of the audit to Landlord within fifteen (15) days after receipt by Tenant. All audits will he conducted at Tenant's cost and expense and shall be conducted only by Tenant or its designated professional representatives.

     6. Termination of Rights. Notwithstanding anything to the contrary, as of the date of the first occurrence of any or all of the following, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will terminate and lapse completely, except that the entity that is the Landlord immediately prior to the occurrence of any or all of the following shall remain obligated to pay to Tenant (or at such entity's election credit against amounts owed by Tenant to such entity) Tenant's share of undistributed Net Proceeds (if any) existing as of the date of such occurrence:

     (a) The termination or expiration of this Lease in accordance with its terms.

     (b) A default by Tenant under this Lease.

     (c) The closing of any bona fide sale or other conveyance by Landlord of all or any portion of the Premises, or any interest therein (which shall not he deemed to include an interest in Landlord), which sale or conveyance is not prohibited under this Lease, but Tenant's rights and Landlord's obligations with respect to Net Proceeds shall continue with respect to the portions of the Premises or interests therein, if any, still retained by Landlord and with respect to any Net Proceeds received by Landlord in connection with such sale or other conveyance (except with respect to a sale pursuant to a Purchase Option or a sale associated with an "LC Return" as defined in Subsection (d) below).

     (d) The sale or other conveyance by Landlord of all or any portion of the Premises or any interest therein, which sale or conveyance is not prohibited under this Lease, provided that prior to or on or about the closing of such sale or conveyance, the Letter of Credit is returned to Tenant undrawn (or if drawn upon, with any outstanding LC Advances repaid in full) and with no obligation on the part of Tenant to supply additional Letters of Credit under this Lease, and in such event Tenant shall not have any continuing rights nor shall Landlord have any continuing obligations with respect to Net Proceeds, whether received by Landlord in connection with such sale or conveyance or otherwise. The return of the Letter of Credit to Tenant as described above is called the "LC Return."

     4. Unaffected Parties. Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under this Addendum will not he binding on and will not affect or otherwise apply in any way to:

     (a) Any party that, in a bona fide transaction, purchases or otherwise acquires all or any portion of the Premises or any interest therein, or its successors, assigns and purchasers, or their respective Affiliates (unless any such sale or conveyance is prohibited under this Lease); or

     (b) Landlord's Mortgagees, whether or not they take title to or acquire all or any portion of the Premises or any interest therein, and their successors, assigns and purchasers, or their respective Affiliates.

     5. Personal Rights. Notwithstanding anything to the contrary, the rights granted to Tenant under or in connection with this Addendum are granted to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly exectited written notice stating unconditionally that the assignee has the right to exercise such rights), and Tenant shall not, and shall not have the right or power to, otherwise assign or Transfer any of these rights. If at the time of a valid assignment the assignor and the assignee deliver to Landlord a jointly executed written notice directing Landlord to pay a portion of the Net Proceeds otherwise payable to the assignee instead to the assignor, then Landlord will continue to pay that portion of the Net Proceeds to the assignor until and unless Landlord receives from the assignor and the assignee a jointly executed written notice changing such direction to Landlord and then Landlord shall pay in accordance with the new direction.

                                  ADDENDUM #4

                        RIGHT OF FIRST OFFER TO PURCHASE

1.  Grant of Rights.

     (a) Subject to the terms of this Addendum, before Landlord sells or conveys the Premises during the initial Lease term (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) Landlord shall notify Tenant in writing (the "Offer Notice") of the purchase price and the terms of payment thereof (e.g., all cash, or cash and purchase money financing or assumption of debt) that Landlord intends to accept for the Premises (the "Offer Price").

     (b) Within sixty (60) days after delivery of the Offer Notice, Tenant shall notify Landlord in writing that it unconditionally elects one of the two (2) following alternatives:

         (i) To purchase the Premises for the applicable Offer Price and otherwise on the terms of this Addendum. (Tenant's election of the alternative described in this Subsection (i) is referred to as the "Purchase Election.")

         (ii) [INTENTIONALLY OMITTED]

         (iii) To permit Landlord to sell or convey the Premises in accordance with this Addendum and to continue to lease the Premises on the terms of this Lease. (Tenant's election of the alternative described in this Subsection (iii) is called the "Existing Lease Election.")

     (c) TIME IS ABSOLUTELY OF THE ESSENCE. If for any reason Landlord does not actually receive Tenant's unconditional written notice of election as and when required, Tenant shall be deemed to have elected the Existing Lease Election. At Landlord's election, all of Tenant's rights and Landlord's obligations under or in connection with this Addendum shall lapse and become null and void if Tenant defaults hereunder or under the rest of this Lease at any time prior to any closing hereunder, or if Tenant-defaults in connection with any closing hereunder or fails to close as required after its election of the Purchase Election (an "Offer Default"). Any amounts payable under this Addendum in connection with the Purchase Election are deemed to be amounts payable under the Lease, and any default hereunder will be deemed to be a default under the Lease and in such case Landlord shall be entitled to all rights and remedies hereunder and under the rest of the Lease, including, without limitation, the right to require specific performance from Tenant. If Tenant commits an Offer Default, Tenant also shall indemnify and hold Landlord harmless from and against all Liabilities incurred by Landlord that arise from or in connection with the Offer Default.

     2. Purchase Election. If Tenant validly exercises the Purchase Election, then Landlord shall sell and Tenant shall purchase the Premises on the following terms and conditions:

     (d) The Offer Price for the Premises shall be as specified in the Offer Notice, and the cash portion of the purchase price for the Premises shall be payable by cashier's check or wire transfer of immediately available funds to or at the direction of Landlord and will be payable in full on or before the scheduled closing date. In addition to the cash portion of the purchase price, as of the closing Tenant shall, as and to the extent set forth in the Offer Notice, either repay in full all mortgage loans) secured by the Premises, and any other loan secured by the Letter of Credit (if separate from such mortgage loan(s)), other than those that are Unpermitted Financing (the "Existing Loans") (including, without limitation, any prepayment or "breakage" fees or similar charges) or assume the Existing Loans, and in any case Tenant will cause the lenders) to release Landlord and its Affiliates as of the closing from all Liabilities in connection with the Existing Loans and Tenant shall indemnify and hold Landlord and its Affiliates harmless from all further Liabilities in connection with the Existing Loans. In addition to the purchase price, Tenant shall pay all closing costs of any type (other than Landlord's attorneys' fees and costs), including, without limitation, commissions (if any) and the costs of deed stamps and documentary and transfer taxes and fees, surveys, title insurance, escrows, recording and other similar fees and costs. Base rent will be prorated between the parties as of the closing date, but there will be no other prorations or adjustments.

     (e) The closing will occur at a location in Massachusetts and on a date specified by Landlord pursuant to written notice to Tenant, which date will be at least three (3) months but no more than six (6) months after the Purchase Election. At the closing, Landlord will execute and deliver to Tenant a Massachusetts Quitclaim Deed (which will be subject to all matters of record and all title and survey exceptions), an affidavit of Landlord stating Landlord's U.S. taxpayer identification number and that Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended or Landlord shall provide the necessary forms if Landlord is a "foreign person"), and a blanket assignment to Tenant of all third party guaranties, warranties, permits, certificates, consents and approvals pertaining to the Premises that are assignable by Landlord, to the extent assignable at no cost or Liabilities to Landlord (unless Tenant advances such costs and discharges such Liabilities, in which case they shall be assigned to the extent assignable by Landlord).

     (f) Tenant specifically acknowledges and agrees that Landlord will sell and Tenant will purchase the Premises on an "as is with all faults" basis, subject to all exceptions to and defects of title, whether or not of record (but sub ~ ject also to Tenant's rights and Landlord's obligations as set forth below), and that Tenant will not rely on nor will Landlord or any of its Affiliates be deemed to have made, any representations or warranties of any kind, express or implied including, without limitation, those in connection with the physical condition of the Premises (including, without limitation, any matters involving Hazardous Substances or compliance with any Laws), or the nature of title to the Premises, or the advisability of Tenant's purchase of the Premises). However, until and unless Tenant otherwise agrees in writing or defaults Landlord will not voluntarily execute any documents affecting title that materially adversely affect Tenant's operations or that render title to the Premises unmarketable (but easements, dedications or other documents for access, drainage, utilities or services (including cabling), curb cuts, or as otherwise may be needed to comply with applicable Laws or to enable Landlord to meet its obligations under this Lease or in connection with the construction of any new buildings) or the enlargement of the Building per this Lease, will nest be deemed to be violations of this restriction). If this restriction is violated after the exercise of the Purchase Election, Tenant shall have the right to terminate that Purchase Election without liability and receive any deposit back. Notwithstanding the foregoing, even if Tenant has validly exercised a Purchase Election, Tenant shall have the right to terminate that Purchase Election without liability (except for Landlord's out-of-pocket costs) and shall not be required to close the purchase if, after the exercise of the Purchase Election but prior to closing, there is a casualty that causes damage of the type and to the extent described in Section 16.2(b)(x) such that Tenant otherwise would have the right to terminate this Lease, and in the reasonable judgment of a qualified independent contractor hired by Landlord it will take more than two (2) years from the date of the damage to restore access or restore or replace the destroyed parking spaces or substantially complete the repairs that Landlord would have been required to make, and Tenant notifies Landlord of its intent to terminate within thirty (30) days after receiving the notice from Landlord's contractor, which shall be provided as soon as reasonably practicable after the damage occurs. If these circumstances occur, the closing date shall be extended as necessary to accommodate this thirty (30)-day period. If Tenant does not so terminate, or if Tenant is not permitted to so terminate as a result of a casualty, as of the closing Landlord will assign to Tenant all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing). Notwithstanding anything to the contrary, if Landlord is in the process of repairing or rebuilding casualty damage and Tenant subsequently validly exercises a Purchase Election: Landlord will continue the process of repairing or rebuilding as otherwise required in this Lease until the closing date under the Purchase Election; Tenant will be deemed to have waived its right to terminate this Lease under Article 16, and its right to terminate the Purchase Election in connection with that casualty or any repairs or rebuilding in connection therewith; Landlord will assign to Tenant as of the closing all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing), and Landlord shall assign to Tenant and Tenant shall assume all rights and Liabilities of Landlord under the contracts entered into in connection with the repair or rebuilding to the extent assignable and Tenant shall indemnify Landlord and its Affiliates for and hold them harmless from all Liabilities in connection therewith; and Landlord shall be obligated to continue to repair or rebuild after the closing date only if and to the extent actually agreed to by Landlord and Tenant in good faith and in writing at the time.

     (g) As of the closing, Tenant and its Affiliates will be deemed to have released and discharged Landlord and its Affiliates from, and to have waived, all Liabilities of any type, known or unknown, including, without limitation, Liabilities tinder or in connection with this Lease and/or the Premises (except as set forth in the last sentence of Subsection (e) below). As a condition to closing, Landlord may require that Landlord's Mortgagees release Landlord and its Affiliates from Liabilities under or in connection with any Superior Leases or Mortgages. From and after the closing, Tenant shall indemnify, defend anc: hold Landlord free and harmless from all Liabilities under or in connection with this Lease and/or the Premises and/or the purchase thereof (except as set forth in the last sentence of Subsection (e) below).

     (h) Time is of the essence in this Addendum. If Tenant defaults hereunder after the closing under a Purchase Election or Tenant or Landlord defaults under any of the documents delivered by it in connection therewith, in addition to any rights and remedies available to each of the respective parties, each party shall have all rights and remedies at law and in equity, all of which are cumulative and not exclusive, including, without limitation, the right to require specific performance. The exercise of a Purchase Election or any closing as a result thereof shall not relieve Tenant or Landlord from any Liabilities for any defaults under this Lease, nor will they extinguish Liabilities for any indemnities or other obligations that survive pursuant to the terms of the rest of this Lease or this Addendum.

3.  [INTENTIONALLY OMITTED]

4.  Existing- Lease Election.
    ------------------------

     (i) 1f Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then for the next twelve (I2) months after Tenant's election, Landlord may not sell or convey the Premises (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) for a purchase price which is less than ninety-seven percent (97%) of the applicable Offer Price without first delivering to Tenant a new Offer Notice with an Offer Price equal to such new, lower purchase price. If Landlord delivers such a new Offer Notice, then Tenant shall have the right to elect either the Purchase Election or the Existing Lease Election in accordance with the procedures established in Section 1 above, except that Tenant will have forty-five (45) days, and not sixty (60) days, within which to respond to Landlord's new Offer Notice. If within twelve
(12) months after Tenant validly elects (or is deemed to have elected) the Existing Lease Election in accordance with this Section 3 Landlord has not executed a binding agreement to so] l or convey the Premises for a purchase price which is equal to or greater than ninety-seven percent (97%) of the new, lower Offer Price, or if Landlord has entered into such a binding agreement within the twelve (12)-month period but fails to close thereunder, then the terms and conditions in Section 1 above again will apply.

     (j) If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then Tenant will have the right, upon written request to Landlord, to participate reasonably and in good faith with Landlord in the negotiations conducted by Landlord to sell or convey the Premises, which negotiations will be subject to Landlord's control and direction. Tenant acknowledges and agrees that the manner and substance of these negotiations are critical to Landlord, and so Tenant will support Landlord's negotiating positions (provided that, unless Tenant otherwise agrees, such negotiating positions do not attempt to change Tenant's rights and obligations under this Lease) and will not attempt to delay, obstruct or hinder these negotiations. Landlord will have the right at any time and in its sole discretion to suspend, terminate or continue such negotiations and, subject to Subsection (a) above, Articles 6 and 7 of this Addendum and the parenthetical in the preceding sentence, to accept or reject terms offered by prospective buyers and to execute documents and agreements, binding or otherwise, in connection with a sale or conveyance of the Premises. Tenant shall not have the right or power nor shall it attempt to bind Landlord in connection with a sale or conveyance of the Premises or to deal directly or negotiate alone with any prospective buyer or its agents without Landlord's prior written consent.

5. Termination of Rights. Notwithstanding anything to contrary, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

     (k) The termination or expiration of the Lease term in accordance with its terms, prior to any closing hereunder; or

     (l) The bona fide purchase or other acquisition of all or substantially all of the Premises other than by any of Landlord's Control Affiliates prior to the valid exercise of the Purchase Election hereunder and other than any sale or conveyance which is prohibited under this Lease; or

     (m) As set forth in Section 9 below; or

     (n) At the end of the initial Lease term.

6. No Sale to Direct Competitors. Unless and until Tenant's rights under this Addendum have lapsed or terminated, Landlord shall not sell or convey the Premises to: AT&T, Intel, VTEL Corp., and Sony.

7. [INTENTIONALLY OMITTED]

8. Unaffected Parties. Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

9. Personal Rights . Notwithstanding anything to contrary, the rights of Tenant in this Addendum are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else-(other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease pursuant to which Tenant has become a Released Assignor, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of its rights under or in connection this Addendum. Tenant may assign this Lease without granting to the assignee the rights of Tenant under this Addendum, and in such event: Tenant will retain those rights if and onl~: if Tenant has not become a Released Assignor in connection with its valid assignment of this Lease.

                         CONTINUING GUARANTY OF SUBLEASE

     1. Definitions. "Guarantors" means CABLETRON SYSTEMS, INC., a Delaware corporation. "Sublease" means the Sublease, dated N 4 , 1998, between Sublessor and Sublessee with respect to any part of or space in the project now commonly known as 50 MINUTEMAN ROAD located in ANDOVER, MASSACHUSETTS, and all existing and future amendments to that Sublease and agreements related thereto and any other sublease of 50 MINUTEMAN ROAD between Sublessor and Sublessee. "Sublessee" means CABLETRON SYSTEMS SALES AND SERVICE INC., and its successors, assignees, sublessees, other transferees, heirs and representatives. "Sublessor" means PICTURETEL CORPORATION and its successors, assigns and other transferees. Other terms used in this Guaranty have the same meanings as those used in the Sublease.

     2. Guaranty. For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Guarantors irrevocably and unconditionally guaranty the timely payment, performance and observance of all of Sublessee's obligations, liabilities, representations and warranties under the Sublease, and agree to pay all amounts due under the Sublease to the party or parties entitled thereto (whether by acceleration or otherwise) and indemnify and defend Sublessor and any other parties entitled thereto and hold Sublessor and any other parties entitled thereto harmless from all other costs, damages, claims and liabilities of any type (including, without limitation, attorneys' fees and costs) arising from or in connection with Sublessee's default under the Sublease, Guarantors' breach of this Guaranty, and any disputes, suits or actions among Guarantors and any other persons or entities. Payment and performance due from Guarantors shall be rendered immediately without offset, deduction or counterclaim.

     3. Continuing Guaranty. This is a continuing guaranty of payment and performance, not merely of collection, and is an agreement of surety. Guarantors' obligations are separate and distinct from Sublessee's obligations under the Sublease and Guarantors' obligations under any other guaranties that have been or may be made by Guarantors in favor of Sublessor, and are primary and direct. All Guarantors (if more than one) are jointly and severally liable. Guarantors' obligations will continue and will not be diminished, affected or discharged in any way, whether or not: (a) Sublessor or Sublessee sells, assigns, sub-subleases or otherwise Transfers all or any portion of the Premises or its interest under the Sublease; (b) the Sublease terminates or expires or is amended or extended or the Premises is vacated or surrendered; (c) either party grants extensions or waivers under the Sublease or exercises or exhausts any rights or remedies under the Sublease; (d) Sublessor obtains additional guarantors hereunder or otherwise or security for the obligations of Sublessee or Guarantors, or releases or discharges any of the Guarantors, any other guarantors or any security, or proceeds or fails to proceed against Sublessee, any of the Guarantors, any other guarantors, any other person or entity~ or any security, in any manner or priority; (e) Guarantors' obligations are larger or more burdensome than Sublessee's; or (f) Sublessee is relieved of any liability or obligation under the Sublease or all or any part of the Sublease is or becomes void, invalid, or unenforceable or is terminated, by agreement, operation of law or otherwise, including, without limitation, by reason of bankruptcy, insolvency, reorganization, assignment, arrangement, readjustment, composition, liquidation, receivership or other similar proceeding, disability or incompetency, lack of authority or capacity, impossibility, illegality, duress, coercion or otherwise.

     4. Waivers. Guarantors waive and will not assert or claim: (a) demand, presentment and protest; (b) notice of any kind, including, without limitation, notice of default under or the amendment of the Sublease and notice of any of the other matters in Article 3 above; (c) any right to require Sublessor or any other party to proceed in any manner, or exercise, fail to exercise or exhaust any rights and remedies, under the Sublease, this Guaranty or any other agreements, or against Sublessee, any of the Guarantors, any other guarantors, any security, or any other person or entity; (d) any defense arising out of the absence, impairment, election of remedies or loss of any rights or remedies of Guarantors, including, without limitation, rights of reimbursement or subrogation, whether resulting from Sublessor's conduct or otherwise; (e) any deduction, counterclaim or offset, any defense based on the statute of limitations, and any claim or defense based on any of the matters described in
Article 3 hereof; and (f) any other remedies, defenses or benefits Guarantors may derive from any law or decision benefiting or protecting a guarantor or surety, to the extent waivable.

     5. Sublessor's Reliance. Any obligations created by or on behalf of Sublessee or those purporting to act on Sublessee's behalf may be relied on by Sublessor and are guaranteed under this Guaranty. Guarantors are solely responsible for informing themselves about Sublessee's financial condition, the likelihood of Sublessee's default, the terms of the Sublease, and all other matters.

     6. Miscellaneous. To be effective, all waivers by Sublessor must be in writing, specify the act or omission waived, and be signed by Sublessor, and all amendments to this Guaranty must be signed by Sublessor and Guarantors and consented to by the Landlord under the Main Lease. This Guaranty is the entire agreement between Guarantors and Sublessor regarding this subject matter and supersedes all prior agreements and understandings, oral or written, except for the Consent Letter, dated as of the date hereof, among Sublessor, Sublessee, Guarantors and 50 Minuteman Limited Partnership and the "Non-Disturbance Agreement" (as defined therein). Each Guarantor represents and warrants that all information, financial or otherwise, that has been or will be furnished to Sublessor by or on behalf of Guarantor will be true and accurate in all material respects and not incomplete or misleading in any way, and that he, she or it is gaining a material benefit from the Sublease. Until and unless all of Sublessee's obligations and liabilities under the Sublease and all of Guarantors' obligations and liabilities hereunder have been fully paid and performed, Guarantors will have no right of subrogation against Sublessee, Guarantors subordinate all present and future obligations and liabilities due to them from Sublessee to Guarantors obligations and liabilities hereunder, and Guarantors will not enforce any rights or remedies they may have against Sublessee. Sublessor has not made and Guarantors are not relying on any representations or warranties of any type. This Guaranty will be governed and enforced under Massachusetts law. As a further inducement to Sublessor to enter into the Sublease, Guarantors waive trial by jury in any action or proceeding in connection with this Guaranty. Guarantors irrevocably submit to and agree not to contest the personal and other jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with the Sublease or involving Sublessor or Guarantors in any way, and Guarantors agree not to seek a change of venue or to bring any claim, action or proceeding in any other courts. If any portion of this Guaranty is invalid or unenforceable, the remainder of this Guaranty will not be affected and it will be valid and enforceable to the greatest extent permitted by law. Time is of the essence. If Sublessor elects or is required to give a notice to a Guarantor, notice may be given by personal delivery, mail, overnight courier or electronic means (such as telecopier), or in any other manner as may be permitted by law, and will be deemed given upon delivery (or, if mailed, four days after it is deposited with the U. S. Mail) to that Guarantor's address as set forth below, or to such other address as that Guarantor may previously have specified in writing to Sublessor. Each Guarantor specifically waives personal service of any summons, complaint or other process and agrees that service may be made by Registered Mail, Return Receipt Requested, postage pre-paid, directed to it in care of the address below, or by any other method if such other method is permitted under applicable laws. This Guaranty is binding on Guarantors and their successors, assigns, transferees, heirs, representatives and estates, and inures to Sublessor's benefit. This Guaranty may be executed in counterparts.

     IN WITNESS WHEREOF, intending to be legally bound hereby, Guarantors have executed this Guaranty under seal, and this Guaranty is effective as of the date of the Sublease.

ADDRESS:                                     "GUARANTORS"

35 Industrial Way Rochester,                  CABLETRON SYSTEMS, INC.
New Hampshire 03866
Attn: Legal Department                        By: /s/ Craig R. Benson
                                                 --------------------------
                                                 Name: Craig R. Benson
                                                 Title: President
                                                 Authorized Signature


                                              By:  /s/ David Kirkpatrick
                                                  ---------------------------
                                                  Name: David Kirkpatrick
                                                  Title: Chief Financial Officer
                                                  Authorized Signature